    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2007

                                                         REGISTRATION NO. ______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  CATUITY INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                       7371                  38-3518829
       (STATE OR OTHER             (PRIMARY STANDARD         (I.R.S. EMPLOYER
JURISDICTION OF INCORPORATION  INDUSTRIAL CLASSIFICATION  IDENTIFICATION NUMBER)
      OR ORGANIZATION)                CODE NUMBER)

                          300 PRESTON AVENUE SUITE 302
                            CHARLOTTESVILLE, VA 22902
                                 (434) 979-0724
                        (ADDRESS AND TELEPHONE NUMBER OF
          PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                                 DEBRA R. HOOPES
                             CHIEF FINANCIAL OFFICER
                          300 PRESTON AVENUE SUITE 302
                            CHARLOTTESVILLE, VA 22902
                                 (434) 979-0724
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                                 PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM       AGGREGATE        AMOUNT OF
               SECURITIES TO                  AMOUNT TO BE     OFFERING PRICE     OFFERING PRICE    REGISTRATION
               BE REGISTERED                   REGISTERED        PER UNIT(1)            (1)              FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share,
   underlying convertible preferred stock    215,384 shares         $3.25           $  700,000         $74.90
----------------------------------------------------------------------------------------------------------------
Common Stock underlying convertible
   debentures                                553,846 shares         $3.25           $ 1,800,000         $192.60
----------------------------------------------------------------------------------------------------------------
Total                                        769,230 shares                         $2,500,000         $267.50
================================================================================================================

(1) Calculated solely for the purposes of determining the registration fee pursuant to Rule 457(g) promulgated under the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT CATUITY INC. FILES WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2007

PROSPECTUS

                                 (CATUITY LOGO)
                           REACH - REWARD - RETAIN(R)

                         769,230 SHARES OF COMMON STOCK

          We have prepared this prospectus to allow the selling stockholders to offer for resale up to 769,230 shares of our common stock to be issued by us to the selling stockholders pursuant to conversion of convertible notes and shares of convertible preferred stock that we sold to the selling stockholders in a private placement completed on November 22, 2006 and approved by our stockholders on February 5, 2007.

          The shares of common stock offered by this prospectus could be sold in several ways, including in the open market or otherwise at prevailing market prices at the time of sale, in privately negotiated transactions at prices agreed upon by the parties or through any other means described under the heading "Plan of Distribution" beginning on page 42. The selling stockholders may elect to sell all, a portion of, or none of the shares of common stock offered hereby. Our company is not selling any shares of common stock in this offering and therefore we will not receive any proceeds from any sale of securities offered by this prospectus. We are registering the shares of common stock offered under this prospectus to satisfy registration rights that we granted to the selling stockholders in connection with the purchase of the common stock by the selling stockholders. We have agreed to pay for all expenses in connection with the registration of the securities offered by this prospectus.

          Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "CTTY" and is traded on the Australian Stock Exchange under the symbols "CAT" and "CATN". On February 5, 2007, the last sales price of our common stock as reported on the Nasdaq SmallCap Market was $3.52 per share.

          No underwriter or any other person has been engaged to facilitate the sale of the securities in this offering.

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK THAT IS DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 1 OF THIS PROSPECTUS. WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK OFFERED HEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 8, 2007.

                               TABLE OF CONTENTS

                                  PART I

FORWARD LOOKING INFORMATION...............................................     5
PROSPECTUS SUMMARY........................................................     6
ABOUT THE OFFERING AND THIS PROSPECTUS....................................     6
RISK FACTORS..............................................................     7
USE OF PROCEEDS...........................................................    16
THE COMPANY...............................................................    16
THE BUSINESS..............................................................    17
PROPERTIES................................................................    22
LEGAL PROCEEDINGS.........................................................    22
DIRECTORS AND EXECUTIVE OFFICERS..........................................    23
DIRECTOR AND EXECUTIVE COMPENSATION.......................................    25
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS............    28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................    29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
   OPERATIONS.............................................................    29
MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK.............................    38
DESCRIPTION OF CAPITAL STOCK..............................................    39
SELLING STOCKHOLDERS......................................................    41
PLAN OF DISTRIBUTION......................................................    42
EXPERTS...................................................................    44
LEGAL MATTERS.............................................................    44
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
   LIABILITIES............................................................    44
WHERE YOU CAN FIND MORE INFORMATION.......................................    45
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
   DISCLOSURE.............................................................    45

                                  PART II

INFORMATION NOT REQUIRED IN PROSPECTUS....................................    46
   INDEMNIFICATION OF DIRECTORS AND OFFICERS..............................    46
   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION............................    46
   RECENT SALES OF UNREGISTERED SECURITIES................................    46
   EXHIBITS...............................................................    48
   UNDERTAKINGS...........................................................    48
INDEX TO FINANCIAL STATEMENTS.............................................   F-1

                                     PART I

                           FORWARD LOOKING INFORMATION

          This document includes "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the expected results. All statements other than statements of historical fact made in this document are forward looking. In some cases, they can be identified by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should consider various factors that may cause actual results to differ materially from any forward-looking statements.

          Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievement. Moreover, neither we nor any other person assumes liability for the accuracy and completeness of the forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: changes in currency exchange rates from period to period, inflation rates in the United States and Australia, recession, and other external economic factors over which the Company has no control; the timing and speed with which our major customers and prospects execute their plans for the use of our loyalty software and services; continued development of the Company's software products; competitive product and pricing pressures; use of internally developed software applications; patent and other litigation risks; the risk of key staff leaving the Company; the risk that major customers of the Company's products and services reduce their requirements or terminate their arrangements with the Company; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes. In this prospectus, we refer to Catuity Inc. and our wholly owned subsidiary, Loyalty Magic Pty Ltd as "our company," "we," "us" and "our."

     Catuity provides technology-based solutions to retailers that are designed to increase the profit they receive from their customers at the Point of Sale
(POS). Today, the Company sells a hosted, ASP-based system that enables the processing of member-based loyalty programs and which can deliver customized discounts, promotions, rewards and points-based programs which are designed to help retailers find, keep and profit from their best customers. The Company also enables gift card solutions. In late 2004, the Company introduced the first version of its new platform, the Catuity Advanced Loyalty System (CALS). The system enables robust and highly customizable programs which work on a retailer's payments terminals, Electronic Cash Register and on their internal store networks. Catuity also offers IT services to retailers to support their POS systems maintenance and custom development needs for both the deployment of our technology solution and those of third parties which also touch the point of sale.

     Our executive offices are located at 300 Preston Avenue, Suite 302, Charlottesville, VA 22902, and our telephone number is (434) 979-0724. We maintain a site on the World Wide Web at the address http://www.catuity.com. The information on our web site is not a part of this prospectus or incorporated by reference herein.

     WE URGE YOU TO REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF THE RISKS OF INVESTING IN OUR COMMON STOCK.

                     ABOUT THE OFFERING AND THIS PROSPECTUS

     This prospectus covers the resale of up to 769,230 shares of Common Stock by the Selling Stockholders identified in this prospectus under the section of this document titled "Selling Stockholders." On November 22, 2006, we closed on a sale of convertible notes and convertible preferred shares to the Selling Stockholders pursuant to a certain Securities Purchase Agreement, for aggregate proceeds of US$2,250,000. The Selling Stockholders will acquire the shares offered by this prospectus from us by conversion of the convertible notes and convertible preferred shares they now hold. We will not receive any proceeds from the resale of shares by any Selling Stockholder. We have agreed to bear all expenses of registration of the Common Stock offered by this prospectus.

          This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, sell the Common Stock described in this prospectus. We may prepare a prospectus supplement at any time to add, update or change the information contained in this prospectus. This prospectus does not contain all the information you can find in the registration statement or the exhibits filed with or incorporated by reference into the registration statement. You should read this prospectus and any prospectus supplement together with the registration statement, the exhibits filed with or incorporated by reference into the registration statement and the additional information described under the section of this document titled "Where You can Find More Information."

                                  RISK FACTORS

          The Company's business, financial condition and operating results could be adversely affected by any of the following factors. These risks and uncertainties, however, are not the only ones that the Company faces. Additional risks and uncertainties not currently known to the Company, or that the Company currently thinks are immaterial, may also impair its business operations.

    FACTORS AFFECTING OUR OPERATING RESULTS, OUR BUSINESS AND OUR SHARE PRICE

                          RISKS RELATED TO OUR BUSINESS

          WE HAVE A HISTORY OF LOSSES.

          As of December 31, 2005, we had an accumulated deficit of $37,246,156 and as of September 30, 2006 we had an accumulated deficit of $40,709,742. To date, we have not achieved profitability. While management believes our strategies will be successful, there can be no assurance that our business strategies will be successful or that significant revenues or profitability will be achieved. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on an ongoing basis. Further, customer perceptions concerning our financial condition - particularly if our auditors include a "going concern" explanatory paragraph in our auditor report in the 2006 financial statements - may adversely affect our customers' decisions to do business with us.

          In 2004, Catuity underwent a significant change in its business strategy following the 3rd quarter decision of a large U.S. chain retailer to stop issuing smart cards to its customers that held their Visa co-branded credit card. This resulted in Catuity adopting a change in its business strategy. As of September 30, 2004, the accumulated deficit stood at $33,528,279 and since that time has increased by $7,181,463 in the following 24 months. We currently anticipate that we will need additional outside capital before the end of the second quarter of 2007.

          WE MAY BE ADVERSELY AFFECTED IF WE FAIL TO RETAIN KEY PERSONNEL AND ATTRACT NEW QUALIFIED PERSONNEL.

          Our operations will depend on our ability to attract new key personnel and retain existing key personnel. We have from time to time in the past experienced, and we expect to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we are unable to hire or retain key employees, our business, results of operations and financial condition will be harmed.

          WE WILL BE ADVERSELY AFFECTED IF OUR CALS PRODUCT DOES NOT ACHIEVE MARKET ACCEPTANCE.

          We will be adversely affected if the generation of software, the Catuity Advanced Loyalty Systems ("CALS") introduced in late 2004, does not achieve market acceptance. There can be no assurance that the product will perform all the desired functions, or offer sufficient price/performance benefits or meet the technical or other requirements of customers. Despite testing of our product prior to its commercial release, there can be no assurance that all performance errors or deficiencies have been discovered and remedied, that additional errors or deficiencies will not occur, or if they occur, that we will be able to correct such errors and deficiencies.

          FAILURE TO OBTAIN CERTIFICATIONS IN A TIMELY MANNER.

          To deploy our technology on behalf of a client, Catuity must install a specialized application in the point of sale device used by its client. Because of the diverse range of payment terminals, readers, electronic cash registers and proprietary checkout systems used by merchants and retailers, Catuity must certify its application to meet the standards of the independent manufacturers of each model and series of terminals. Equally important, in some cases, Catuity's POS application must be certified by the payments processor who manages payment transactions for merchants and retailers. Catuity has been successful in previous efforts with market leaders in terminal manufacturing including Verifone, Hypercom and Schlumberger. However, we can make no assurance that the Company will be able to obtain future certifications in a timely manner. If we fail to obtain the necessary certifications, it could have a material adverse impact us, including the loss of existing business, extended delays in closing new business and/or the impairment of future revenues.

          SALES ACTIVITIES WITH PROSPECTIVE CUSTOMERS MAY NOT GENERATE REVENUE FOR THE COMPANY.

          The success of our operations will be highly dependent on our ability to generate revenue from current and future prospective customers. While management believes that the Company will be successful in generating revenue from prospective customers there can be no assurance of the level of revenue that will be generated.

                          RISKS RELATED TO OUR INDUSTRY

          COMPETITION IN THE APPLICATION SOFTWARE INDUSTRY COULD HARM OUR BUSINESS.

          The application software industry is highly competitive, rapidly developing and subject to constant innovation and change. Numerous other companies operate incentive marketing programs using both electronic and paper based systems, both for retail stores and the Internet. Many of these companies have significantly longer operating histories, greater name recognition, larger customer bases and greater financial, technical and marketing resources than we do.

          Our competitors may respond more quickly than we can to changing technologies and customer requirements. For example, these competitors may:

     -    conduct more extensive marketing campaigns to capture market share;

     -    provide more attractive incentive and pricing packages to customers;

     - negotiate more favorable contracts with existing and potential employees and strategic partners;

     - establish cooperative relationships among themselves or with third parties, including large Internet participants, to increase the ability of their products and services to address the needs of prospective customers;

     - bundle their products with other software or hardware, including operating systems and browsers, in a manner that may discourage users from purchasing products offered by us;

     - establish cooperative relationships with our current or potential competitors, thereby limiting our ability to sell our products through particular reseller channels; and

     - more quickly develop new products and services or enhance existing products and services.

          Our ability, and the ability of our resellers, to compete effectively in the market for application software for incentive and loyalty marketing programs will depend upon a variety of factors, including our ability to provide high quality products and services at prices generally competitive with, or lower than, those charged by our competitors. There can be no assurance that we will be able to compete successfully. Moreover, there can be no assurance that certain of our competitors will not be better situated to negotiate contracts with retailers and resellers that are more favorable than contracts we negotiate. In addition, there can be no assurance that the competition from existing or new competitors or a decrease in the rates charged for products and services by our competitors will not materially and adversely affect us.

          NEW TECHNOLOGIES COULD RENDER OUR PRODUCT OBSOLETE.

          The application software business is characterized by rapid technological change, new product introduction and evolving industry standards. Advances in applications software or the development of entirely new technologies to replace existing applications software could render our product obsolete and unmarketable. Our success will depend, in significant part, on our ability to make timely and cost- effective enhancements and additions to our technology and to introduce new products and services that meet customer demands. There can be no assurance that we will be successful in developing new products, services and enhancements. Delay in the introduction of new products, enhancements or services, the inability to develop such new products, enhancements or services or their failure to achieve market acceptance could have a material adverse effect on us.

          WE MAY FACE RISKS RELATED TO THE STORAGE OR PROVISION OF INACCURATE OR CONFIDENTIAL INFORMATION.

          It is possible that information provided through the use of our product or information that is copied and stored by customers that have deployed our product may contain errors. In such event, third parties could make claims against us for losses incurred in reliance on such information. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability or legal defense expenses that is not covered by insurance or that is in excess of insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

          In addition, from time to time, persons may unlawfully obtain information concerning a customer's or retailer's program by unlawfully utilizing access numbers, passwords and personal identification numbers. No assurance can be given that future losses due to claims by third parties for unauthorized use will not be material. We maintain no reserves for such risks.

           There can be no assurance that our risk management practices will be sufficient to protect us from unauthorized thefts of information that could have a material adverse effect on us.

          WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS FOR USE OR MISUSE OF OUR PRODUCT.

          Retailers rely on our product in connection with providing promotions that have a direct financial impact on their businesses and their customers. Use or misuse of our product, whether due to accident, employee fraud, or otherwise, may result in unintended or undesirable consequences that could result in financial or other damages to our customers and to our customers' customers. A product liability claim brought against us, even if not successful, would likely be time consuming and costly and could have a material adverse effect on us.

          WE MAY FACE RISKS RELATED TO THE USE OF ELECTRONIC PAYMENT CARDS.

          Portions of our software may be integrated with or co-reside with a range of third party payment and other software. For example, a payment card number may be used as an identifier with our product. Alternatively, a portion of the software comprising our product may be added to existing or new POS devices, so that such software co-resides with payment programs. On the Internet and in other environments, a portion of our software may be integrated with a third party supplied e-commerce program. There can be no assurances that such integration or co-residence will not adversely affect the payment system, potentially giving rise to a claim that may have a material adverse effect on our business, financial condition and results of operations. In addition, if our customers experience problems with a payment system, it may be difficult to determine if those problems originate from our product or other products with which ours co-reside. Such difficulty may delay resolution of any such problem and prove costly to us.

          WE MAY BE AFFECTED BY POTENTIAL PRIVACY REGULATION.

          The Federal Trade Commission is considering the adoption of regulations regarding the collection and use of personal information obtained from individuals when accessing Internet sites. These regulations could restrict our ability to provide demographic data to retailers. At the international level, the European Union has adopted a directive that will impose restrictions on the collection and use of personal data. These developments could have an adverse effect on our business, results of operations and financial condition.

          WE MAY FACE INCREASED GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES.

          Catuity will host or manage confidential customer information on behalf of our clients. Certain high profile cases of customer information being compromised have heightened concerns among our prospects, investors and state and federal legislators about the need to ensure that the information of individuals be protected. Since Sept. 11, 2001, regulation of public and non-public information has increased significantly. Even though Catuity's customers generally seek written permission from loyalty program participants to collect and use information on their shopping behavior, the Company cannot ensure that its customers will comply with appropriate regulations or industry best practices. The gift card industry also continues to face regulatory, legislative and judicial scrutiny. Attorney

Generals have initiated lawsuits against high profile gift card providers targeting their disclosure and management practices. Proposed state and federal legislation, such as the Fair Gift Card Act, is specifically directed at "escheatment", "breakage" and liability management practices of card issuers. Broadly, this concerns the level of required disclosure to consumers about fees and charges associated with their accounts. To manage these risks, Catuity takes appropriate and customary steps in our client agreements and through our operational procedures. Catuity has no control over the pricing, disclosure and management strategies of its clients and cannot ensure that our clients will comply with appropriate regulations or industry best practices. To the extent that Catuity's customers face regulatory, legislative or judicial action, the Company could be made a party to those actions. These could materially and adversely affect us.

          Catuity is in the business of managing vital business information on behalf of our clients. This includes, but is not limited to, customer data, purchase behavior, and payment transaction information. A myriad of laws, regulations and industry standards apply to the management of this information across all the jurisdictions in which we do business. A failure to comply with these laws, regulations and standards - even if it were unintentional - could result in financial penalties, additional cost to come into compliance, and loss of reputation that could harm our business and impair our ability to meet our strategic objectives. We make ongoing efforts to remain up to date on current and pending changes in these laws, regulations and standards and to ensure that our business practices meet or exceed applicable requirements. Further, while we are not responsible for our clients' compliance, we make efforts to encourage best practices by our clients and to actively support industry groups which monitor, lobby for, and advocate regulation of our industry.

          WE MAY FACE INTELLECTUAL PROPERTY CHALLENGES.

          Our success and ability to compete are substantially dependent on our proprietary technology and trademarks, which we attempt to protect through a combination of patent, copyrights, trade secret and trademark laws as well as confidentiality procedures and contractual provisions. However, any steps we take to protect our intellectual property may be inadequate, time consuming and expensive, and there can be no assurance that the steps taken by us will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as do the laws of the United States. In addition, we may infringe upon the intellectual property rights of third parties, including third party rights in patents that have not yet been issued. Third-party infringement claims involving Internet technologies and software products may increase. Any claims regarding the rights of third parties, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms favorable to us, if at all. We have agreed, and may agree in the future, to indemnify certain of our customers against claims that our products infringe the intellectual property rights of others. We could incur substantial costs in defending our sellers and our customers against infringement claims. A successful claim of product infringement against us and our failure or inability to license the infringed or similar technology could have a material adverse effect on our business, financial condition and results of operations.

          We have applied in the past for patents in relation to the method of operation of incentive marketing programs using electronic means. We cannot assure you that our patent applications will be approved. Moreover, even if approved, they may not provide us with any competitive advantages or may be challenged by third parties. In recent times a number of patents have been granted in this area. Although we are not aware of any issued patent that our product would infringe, legal standards relating to the validity, enforceability and scope of intellectual property rights in Internet-related industries and use of electronic data for granting of benefits and rewards are uncertain and still evolving, and the future viability or value of any of our intellectual property rights is uncertain.

                           CORPORATE AND MARKET RISKS

          OUR TRADING VOLUME MAY BE LOW AND OUR SHARE PRICE MAY BE VOLATILE.

          We are currently listed on two exchanges, the ASX in Australia, and the NASDAQ Small Cap Market in the United States. There can be no assurance that an adequate volume of trading in our shares will be achieved and maintained, on NASDAQ or the ASX, in order to provide liquidity for our investors. Trading volume in Catuity shares on NASDAQ and the ASX has been mixed with low volume days and some very active periods. In 2006 the combined average daily trading volume was of 92,380 shares while the average was 266,864 shares per day in 2005.

          The market price of our common stock may fluctuate significantly in response to the following factors, some of which are beyond our control:

     - variations in actual or anticipated quarterly or annual operating results;

     -    changes in financial estimates by securities analysts;

     -    changes in market valuations of loyalty software & service companies;

     - announcements by us of significant contracts, reseller arrangements, strategic partnerships, joint ventures or capital commitments;

     -    additions or departures of key personnel;

     -    sales of common stock or termination of stock transfer restrictions;
          and

     - fluctuations in stock market price and volume, which are particularly common among securities of small technology companies.

          The market prices and volumes of the common stock of many publicly held technology based companies have in the past been, and can in the future be expected to be, especially volatile, which could cause the market price of our common stock to fall for reasons not necessarily related to our business, results of operations or financial condition. The market price of our stock also might decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Accordingly, you may not be able to resell your shares of common stock at or above the price you paid. In the past, following a period of volatility in the market price of a company's securities, securities class action litigation often has been instituted against such a company. Any such litigation could result in substantial costs and a diversion of management's attention and our resources.

          WE MAY BE SUBJECT TO ARBITRAGE RISKS.

          Investors may seek to profit by exploiting the difference, if any, in the price of our stock on the ASX and NASDAQ. Such arbitraging activities could cause our stock price in the market with the higher value to decrease to the price set by the market with the lower value.

          COMPLYING WITH NASDAQ'S CONTINUED LISTING REQUIREMENTS.

          We have experienced difficulty in the past maintaining all of NASDAQ's continued listing requirements, due to the small size of our Company. The requirements for continued listing on the NASDAQ SmallCap Market are as follows:

          (1) either (a) stockholders' equity of $2,500,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $500,000, or (c) market capitalization of $35,000,000;

          (2) a public float of 500,000 shares;

          (3) a market value of public float of $1,000,000;

          (4) a minimum bid price of $1.00 per share;

          (5) at least two market makers;

          (6) at least 300 round lot stockholders

          (7) compliance with NASDAQ corporate governance rules.

          CERTAIN DELAWARE ANTI-TAKEOVER PROVISIONS MAY PRODUCE RESULTS DISFAVORED BY OUR SHAREHOLDERS.

          Provisions of Delaware law could make it more difficult for a third party to acquire control of us without the consent of our board of directors, even if our stockholders favored such a change. We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless:

     - prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced; and

     - on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock that is not owned by the interested stockholder.

          Section 203 defines "business combination" to include:

     - any merger or consolidation involving the corporation and the interested stockholder;

     - any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

     - subject to certain exceptions, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

     - any transaction involving us that has the effect of increasing the proportionate share of the stock of any class or series beneficially owned by the interested stockholder; and

     - the receipt by the "interested stockholder" of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by us or through the corporation.

          In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

          CHANGES IN, OR INTERPRETATIONS OF, ACCOUNTING RULES AND REGULATIONS, SUCH AS EXPENSING OF STOCK OPTIONS, COULD RESULT IN UNFAVORABLE ACCOUNTING CHARGES.

          We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting policies. A change in these policies can have a significant effect on our reported results and may even retroactively affect previously reported transactions. In particular, the FASB recently enacted SFAS No. 123(R) (revised 2004), "Share-Based Payment" ("SFAS 123(R)") which we adopted effective January 1, 2006. As a result, because SFAS 123(R) requires the expensing of share based payments, it will have an adverse effect on our reported financial results.

          THE APPLICATION OF THE PENNY STOCK RULES COULD ADVERSELY AFFECT TRADING IN OUR COMMON STOCK.

          Our shares have frequently traded at prices below $5.00 per share. While trading below $5.00 per share, our common stock is considered to be a "low-priced" security under the "penny stock" rules promulgated under the Securities Exchange Act of 1934. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities.

          Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include
(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

          NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

          In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities - which will be the case if and when our stock is trading below $5.00 per share (which it frequently has) - to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

          WE DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE YOUR RETURN ON AN INVESTMENT IN OUR COMMON STOCK.

          Other than the dividends owed to holders of Series A Preferred Shares, we plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

          SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY DEPRESS OUR STOCK PRICE.

          Upon effectiveness of this registration statement, and based on the number of shares outstanding as of December 31, 2006, we will have 3,011,573 registered shares outstanding. The shares in this offering will be freely tradable without restriction or further registration under the federal securities laws, subject in some cases to volume and other limitations.

          If our stockholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock could fall. The sale of a large number of shares could impair our ability to raise needed capital by depressing the price at which we could sell our common stock.

          WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

          The power of the board of directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of our stock is generally not subject to stockholder approval.

          We anticipate that we will require additional working capital before the end of the second quarter of 2007 to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

          WE ANTICIPATE THAT OUR BUSINESS WILL NOT GENERATE SUFFICIENT CASH FLOW TO SUSTAIN THE CURRENT LEVEL OPERATIONAL ACTIVITY AND ADDITIONAL CASH RESOURCES WILL BE NEEDED.

If we are not able to secure additional cash resources by the second quarter of 2007, operations will be negatively impacted and this may impair our ability to secure new business as well as raising additional capital.

          OUR INCORPORATION DOCUMENTS AND DELAWARE LAW MAY INHIBIT A TAKEOVER THAT STOCKHOLDERS CONSIDER FAVORABLE AND COULD ALSO LIMIT THE MARKET PRICE OF YOUR STOCK, WHICH MAY INHIBIT AN ATTEMPT BY OUR STOCKHOLDERS TO CHANGE OUR DIRECTION OR MANAGEMENT.

          Our amended and restated certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company. Some of these provisions:

- authorize our board of directors to determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the preferred stock and to fix the number of shares constituting any series and the designation of such series without further action by our stockholders;

- establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting; and

          In addition, we are governed by the provisions of Section 203 of Delaware General Corporate Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us, which may prevent or frustrate any attempt by our stockholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated certificate of incorporation and bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

          New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

          We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual's independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

          OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING MAY NOT BE EFFECTIVE, AND OUR INDEPENDENT AUDITORS MAY NOT BE ABLE TO CERTIFY AS TO THEIR EFFECTIVENESS, WHICH COULD HAVE A SIGNIFICANT AND ADVERSE EFFECT ON OUR BUSINESS.

          We are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002. We, like all other public companies, must incur additional expenses and, to a lesser extent, diversion of our management's time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. We have not evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, which we collectively refer to as
Section 404. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which currently applies to us in 2007 related to the management assessment requirements and applies to us in 2008 related to the auditor certification. Our lack of familiarity with Section 404 may unduly divert management's time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management's report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

          THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY-TRADED PUBLIC FLOAT AND LIMITED OPERATING HISTORY. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

     The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, lack of capital to execute our business plan, and uncertainty of future market acceptance for our business strategy. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results, market acceptance of our business strategy, government regulations, announcement of significant acquisitions, strategic partnerships or joint ventures, our capital commitments, and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect, if any, that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

                                 USE OF PROCEEDS

          This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by Selling Stockholders. We will receive no proceeds from the sale of shares of Common Stock in this offering.

                                   THE COMPANY

OUR BUSINESS

          Catuity is a loyalty and gift card processor targeting the needs of chain retailers and their partners. Our focus is primarily on retail organizations with 50 to 250 stores, a group commonly referred to as tier two retailers, and on smaller, tier three retailers through resellers. We offer member-based loyalty programs at the point-of-sale and gift card programs. These programs are designed to help retailers improve customer retention, add new customers and increase each customer's average spend amount.

          Our operational priorities as a Company are in three areas.

          Loyalty and Gift Card Processing: We believe the U.S. reseller market is adopting the type of technology that Catuity offers. There is an apparent demand for a turnkey solution for small to mid-sized chains and small merchants through re-sellers, including merchant services companies, Independent Sales Organizations, marketing companies and operators of coalition loyalty programs in local markets. This is a good fit for Catuity because we believe that we have an efficient product with an operational service capability that provides turnkey outsourcing to resellers. This gives us the ability to leverage Catuity's fixed costs faster than by selling exclusively to chain retailers.

Packaged Loyalty and Gift Card Products: Catuity also sells packaged products to broaden our offering to retailers. We believe there is demand in the chain world for packaged products, such as bundled loyalty, gift card and payments processing services. Packaged products are generally co-branded with the retailer, offered with a fixed set of benefits to the consumer, and at a pre-determined cost per unit to the retailer. It is important to note that introducing product packages does not require significant new development of our technology.

          Mergers and Acquisitions: Acquiring a profitable operating business remains important to our strategy. Catuity continues to seek the acquisition of complementary businesses such as traditional loyalty services and/or database marketing firms to expand our range of products and services. Catuity's technology generates a robust stream of information and our prospective clients often rely on others to manage and maximize this type of data.

INDUSTRY

          Catuity competes in the loyalty market within the retail industry at the intersection of three significant and positive trends in retailing: upgrades of POS systems; rising gift card usage; and the growing budgets of retailers to enhance sales by driving loyalty among new and prospective customers.

          POS Spending by Retailers: The Catuity Advanced Loyalty System works by installing a proprietary application at the point of sale inside a retailer or merchant's stores. As might be expected, retailers are cautious about changes which affect their ability to accept payment. As such, Catuity gives priority to sales prospects, which have already decided to upgrade their POS systems, be it in hardware, software or both. Catuity may benefit when a POS upgrade is already anticipated because it has the potential to shorten the sales and deployment cycles.

Numerous surveys and industry experts have reported that chain retailers are continuing to aggressively upgrade their point of sale systems, a trend first triggered by Y2K compliance concerns. In the Annual Survey of Retail Information Technology Trends, Chain Store Age (www.chainstoreage.com) magazine found that an average of 25% of the IT budgets was allocated for POS hardware and software in 2005. Equally significant, Catuity's target market of tier two chain stores, those with sales of $100 million to $1 billion a year spent the largest portion of their technology budgets on POS needs; with most saying it was a top priority. Generally speaking, the lifecycle of POS upgrades continues to shorten. Except in extraordinary circumstances, hardware is replaced in a 5-7 year cycle at a typical chain store retailer, while software applications are replaced more quickly based on advancements and new functionality. In a separate study released in 2005, independent chain retailer research firm IHL Services (www.ihlservices.com) reported that retailers spent $6.5 billion on POS hardware, software and services last year for PC-based checkout systems. Catuity targets these types of retailers through its direct sales effort.

          Gift Card Usage Trends: In the past decade, stored value cards have become one of the most sought after products at retailers. Gift cards are viewed as a key customer acquisition tool since they are typically purchased by a friend or relative and given to a potential shopper in lieu of cash. In fact, Deloitte & Touche (www.deloitte.com) found in their annual study that gift cards were now the No. 1 gift with a majority of shoppers choosing receiving a gift card as their preferred gift. At the same time, Deloitte reported that consumers now favor gift cards over cash by a two-to-one measure. For retailers, gift cards have become vital to their success during the active Christmas holiday season and throughout the year. In its annual year-end survey of consumers, the National Retail Federation (www.nrf.org) found that consumers would spend at least $17 billion in value during the 2005 holiday season. Gift cards are not just a seasonal business. They are a year-round part of the strategy of retailers and a key profit center.

          Retailers Emphasize Loyalty in Growth Strategy: Since Catuity entered the North American market in 2000, loyalty has evolved from an emerging strategy to an established practice and budgeted expenditure for retailers. Estimates of the size of the loyalty market vary widely and are often interchanged with estimates of the customer relationship management ("CRM") market. These estimates can include everything from direct marketing services, branding and call center support to technology spending. Catuity defines our services to enable loyalty as the application, creation and management of the individual profile created when a customer joins a membership or reward program; and the transactional support necessary to make a loyalty program work seamlessly at the point of sale. Today, this does not include full-service database management, direct mail support, web-related services and full service analytics. These are capabilities that the Company expects to add through new development and acquisition. We would note that our acquisition of Loyalty Magic Pty. Ltd. increased our in-house ability to manage databases on behalf of clients. Additionally, Loyalty Magic includes some key functional capabilities, including, but not limited to, interfaces with kiosks and e-commerce platforms.

          For the services that we offer today, merchants (those with one to 25 locations) spend an average of $850 to $1,100 annually per store on basic loyalty programs. These fees are often charged in the form of a flat monthly subscription and transactional service for a turnkey program. While Catuity targets this market through resellers and referral, such as merchant services providers, we believe there is a potential market of at least 1.2 million small merchants -- about one in four of the total market -- in North America who do not yet have a loyalty or gift card solution. Using the lowest estimates for each, we believe that the small merchant market will spend at least $750 million on loyalty and gift card solutions annually. As Catuity expands our sales focus beyond our core market, the size of our opportunity will increase.

          By the same measure, chain store retailers, which Catuity targets through direct sales, spend an average of $3,700 to $6,900 per store annually for the services which we sell to support loyalty and gift card solutions. The retailers in three market segments that we have targeted represent at least 55,000 locations in North America.

                                  THE BUSINESS

          BUSINESS SEGMENTS

          Catuity conducts all of its business in a single business segment - providing loyalty and gift card technology along with related services to retailers and their processor partners. During Catuity's last two fiscal years, its revenue by type of product or service has been as shown below:

                          2005     2005     2004     2004
Revenue Type             Amount      %     Amount      %
------------            --------   ----   --------   ----
Processing & Services   $839,645    86%   $467,533    62%
License                  141,277    14%     43,200     6%
Project Related               --     0%    248,379    32%
                        --------   ---    --------   ---
Total Revenue           $980,922   100%   $759,112   100%

          In 2004 and 2005, Catuity underwent a major shift in business focus which directly impacted our full year results. In the first quarter of 2004, the Company learned that one of its clients, a large U.S. retailer, was discontinuing its use of smart cards. As a result, Visa USA determined that it would discontinue the development of its Smart Visa Rewards Platform and phase out the platform's operations during 2004. Catuity's loyalty software was a key component of the platform and this Visa-issuing retailer represented the vast majority of the Company's revenue. The Company then embarked on an extensive effort to replace its existing technology with the new Catuity Advanced Loyalty System, or CALS. That system was designed to be architecturally flexible to meet the changing needs of clients and prospects. The first version of that technology was announced in the third quarter of 2004 and consumed substantially all of the internal technology resources of the Company. Late in the third quarter of 2004, the Board of Directors named a new CEO, who embarked on an internal restructuring of the efforts and focus of the sales team and a reduction in the size of the technology team. These changes were implemented during the fourth quarter of 2004 and into 2005. During the Company's refocusing efforts, the Company made limited progress in pursuing, managing and closing new sales.

          During 2005, the Company established the operational team and the secure facility needed to enable it to host loyalty and gift card programs for customers. In addition, the Company successfully completed two capital raises, the acquisition of Loyalty Magic Pty. Ltd. and the post acquisition integration needed for efficient operations between Catuity's and Loyalty Magic's staffs.

          PRODUCTS AND SERVICES

          Most retailers are interested in achieving one or more of the following from their loyalty and reward programs:

     - Increasing basket lift (giving customers reasons to spend more on targeted products and categories);

     - Improving gross margin (giving customers reasons to buy higher margin products);

     - Increasing customer purchase frequency (driving customers back to the store more often); and

     -    Increasing customer response rates

Our loyalty technology, CALS, provides the capabilities retailers need to achieve these goals via:

     -    Launching and managing membership-based programs;

     -    Managing points-based programs;

     -    Delivering discounts based on shopping behavior; and

     - Offering customizable gift card programs which can be enhanced with loyalty functionality.

          Because CALS requires integration to a client's point of sale system, Catuity offers traditional IT services to retailers. While our primary focus is on serving the needs of clients in relation to a planned deployment of our system in their chain of stores, Catuity will perform contract work to manage projects for retailers. Industry research firm IHL Services reports that maintenance and development of existing retail systems represents more than half of the average chain retailer's IT budget for projects ranging from installation of new POS software systems to upgrades of hardware and the addition of new technologies. In 2005, examples of leading types of projects, according to researchers, include the installation of in-store kiosk systems which are linked to the POS; the addition of RFID-reader systems and the addition of specialized check readers to comply with the new U.S. check truncation laws. Catuity does not maintain a bench of consultants or technologists to manage such projects. However, the Company has established relationships with companies and teams of experienced technologists which it can contract with to provide these services.

          COMPETITION

          Catuity is focused on enabling loyalty and gift card programs in the U.S. and Canada where demand is high and customers consider loyalty to be an established part of their growth strategies. In North America, as in other predominantly English-speaking markets globally, budgets for loyalty are established -- not emerging -- but are not considered mature. Catuity's prospects do not lack options in how they choose to spend their budgets to acquire, retain and upsell their customer relationships. We have found that they make one of three financial and strategic choices in executing their loyalty strategy. These are:

     - IN-HOUSE SOLUTION: Retailers, especially the largest, often seek competitive advantage by custom development of proprietary in-house solutions. This is generally done in conjunction with loyalty consultancies, database service firms and IT service firms. This is not a primary market for Catuity due to the typically lengthy and complex sales cycle and the strict financial requirements placed on the provider, which tend to exclude smaller companies. While Catuity does not actively target tier one retailers or custom installation projects, we will provide this option at the request of our core customers.

     - HOSTED SOLUTION: Retailers, especially the tier two chain retailers targeted by Catuity, favor a turnkey hosted solution which enables them to minimize capital investment; avoid the need for large, specialized IT; and reduce the risks associated with complex integration, deployment and upgrades. This market typically prefers a hosted solution which allows them to customize their programs -- not their technology -- to be aligned with the retailers' merchandising and branding strategy. Many players, including payments processors, gift card solutions providers and marketing services firms are generally focused by vertical market.

     - PROGRAM-BASED SOLUTION: Retailers actively participate in promotional programs which are generally designed to drive a single type of customer behavior, such as new account acquisition or customer retention, or target the sale of specific products. These programs are generally attractive because they have a defined cost; require little to no technology adoption and require no complex back-end technology to manage beyond a specific promotion. Catuity does not compete in this market.

          Our ability to be successful depends on many factors, including:

     - Our ability to establish a clear business case that is aligned with the strategy of our client and which has a clearly defined return on investment.

     - Our ability to successfully market the features of our product and to continually make it easier for our clients to use.

     - Our ability to continually expand our reputation and credibility in our markets and to differentiate Catuity from the many competitive alternatives.

     - Our ability to leverage marquee client relationships to establish a more visible presence in North America and Australia.

     - Our ability to execute on schedule and on budget and to consistently exceed our customers' ongoing service requirements.

          While Catuity focused on a new market in 2005, we believe that our reputation for innovation and delivery on behalf of our customers provides a foundation for our growth plans. CALS is a robust and flexible platform which enables our customers to create, manage and measure the success of their proprietary loyalty programs.

          RESEARCH AND DEVELOPMENT

          Catuity's product development efforts in 2005 were primarily focused on completing subsequent releases of its new generation loyalty platform -- CALS. The Company has enhanced existing functionality while constantly striving to make the system easier to use by retailers who generally lacked large or sophisticated technology departments. In 2006, the Company enhanced the management reporting capabilities of the system; continued to expand the number of POS systems to which we integrate and added new functionality that helped us deliver a technologically superior product in our markets. In the North American market, CALS replaces the Company's older smart loyalty platform which was used primarily for smart card-based loyalty. While the Company continues to support existing customers who use the smart loyalty platform, Catuity is not actively marketing the system. The smart loyalty platform is designed to meet the Europay-MasterCard-Visa ("EMV") requirements in Europe, Asia-Pacific, South America and other regions. The Company has previously announced that it may sell the smart loyalty system and/or the associated patent portfolio. To date, discussions with potential buyers, re-sellers and other partners have not produced a viable transaction.

          Through the acquisition of Loyalty Magic, Catuity acquired the LMX loyalty platform. For the most part, that technology platform is used by clients in Australia, New Zealand and the United Kingdom. The Company does not currently plan to market the software directly in North America. Additionally, most of the enhancements to the LMX system are client directed and funded and are not considered R&D investments. When assessing projects for possible R&D investment, Catuity makes efforts to ensure that new functionality can be used with both platforms.

          Catuity believes that focus and consistent application of some basic design principles will ensure that we deliver a product that is strategically advantaged in our markets. To that end, the Company's management balances every proposed development project against four design principles. These principles are:

     - EVERY DEVELOPMENT PROJECT MUST GIVE OUR CUSTOMER CONTROL OF THEIR PROGRAMS. This is important because retailers of all sizes want to be able to quickly and easily implement, measure and modify their marketing and loyalty programs. Because we are delivered in an ASP model, a key element of our R&D strategy is to always make it simpler and more intuitive for our customers to use the technology.

     - EVERY DEVELOPMENT MUST OFFER SUPERIOR DATA SECURITY. The security of customer information remains a major concern among retailers and payments industry players. Catuity addresses the security of our own system through the training of our people; clearly drafted policies and procedures; ongoing review and discussions with our customers about their best practices; and compliance with industry standards. Catuity is in the process of certifying its U.S. operations as being compliant with industry standards around customer data security.

     - EVERY DEVELOPMENT MUST NOT IMPACT THE TIME OF THE TOTAL TRANSACTION. Because our programs work at the point of sale, it is critical that our technology never slow down the checkout process. Retailers equate delays at the checkout with lost business. Our technology, which requires a proprietary application to be installed at the POS, is designed to operate under the ISO 8583 message format, simultaneously with the approval of the payment transaction. Before any version of our applications are released, they are tested and improved to streamline the total transaction time so that Catuity never hurts the checkout time of one of its customers.

     - EVERY DEVELOPMENT MUST MINIMIZE OR ELIMINATE INTEGRATION AND OTHER IT-RELATED RISKS FOR OUR CUSTOMERS. Like most buyers of technology driven solutions, retailers assess the total cost of deploying and managing a solution. Our investment in our Application Program Interface ("API") development and integration with market-standard protocols is designed to reduce the upfront cost of doing business with Catuity. These upfront costs can act as a deterrent to a buying decision. We believe that a critical success factor in transaction-driven companies is to make it easy for customers to start doing business with us.

          Development projects that do not meet these four standards are generally only considered if they are funded by a client.

          INTELLECTUAL PROPERTY

          Catuity respects the intellectual property rights of others and we expect others to respect our rights. Patents protect the rights of innovators and allow them to be rewarded for their innovation. Without protection for the reward from innovation, far less research and development would be undertaken.

          We file patent and trademark applications to protect our innovations and to protect the business from legal action by others. Patents also provide recognition for our innovations, demonstrate our capabilities, and reflect the expertise of our employees. We see patents as part of our marketing strategy as they help convince others that we are indeed specialists in our field.

          Catuity believes its patents are of significant value and as part of its agreements with licensees, Catuity grants rights to use the innovations described in its patents.

          Catuity has been issued three patents related to the efficient storage and management of multiple applications in offline consumer devices and the systems to manage the applications, customer devices and terminals. This patent "family" has a priority date of December 4, 1998 and includes:

Country         Patent Number
-------         -------------
United States     6,449,684
United States     6,532,518
Australia           755,388

          Patent applications are pending in the European Union, Japan and Brazil.

          Catuity has also been issued patents in seven countries, with a priority date of February 22, 1999, which relate to the use of the Catuity System over the Internet and with traditional point of sale devices. It covers our system for managing and updating data on customer devices that are supported and controlled by a host system integrated to any number of offline and online terminals. The patent covers the operation of interactive programs and transactions that use methods ranging from POS terminals to the Internet. This patent "family" includes:

Country         Patent Number
-------         -------------
Australia            746,867
New Zealand          513,678
Belgium            1,163,633
Finland            1,163,633
France             1,163,633
Germany           60020818.4
Great Britain      1,163,633

          This patent is also pending in Canada and Japan.

          SALES BACKLOG AND PIPELINE

          As of December 31, 2006, the Company has 2,000 potential deployable locations signed in the U.S. market, through our direct sales efforts to chain retailers, franchise and merchant groups. As of this filing, the Company has a defined prospect base of approximately 2,100 companies which we are targeting for the purchase of loyalty programs, gift card programs or credit and debit card processing, or a combination of those services. Our contracts are typically for a minimum of three years and are generally exclusive. Last year, we gained traction in the large and growing reseller market in the U.S. To date, we have reseller agreements with five re-sellers. These re-sellers are strategically designed to give Catuity access to non-core markets. A re-seller agreement ranges from 3-5 years in length and is generally exclusive. These resellers have generally been ISO sales agent groups who have a defined geographic territory. In 2006, we signed our first reseller who was fully national in their reach and we have begun deploying locations for that reseller. At present, our resellers are deploying at least 7,000 signed merchant contracts a year and are offering a package of our services to those merchants. We are also in discussion with channel partners. These prospective channel partners typically provide proprietary software and related services to a vertical market within retailing, but do not offer the same products and services sold by Catuity. We are seeking an exclusive or proprietary relationship to market our products as a fully integrated product to their existing and new customers. We do not expect revenue to be generated from these channel opportunities until at least the second half of 2007.

          In Australia, we continue to see success in cross-selling our marketing services to existing customers. We have 4-6 existing clients in our Australian subsidiary with which we are pursuing expansion of the range of loyalty related services that they purchase to support their programs. These efforts have improved our mix of recurring revenues and believe will give us the opportunity to improve our margin in 2007. Additionally, we continue to expand our integration to leading bank-owned payment networks to increase the number of merchants and retailers that we can reach. As of December 31, 2006 we have secured agreements to reach over 50% of the Australian retail market. Management believes we will increase our market penetration in 2007.

          REVENUE AND ASSETS BY GEOGRAPHIC LOCATION

          Through the third quarter of 2006, 93% of our revenue was derived from operations in Australia and 7% from operations in the United States. During the three quarters ended September 30, 2005 73% of our revenues was derived from operations in Australia, and 27% from operations in the United States. It should be noted that Loyalty Magic, based in Australia, was acquired in September 2005 and only had one month's activity through the third quarter 2005.

          The Company's assets are located at its headquarters in Charlottesville, VA along with its offices in Denver, CO, Melbourne, Australia and in Sydney, Australia.

          EMPLOYEES AND FACILITIES

          As of December 31, 2006 we had 35 full time employees, 14 of which are located in the U.S. and 21 of which are located in Australia. We expect the number of full time employees in the U.S. to increase in 2007. None of our employees is covered by a collective bargaining agreement. We consider our relations with our employees to be very good. Our corporate headquarters is located in Charlottesville, Virginia.

                                   PROPERTIES

          During 2006, our corporate headquarters was located in leased facilities in Livonia, Michigan (a suburb of metropolitan Detroit). The property consisted of approximately 1,500 square feet of office space with a lease expiring in February, 2008. In January 2007, we relocated our corporate headquarters to leased facilities in Charlottesville, VA consisting of approximately 1,000 square feet of office space. Our Client Management department is also located in our Charlottesville office. The facilities are leased through September 2007.

          Our Sales department is located in leased facilities in Denver, CO consisting of approximately 800 square feet of office space. The facilities were leased for a two year period ending in December, 2007.

          Our primary office in Australia is Loyalty Magic's premises that are located in leased facilities in Melbourne Victoria consisting of approximately 3,460 square feet of office space. The facilities are leased for a term of 5 years beginning August 1, 2002 with a further term of five years at the Company's option.

          We also have a Research and Development center located in leased facilities in Sydney, Australia, consisting of approximately 330 square feet. Our lease agreement expired on December 28, 2005 and has continued on a month-to-month basis.

                                LEGAL PROCEEDINGS

          Catuity was not during 2006 and is not as of the date of this prospectus a party to any legal proceedings.

                        DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth our Directors, Executive Officers, Promoters and Control persons and their ages as of January 25, 2007.

           NAME              AGE                       POSITION(S)
           ----              ---   -----------------------------------------------
Alexander S. Dawson           63   Chairman (1), (2), (3)
Alfred H.(John) Racine III    42   Director, President and Chief Executive Officer
Geoffrey C. Wild              67   Director (1), (3)
Donald C. Campion             58   Director (1), (2)
Clifford W. Chapman Jr.       37   Director (2), (3)
Debra R. Hoopes               46   Sr. Vice President, Chief Financial Officer,
                                   Treasurer and Secretary
Graham McStay                 40   Managing Director of Loyalty Magic Pty. Ltd.
                                   (Australia)

(1)  Audit Committee

(2)  Compensation Committee

(3)  Governance and Nominating Committee

          Alexander S. Dawson is our non-executive Chairman of the Board of Directors. He served as the Chairman of CAT, our wholly owned subsidiary, from November 1992 to December 1999. From April 1987 to January 1991, he was Chief Executive Officer of Arnotts Ltd., Australia's largest biscuit and snack food manufacturing company. From January 1988 to December 1990 he was a member of the Business Council of Australia. He served as Chairman of United Distillers (Australasia) Limited from August 1994 to March 1996. Mr. Dawson is a Fellow of The Institute of Chartered Accountants in Australia, has a Bachelor of Commerce degree from the University of New South Wales and a Master of Business Administration from Columbia University.

          Alfred H. (John) Racine III is our President and Chief Executive Officer and is a member of the Board of Directors. Prior to joining Catuity Mr. Racine founded Altamont Partners in Charlottesville, Virginia in 1997. Altamont Partners has advised many of the leading payment organizations in North America and Europe regarding strategic and merger related issues. Prior to his tenure with Altamont Partners, Mr. Racine was a principal at SNL Financial, also in Charlottesville, Virginia, the highly regarded merger and financial analytics provider for the financial services industry. From 1995-1997 Mr. Racine played a key role in SNL's emergence as a market leader in the face of larger, established competitors. Prior to that he spent five years in a variety of operational and strategic roles in the financial services division at Thomson Financial. Before spending the last 14 years working in the financial services and payments industries Mr. Racine worked in the media industry at leading companies including Ingersoll Publishing Co. and Capital Cities-ABC. He attended Southern Illinois University at Carbondale.

          Clifford W. Chapman, Jr. is one of our independent directors and the Chairman of our Compensation Committee. Cliff Chapman is currently the head of investment banking for Broadband Capital Management, a boutique investment and merchant bank. In addition to working with Andersen Consulting and Booz Allen & Hamilton, Mr. Chapman has also played key leadership roles in two high profile successes. Most recently he was the CEO and investor in the turnaround of mindSHIFT Technologies, a managed services provider focused on IT outsourcing for small and medium enterprises. From June 2002 through October 2003 he restructured the sales process, cut costs and acquired three companies to take mindSHIFT to profitability. Prior to MindSHIFT, Mr. Chapman was the VP of Business Integration for AppNet, a full-service Internet professional service and managed hosting company. Prior to AppNet, Mr. Chapman co-founded NMP, a full-service consulting business and managed hosting company. He has also worked with numerous start-up businesses. Mr. Chapman holds an MBA from Columbia Business School and a BS in Computer Engineering from Lehigh University.

          Geoffrey C. Wild is one of our independent directors and is Chairman of the Governance and Nominating Committee. He had a distinguished career in advertising and marketing for 30 years and was awarded Australia's highest honor, the Order of Australia (AM). In 1972, he founded Clemenger Advertising Agency in Sydney and merged with US-based BBDO Group where he oversaw a Pan-Asian expansion strategy through acquisition and start-up. He was Chairman of the Advertising Federation of Australia, chairman of the Advertising Industry Council and is a recognized authority on branding, advertising, marketing and loyalty. Mr. Wild currently serves as the non-Executive Chairman of WPP Holdings (Australia) Pty Ltd, the Group which owns Ogilvy & Mather, J Walter Thompson, Young & Rubicam, Hill & Knowlton and Burson Marsteller. He was a director of TAB Limited and currently serves on the boards of ComOps Limited, and the Arab Bank Australia Limited. He is also a long serving Board member of the PGA (Professional Golf Association) and IBIS World, the business and economic forecasting group. He was awarded the Order of Australia (AM) for his contribution to tourism, business and the Olympics. He is a Fellow of the Advertising Institute (by examination) FAIA, and a Fellow of the Australian Institute of Company Directors FICD.

          Donald C. Campion is one of our independent directors and is Chairman of our Audit Committee. Mr. Campion is a member of the Board of Directors for Haynes International and also serves as the Chairman of its Audit Committee and as a member of its Compensation Committee. He is also a member of the Board of Directors of McLeodUSA, Inc., a privately held telecommunications company, where he serves as the Chairman of its Audit Committee. Mr. Campion served as the Chief Financial Officer for VeriFone Inc., North America's largest point of sale terminal manufacturer. He was also the Chief Financial Officer of several other corporations, including Special Devices, Inc., Cambridge Industries, Inc., Oxford Automotive, Inc., and Delco Electronics Corporation. Previously, Mr. Campion held a variety of Senior Management roles with General Motors and its affiliates. He holds an MBA and a BS in Applied Mathematics from the University of Michigan.

          Debra R. Hoopes began service as our Sr. Vice President, Chief Financial Officer, Secretary and Treasurer on January 2, 2007. Ms. Hoopes was most recently the interim Chief Financial Officer of Catcher Holdings, Inc., through her relationship with Tatum Partners and prior to that was the Chief Financial Officer of Intersections Inc., a Chantilly, Virginia-based company that provides credit reporting and identity theft products for the consumer market. Ms. Hoopes has eight years of experience as Chief Financial Officer or a senior financial officer in private equity backed and public companies including Compel Holdings; CityNet Telecommunications; and Winstar Telecommunications. Prior to that, Ms. Hoopes managed a line of businesses for Cable & Wireless and was with MCI Communications. Ms. Hoopes holds a B.S. in Accounting from Virginia Tech and an MBA in Finance from George Washington University and is a CPA.

          Graham McStay was appointed as Managing Director of our Australian subsidiary, Loyal Magic, on January 30, 2007. Previously, he spent two years as the head of operations at Loyalty Magic. In that capacity, he oversaw all client management and the company's technology team. He has more than 10 years of extensive operational management experience in leading Australian companies. While at Retail Decisions, the fuel card division, Mr. McStay was the national customer service and sales manager who oversaw the merger of two business units. He held a similar position at the Centre for Adult Education, UCMS and at Ansett Australia.

          Each of our directors other than Mr. Racine is "independent" under the independence standards applicable to Catuity pursuant to applicable securities regulations. Each director holds office until the next annual meeting of shareholders or until his successor has been duly elected or qualified or until his earlier death, resignation or removal. Executive Officers are appointed by, and serve at the discretion of, our board of directors. In the case of Mr. Racine however, he will serve as President and Chief Executive Officer until the expiration of his current agreement on September 30, 2007. Mr. Racine's agreement may be extended for one year by mutual agreement between himself and Catuity.

          Our board of directors has an audit committee. The audit committee, among other things, makes recommendations to the board of directors concerning the engagement of independent auditors and monitors the results of our operating and internal controls as reported by management and the independent auditors. The audit committee contains at least one Financial Expert as that term is defined in SEC rules.

          Effective February 26, 2001, the board of directors established a compensation committee. In 2003, the board of directors resolved that only independent directors could serve on the compensation committee. The compensation committee is responsible for establishing the compensation levels for our executive officers. In recommending and determining compensation, the committee takes into consideration the compensation practices of companies in the markets that the Company competes for executive talent. Incentives in the form of stock options are generally offered.

          On March 22, 2005, the Board approved the establishment of a Nomination and Governance Committee, which became effective on July 1, 2005. The Nomination and Governance functions, which include selecting qualified individuals for approval by shareholders to serve as members of the Board and developing a set of corporate governance principles applicable to the Company, was previously carried out by the independent members of the Board as part of their Board responsibilities.

          There are no family relationships among any of our directors. No arrangement or understanding exists between any director and any other person pursuant to which any director was selected to serve as a director. To the best of our knowledge, (i) there are no material proceedings to which our director is a party, or has a material interest, adverse to us; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any of the directors during the past five years.

                       DIRECTOR AND EXECUTIVE COMPENSATION

          The following tables provide certain summary information concerning compensation and stock options for our Principal Executive Officer, the named executive officers that earned more than $100,000 (salary and bonus), and our directors for all services rendered in all capacities to Catuity during the year ended December 31, 2006.

                           SUMMARY COMPENSATION TABLE

                                                     Salary     (1) Stock      (2) Option         All Other
  \Name and Principal Position              Year       ($)       Awards ($)      Awards ($)     Compensation ($)     Total ($)
-----------------------------------         ----     -------    -----------    ------------    -----------------     ---------
Alfred H. (John) Racine, III                2006     253,365      109,073         182,190            7,600           552,228
President and CEO
John H. Lowry, III
Vice President -- CFO, Secretary and        2006     170,000       65,190          15,045            5,100           255,335
Treasurer
Chris Leach CEO of Loyalty Magic            2006     134,150            0          11,681                0           145,831

(1)      The amount expensed per 123(R) in 2006 for stock awarded in 2006.

(2) The amount expensed per 123(R) in 2006 for options awarded in 2005 and 2006.

                OUTSTANDING EQUITY AWARDS AT FISCAL YEAREND 2006



                                             Option Awards                                                      Stock Awards
                  -------------------------------------------------------------------------------------     -----------------------
                                                                                                                           Market
                                        Number of      Number of                                              Number       Value
                   Shares              Securities     Securities                                            of Shares    of Shares
                  Acquired             Underlying     Underlying                                             or Units     or Units
                    on        Value    Unexercised    Unexercised                              Option        of Stock     of Stock
                  Exercise  Realized   Options (#)    Options (#)      Option Exercise       Expiration      That Have    That Have
Name                (#)        ($)     Exercisable   Unexercisable         Price ($)            Date        Not Vested   Not Vested
----              --------  --------   -----------   -------------   ---------------------   ----------     ----------   ----------
Alfred H. (John)                                                     77,914 @ $4.20(2) and
Racine, III           0         0       102,914          25,000         50,000 @ $6.86(3)    9-23-09 and     100,000(1)    444,000
                                                                                                9-23-15
John H. Lowry,                                                         8,333 @ $7.50 and
III                   0         0        13,333           5,000        10,000(5) @ $10.52     6-20-10 and     20,000(4)     88,800
                                                                                                9-20-15
Chris Leach                                                            5,000 @ $16.99 and
                      0         0        15,000               0        10,000 @ $18.35 (6)       9-1-10            0             0

(1) 33,334 restricted shares will vest when the 30 day average closing price of our common stock on the NASDAQ exceeds $15.00; 33,333 restricted shares will vest when the 30 day average closing price of our common stock on the NASDAQ exceeds $20.625; and 33,333 restricted shares will vest when the 20 day average closing price of our common stock on the NASDAQ exceeds $26.25.

(2)      Vesting occurred between Nov. 2004 and Sep. 2005.


(3) Option exercise price is $6.86 and vesting as follows: twenty-five percent (25%) on September 23, 2005 (actually vested on May 11, 2006 when shareholders approved it); twenty-five percent (25%) on September 23, 2006; and the remaining fifty percent (50%) on September 23, 2007.

(4) 20,000 restricted shares at $11.62 vesting: 6,667 shares when the 30-day average closing price of Catuity stock equals $15; 6,667 shares when the 30-day average closing price of Catuity stock equals $20.625; and 6,666 shares when the 30-day average closing price of Catuity stock equals $26.25.

(5)      10,000 options at $10.52 with 5,000 vesting Sept. 28, 2006 and 5,000 vesting on Sept. 28, 2007. 8,333 options at $7.50 and vested on Dec. 29, 2005.

(6) Options to purchase 15,000 shares common stock vesting: 5,000 vested on September 1, 2005 with an exercise price equal to 25% above the 30-day average closing price on NASDAQ preceding the grant ($16.99 USD); 5,000 vested on January 1, 2006 with an exercise price equal to 35% above the 30-day average closing price on NASDAQ preceding the date of the grant ($18.35 USD); and 5,000 vested on January 1, 2007 with the exercise price equal to 35% above the 30-day average closing price on NASDAQ preceding the date of the grant ($18.35 USD.)


                              DIRECTOR COMPENSATION

                                     Fees
                                   Earned or
                                    Paid in          Stock (1)      Option (2)
Name                                Cash ($)         Awards ($)     Awards ($)       Total ($)
----                               ---------         ----------     ----------       ---------
Alexander S. Dawson                   30,250          30,254          9,330          69,834
Alfred H.(John) Racine III                 0               0              0               0
Geoffrey C. Wild                      20,000          19,996          7,775          47,771
Donald C. Campion                     20,750          20,753          7,775          49,278
Clifford W. Chapman Jr.               18,250          18,251          7,775          44,276

(1) Restricted stock awards vest on the first calendar day after the Company has achieved profitability and positive cash flow for two consecutive fiscal quarters. Total shares outstanding at YE '06 for
         Dawson: 8,745; Campion: 5,651; Chapman: 5,310; and Wild: 5,446.

(2)      The options outstanding at YE '06 for Dawson: 8,000; Campion: 5,000;
         Chapman: 5,667; and Wild: 5,000.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

          Alfred H. (John) Racine, III. We have an employment agreement with our President and Chief Executive Officer, Alfred H. (John) Racine, III. Pursuant to the agreement, Mr. Racine's salary is currently $262,500 per year. We have granted Mr. Racine stock options and restricted shares pursuant to his employment agreement, as depicted in the Summary Compensation Table above (note: approved by shareholders on May 11, 2006; considered the grant date for reporting purposes). The options have a term of ten (10) years from September 23, 2005 (September 23, 2015), and vest on the following schedule: (i) twenty-five percent (25%) on September 23, 2005; (ii) twenty-five percent (25%) on September 23, 2006; and (iii) the remaining fifty percent (50%) on September 23, 2007. The restricted shares vest on the following schedule: (i) 33,334 restricted shares will vest when the 30 day average closing price of our common stock on the NASDAQ exceeds $15.00; (ii) 33,333 restricted shares will vest when the 30 day average closing price of our common stock on the NASDAQ exceeds $20.625; and (iii) 33,333 restricted shares will vest when the 20 day average closing price of our common stock on the NASDAQ exceeds $26.25. The restricted shares will vest immediately upon a change of control where Mr. Racine loses his position as long as the consideration paid to Catuity stockholders in such transaction is greater than $10.00 per share. Any unvested restricted shares are forfeited if Mr. Racine voluntarily resigns or if his employment is terminated for cause.

          Debra R. Hoopes. Effective January 2, 2007, John H. Lowry, III resigned as Chief Financial Officer, and was replaced by Debra R. Hoopes, who serves as our Senior Vice President and Chief Financial Officer. We have an employment agreement with Ms. Hoopes. Ms. Hoopes' employment agreement is for an initial term commencing on January 2, 2007 and ending on December 31, 2009. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to the employment agreement, Ms. Hoopes is paid an annual base salary of $185,000, which will be reviewed annually by the Company's Chief Executive Officer and Board of Directors. In addition to her base salary and in accordance with the terms of her employment agreement, Ms. Hoopes is entitled to certain incentive-based compensation payable in shares of the Company's common stock if the Company satisfies certain performance criteria.

          In addition, Ms. Hoopes received options to purchase 25,000 shares of the Company's common stock (the "Options") at an exercise price equal to the volume weighted average of the trading price of the Company's common stock on the Nasdaq small cap market ("Nasdaq") during the thirty calendar days preceding (and ending on) December 6, 2006 (the "Initial Market Price"). Twenty-five percent of the Options will vest on each of January 2, 2007 and December 31, 2007 and the remaining fifty percent will vest on December 31, 2008. Ms. Hoopes will receive 50,000 shares of restricted stock (the "Restricted Stock"). One-third of the shares Restricted Stock will vest when the thirty calendar day volume weighted average trading price of the Company's common stock on Nasdaq (the "30-day VWAP") exceeds two times the Initial Market Price, one-third of the shares of Restricted Stock will vest when the 30-day VWAP exceeds three times the Initial Market Price and the remaining one-third of the shares of Restricted Stock will vest when the 30-day VWAP exceeds four times the Initial Market Price.

          John H. Lowry, III. Mr. Lowry served as Chief Financial Officer until January 2, 2007. From January 2, 2007 through the end of the term of his employment agreement (July 1, 2007), he will remain employed by the Company for a limited role in order to assist with the transition of duties to Ms. Hoopes. Under the terms of Mr. Lowry's employment agreement, Mr. Lowry's base salary is currently $170,000. In addition, he was granted options to purchase shares of our common stock and was awarded shares of restricted stock, as depicted in the Summary Compensation Table above. One half of the options expired on September 28, 2006 and the remaining half will expire on September 28, 2007. One third of the restricted shares will vest when the Company's 30 day average closing price on NASDAQ exceeds $15.00, $20.625, and $26.25 respectively. Any unvested option shares or restricted shares are forfeited if Mr. Lowry voluntarily resigns or if his employment is terminated for cause.

          Chris Leach. Mr. Leach served as CEO of Loyalty Magic until his resignation on January 30, 2007. Chris will remain an employee until February 28, 2007 to assist with the CEO transition. On September 1, 2005 Catuity entered into a services agreement with MIA Pty. Ltd. ("MIA") and Chris Leach requiring Mr. Leach to provide executive management services to Catuity. Mr. Leach is an officer and director of MIA and is authorized to approve and execute contracts on its behalf. Mr. Leach, under contract with MIA, served as the Chief Executive Officer of Loyalty Magic Pty. Ltd. prior to its acquisition by Catuity on September 1, 2005. The contracted services with Catuity commenced on September 1, 2005 and continue until December 31, 2007. The services consist of general executive management including the management of all Australian sales and research and development efforts along with Catuity's existing and future Australian operations.

          Under the terms of the agreement, Mr. Leach's base salary was $195,000 AUD (approximately $146,000 USD) plus a lump sum payment to MIA that is equal to the cost of customary benefits to be paid in twelve (12) equal monthly installments.

          In addition, Mr. Leach was awarded options to purchase 15,000 shares of our common stock. The options vest on the following schedule: (1) 5,000 vested on September 1, 2005 with an exercise price equal to 25% above the 30-day average closing price on NASDAQ preceding the grant ($16.99 USD); (2) 5,000 vested on January 1, 2006 with an exercise price equal to 35% above the 30-day average closing price on NASDAQ preceding the date of the grant ($18.35 USD); and (3) 5,000 vested on January 1, 2007 with the exercise price equal to 35% above the 30-day average closing price on NASDAQ preceding the date of the grant ($18.35 USD.) Mr. Leach was also provided with an opportunity to earn 20,000 restricted stock shares as follows:
(1) 5,000 shares to be granted on January 30, 2006 if Mr. Leach meets 100% of the revenue and EBITDA goals for the second half of 2005, which did not occur;
(2) 7,000 shares to be granted on January 30, 2007 for meeting 100% of the revenue and EBITDA goals for 2006, which did not occur; and (3) 8,000 shares to be granted on January 30, 2008 for meeting 100% of the revenue and EBITDA goals for 2007.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

          The following table provides certain information regarding beneficial ownership of our capital stock as of December 31, 2006 by: (i) each person who is known by us to beneficially own more than five percent of our common stock;
(ii) our Principal Executive Officer and the four most highly compensated executive officers that earned more than US$100,000 (salary and bonus) for all services rendered in all capacities to Catuity during the year ended December 31, 2006; (iii) each of our Directors; and (iv) all of our Directors and executive officers as a group.

                                            AMOUNT AND NATURE OF COMMON STOCK    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED (1)        OWNED (2)
------------------------------------        ---------------------------------   ---------
A&B Venture Fund
Level 13, 18 Bulletin Place                          251,467   Direct             11.2%
Sydney, NSW 2000

Alfred H. Racine III                                   1,998   Direct
11 Altamont Circle, #51                              102,914   Vested Options
Charlottesville, VA 22902                            104,912                       4.7%

Geoffrey C. Wild                                       7,946   Direct
Level 5, 132 Arthur Street                             5,000   Vested Options
North Sydney, NSW 2060                                12,946                         *

Alexander S. Dawson                                   29,745   Direct
38 McLeay Street                                       8,000   Vested Options
Potts Point, NSW 2011 Australia                       37,745                       1.7%

John H. Lowry III (3)                                 20,422   Direct
21972 Heatheridge                                     13,333   Vested Options
Northville, MI 48167                                  33,755                       1.5%

Donald C. Campion                                      7,628   Direct
3747 Loch Bend Dr.                                     5,000   Vested Options
Commerce, MI 48382                                    12,628                         *

Clifford W. Chapman Jr.                               18,634   Direct
10 Warren Ave.                                         5,667   Vested Options
Spring Lake, NJ 07762                                 24,301                       1.1%

Chris P. Leach                                        28,409   Direct
23 Grover Ave.                                        10,000   Vested Options      1.7%
Cromer, NSW 2099                                      38,409

All directors and executive officers as a            114,782   Direct
group (7 persons)                                    149,914   Vested Options     11.8%
                                                     264,696

----------
(1) Beneficial ownership is determined in accordance with the SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or other rights to purchase common shares which are currently exercisable or are exercisable within 60 days after December 31, 2006 are deemed vested and outstanding for purposes of computing the percentage ownership of any person. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Share data does not include any shares the beneficial ownership of which has been disclaimed pursuant to SEC Rules. Restricted stock held by the beneficial owner is included in the direct holdings in the above table.

(2) Percentage of beneficial ownership is calculated on the basis of the amount of outstanding securities plus those securities of the named person deemed to be outstanding under Rule 13d-3 (promulgated under the Exchange Act) by virtue of such securities being subject to rights to acquire beneficial ownership within 60 days after December 31, 2006. An asterisk indicates beneficial ownership of less than 1% of the common stock outstanding.

(3) Mr. Lowry served as Chief Financial Officer during 2006, stepping down from that position on January 2, 2007.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In connection with the acquisition of Loyalty Magic Pty. Ltd., which closed on September 1, 2005 Chris Leach, as a stockholder of Loyalty Magic Pty. Ltd., received 38,409 shares of our common stock and $152,217 AUD (approximately $114,163 USD).

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following is a summary of the consolidated operating results of Catuity and contains forward looking statements based upon current expectations that involve risks and uncertainties. The Company's actual results and the timing of certain events could differ materially from those anticipated in these forward looking statements. Refer to the section entitled Forward Looking Statements at the beginning of this prospectus for a full discussion of the risks and uncertainties associated with forward looking statements.

          CATUITY'S BUSINESS

          Catuity is a transaction processing company providing loyalty and stored value card processing services designed to increase retailers' profits earned from their customers. Catuity services customers in the U.S. and, via its subsidiary Loyalty Magic, in Australia.

          The Company provides hosted, Application Service Provider (ASP) based systems that enable retailers to offer member-based loyalty programs. These programs can deliver customized discounts, rebates, cash back and other rewards, promotions, and points-based programs; all designed to help retailers find, keep and profit from their best customers.

          The Company also provides its retail customers with a full range of stored value solutions. These solutions include proprietary gift card programs that work inside retailer stores as well as those which are processed on existing, open payments networks, specifically those operate by Visa USA, MasterCard and Discover.

          In the U.S., our proprietary technology platform is known as the Catuity Advanced Loyalty System (CALS). CALS enables robust and highly customizable programs that work on a retailer's payment terminals and Electronic Cash Registers (ECR's) via their internal store networks. Throughout 2006, the Company has continued to integrate its CALS product into widely used terminal and point of sale platforms. The Company has completed integration to leading 32-bit terminal platforms sold by Verifone, Hypercom, Ingenico, and Lipman. Additionally, the company is introducing its own virtual terminal to service the growing demands of retailers who manage their point of sale through a standard PC. Our strategy is to continue to make it easier for new customers to connect to the Catuity platform. Management believes that this strategy will reduce the perceived IT risks that its retailer clients may have and gives us a competitive advantage over other providers.

          In addition to providing services on our proprietary technology platform, Catuity offers credit and debit card processing services through a variety of third party payments processors.

          Through the third quarter of 2006 the U.S. operations have focused on establishing CALS in the loyalty market for tier two retailers. As of September 30, 2006 we signed agreements in the U.S. with 10 clients which have the potential to deploy up to 1,800 locations in 2007. These clients are in various stages of deployment and range from a franchise restaurant chain, to a coalition marketing program, to a nationwide motorcycle dealer group. In addition to these direct sales relationships, Catuity has contractual relationships with six resellers, which includes the signing of a national independent sales organization (ISO) which came online in October and has begun deploying Catuity services to its customer base.

          In the third quarter, and as we moved into the fourth quarter of 2006, we have increasingly signed agreements with larger clients who have greater revenue potential. The Company plans to continue to demonstrate the viability of our product and the Company to prospects so as to continue on a path of increased sales with sizeable customers.

          Our clients and prospects are divided between those who want to self-service their card programs and those who want managed services. Consequently, our sales effort is divided between these two types of prospects. As we have said publicly, our "sweet spot" clients are fast-growth chains, generally franchise models, which have 75-250 stores either in operation or under development. Development of our sales pipeline continues to demonstrate that this is an underserved market that tends to prefer managed services.

          2006 SIGNIFICANT ACTIVITIES

          In 2006, we completed investment in primary infrastructure for doing business in the U.S. This represented the end of the investment that began in 2005 when the company launched its current turnaround strategy. Today, this investment is reflected in three primary areas: completion of the core functionality of CALS; implementation of the necessary infrastructure to support our clients in North America; and completion of the work to meet or exceed industry standards for data security.

          CALS has now been successfully deployed and is in use in the U.S. market. Our current level of functionality is competitive with alternatives in the market and customers and prospects recognize that our system meets all current standards. Importantly, our system is easy for customers to use to self-service their programs. This is an important competitive advantage and, we believe, over time reduces Catuity's cost to service its clients. Through feedback from our customers, we continue to make improvements to the system. Looking ahead, we continue to review new POS systems to which we want to integrate to broaden the markets that we serve. We are always looking to add functionality that makes our technology stronger than that of our competitors.

          In the third quarter of 2006, we completed the set-up of all elements of our network management capability so that we are now able to support retailers' store locations across the U.S. and Canada. To minimize our capital outlays and to give us a competitive cost structure, we have relied on the services of specialized partners to broaden our capabilities and demonstrate our ability to service customers. For instance, we have contracted with HD Net, a division of Hypercom Inc., to provide national telecommunications services for our customers; LiveVault, a division of Iron Mountain Corp., to provide continuous network back-up services; and BRI, a specialized hosting facility. These vendor relationships are critical to our ability to provide scalable, cost effective solutions by relying on some of the best known names in our market.

          Today, we meet the strictest of security standards our customers demand for operations, telecommunications, back up and disaster recovery. In November 2006, Catuity completed the work necessary to gain compliance with Payment Card Industry (PCI) standards. As of the date of this filing, the Company has received confirmation of our compliance. We expect final documentation of our compliant data security practices by month-end. Management believes that we now have a solid foundation upon which to service our clients. In our industry, legal requirements and certification standards will continue to evolve and we are committed to maintaining the certifications that are vital to customers in adopting our technology.

          Daily management of our R&D process shifted in the third quarter from our Sydney office to our Charlottesville, Virginia operational center. While the cost of R&D has declined, our commitment to investing in integration to established point of sale platforms is essential to our sales success. Increasingly, integration work is managed by our U.S. team as they are actively involved with crafting solutions for our clients and partners.

          Catuity has been, and is, in the process of re-building its business in the United States. The Company's net loss in the third quarter of 2006 was $229,000 higher than in the same period last year. The increase in the loss compared to 2005 is principally attributable to: $105,000 of non-cash expense related to stock-based compensation due to the adoption of SFAS 123 (R); $64,000 of amortization expense related to the acquisition of Loyalty Magic; and $122,000 in additional sales expenses to increase our U.S. sales efforts; all of which was partially offset by a decrease of $206,000 for the expense of research and development as the initial development of Catuity's Advanced Loyalty System
(CALS) has been completed.

          In Australia, a significant majority of businesses have a June 30 fiscal year end. As a result, Loyalty Magic's third quarter is usually slow because most retailers are recovering from fiscal year end discounting. Additionally, there are few significant marketing events for retailers in July - September.

          As announced on August 30, 2006, Loyalty Magic is ready to service the 163,000 merchants on the Australian Commonwealth Bank's XPOS platform. The bank provides credit and debit card processing services and a growing list of value-added services through the EFTPOS facility that create revenue-generating opportunities for merchants. Loyalty Magic's diverse range of loyalty programs is now available on this platform.

          THE ROLE OF M&A

          The Company believes that the ability to offer a bundled solution of products and services to retailers will enhance its ability to close new sales and retain existing customers. Interest continues in acquiring additional companies to diversify our product offering to retailers and achieve an operational critical mass. Catuity is most interested in acquiring companies that share its strategy of providing a range of transaction-based products to chain retailers. These products include loyalty programs, closed loop gift card programs; open network gift card programs; and credit and debit card processing. The Company continues to identify companies in these heavily fragmented markets that meet its acquisition criteria and exhibit growth characteristics. Many factors impact the timing, structure, pricing and potential to close such acquisitions. As the Company has previously disclosed, acquisitions carry diverse risks that could affect the timely execution of its strategy.

          CAPITAL RAISE

          On November 22, 2006, Catuity completed a $2,250,000 raise of new capital in the form of notes convertible into shares of common stock, warrants and the issuance of preferred stock convertible into common stock. The capital is being used to fund company operations, including the expansion of our sales and marketing function in the U.S. We believe that the capital we have raised will enable us to support our sales strategy into 2007. The company plans to raise additional capital in 2007.

          FISCAL YEAR ENDED 2005 COMPARED TO 2004(ALL FIGURES IN USD AND ROUNDED TO NEAREST $1,000)

          On September 1, 2005, Catuity completed its acquisition of Loyalty Magic. As a result, Catuity's financial statements reflect twelve months of Catuity's operations and four months of Loyalty Magic's operations.

          In 2005, total revenues were $981,000. These revenues were derived from $840,000 in processing and service revenue (an increase of $372,000 from 2004) and $141,000 in licensing revenue (an increase of $98,000 from 2004). The significant change in the revenue categories was due to Catuity's transition to a loyalty processor and the impact on revenue due to the acquisition of Loyalty Magic. There was no project related revenue in 2005 compared to $248,000 in 2004, which represented revenue for a project for a large, retail client that was ended in 2004.

          Cost of processing and service revenue primarily consists of salaries, employee benefits, related expenses and office overhead for the customer implementation and support staff for the portion of their time spent on processing and service related activities for customers. Cost of processing and service revenue increased $469,000, or 158%, to $766,000 for the year ended December 31, 2005 from $297,000 for the year ended December 31, 2004. The increase in cost of processing and service reflects the addition of Loyalty Magic expenses along with the additional staffing and related expenses in our U.S. Client Management department.

          Cost of licensing revenue primarily consists of salaries, employee benefits, related expenses and overhead for our client support staff along with the technical staff's time spent on maintenance activities related to licensed software. Cost of license revenue increased to $21,000 for the year ended December 31, 2005 from zero for the year ended December 31, 2004.

          Cost of project related revenue was zero in 2005 compared to $103,000 in 2004; these expenses represented salaries, employee benefits, related expenses and overhead for our staff that was responsible for a project for a large, retail client that was ended in 2004.

          Research and Development expenses consist primarily of salaries, employee benefits and overhead costs, incurred primarily by our technical staff for the portion of their time spent furthering the development of our various products. Research and development expenses decreased $555,000, or 43%, to $728,000 for the year ended December 31, 2005 from $1,283,000 for the year ended December 31, 2004. Cost was higher in 2004 because of the substantially higher investment made in 2004 on the development of our CALS software. At the end of 2004, the Company reduced its Research and Development staff and overhead. Overhead costs were reduced by $220,000 and Salary and Related Costs were reduced by $554,000. In 2005, as required by U.S. GAAP, the Company expensed certain software development costs that had been previously capitalized by Loyalty Magic. The $206,000 in development costs, described in this document as In Process Research & Development was charged to Research and Development in 2005.

          Sales and marketing expenses consist primarily of salaries, employee benefits, travel, marketing, public relations and related overhead costs of the sales and marketing department. Sales and marketing expenses decreased $275,000, or 32%, to $592,000 for the year ended December 31, 2005 from $867,000 for the year ended December 31, 2004. The decrease was primarily related to reductions in allocations from G&A and Services ($170,000), lower Salary and Related Costs ($27,000), lower professional services costs ($19,000), and a decrease in travel related expenses ($7,000).

          General and administrative expenses consist primarily of salaries, employee benefits, related overhead costs and professional service fees. General and administrative expenses decreased $228,000, or 12%, to $1,685,000 for the year ended December 31, 2005 from $1,913,000 for the year ended December 31, 2004. General and administrative expenses in 2004 included an accrual of $225,000 related to severance pay for the Company's former CEO that did not occur in 2005. The general and administrative expenses for Catuity declined in 2005 but this decline was offset by the addition of four months of general and administrative expenses from Loyalty Magic.

          General and administrative-stock based compensation expense occurred as a result of issuing options to certain employees whose grant price was less than the closing price of Catuity common stock on the date of the grant and due to the Restricted Stock plans started in 2005. In 2004, no expense was recorded as there were no options issued at a price less than the fair market value on the date of grant.

          Amortization of intangibles represents the amortization expenses associated with the intangibles acquired in the Loyalty Magic transaction. $1,933,300 of the Loyalty Magic purchase price was established as amortizable intangibles (primarily trademarks - 30 year life, customer contracts - 5 year life, customer relationships -- 10 year life, proprietary software - 5 year life and non-compete agreements - 5 year life.) The amount expensed for the four months of amortization in each category is detailed below in Note 6.

          Other income increased in 2005 to $109,000 compared to $97,000 in 2004 due to interest received on investments in the United States and Australia.

OPERATING RESULTS FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2006 AND
2005

          Catuity completed the acquisition of Loyalty Magic on September 1, 2005. As a result, the financial information for the nine and three month periods ended September 30, 2006 includes the operating results of Loyalty Magic while the financial information for the nine and three month periods ended September 30, 2005 includes only the month of September for Loyalty Magic.

REVENUE

          Total revenues for the three month period ended September 30 ("third quarter") increased to $435,000 in 2006 compared to $174,000 in 2005. Total revenues for nine months increased to $1,395,000 in 2006 from $220,000 in 2005. Although U.S. revenue has increased year-over-year, the $261,000 3rd quarter and $1,175,000 nine month increases are principally attributable to the operations of Loyalty Magic. Processing revenues are generally recurring in nature and result from the hosting of loyalty and gift card programs on our servers and related on-going support for the customer's programs. Most of our revenue was from processing and hosting programs (79% in the 3rd quarter and 75% through nine months). Service revenue is generally non-recurring and results from one time projects for customers. Service revenue represented 16% of our revenue in the third quarter of 2006 and 21% through the first nine months of 2006. License revenue consists of software license and maintenance fees for customers who operate our software on their own equipment. In the third quarter 2006, 5% of our revenue came from licensing arrangements with our customers (4% through the first nine months of 2006).

          Third quarter 2005 revenues consisted of approximately $140,000 in processing revenue; $10,000 in service revenue; and approximately $24,000 in license revenue. For the nine months ended September 30, 2005 there was $140,000 processing revenue; $31,000 service revenue; and $49,000 licensing revenue.

COST OF PROCESSING REVENUE

          Cost of processing revenue primarily consists of co-location facility costs, other processing costs, third party costs, salary and related expenses, office costs, and overhead for the staff that work on supporting customer programs. Of the $422,000 of cost of processing revenue in the third quarter of 2006, $195,000 was due to U.S. based cost and $227,000 related to Loyalty Magic. Cost of processing revenue in the third quarter of 2005 was $63,000 for Loyalty Magic with $85,000 related to building U.S. processing and customer support capabilities. Cost of processing revenue at the end of nine months was $1,237,000 in 2006 and $215,000 in 2005.

COST OF SERVICE REVENUE

          Cost of service revenue primarily consists of employee salary and related costs, third party costs and overhead cost associated with the staff that works on special projects and software customization for customers. Cost of service revenue for the third quarter increased from $58,000 in 2005 to $74,000 in 2006. The $74,000 cost in the third quarter of 2006 related to project work performed for customers of Loyalty Magic. For the nine months ended September 30, 2006 cost of service revenue was $219,000 and $76,000 in 2005.

COST OF LICENSE REVENUE

          Cost of license revenue consists of the salary related expenses, overhead for client support and technical staff time spent on maintenance activities related to software that has been licensed to customers. In the first nine months of 2006 there were no costs associated with licensing.

COST OF REVENUE - AMORTIZATION OF INTANGIBLES

          The cost of amortization of intangible assets represents the monthly amortization expense from the purchase price of Loyalty Magic allocated to software that relates to processing. These intangible assets are amortized on a cash flow basis over the estimated useful life in years.

COST OF REVENUE - STOCK-BASED COMPENSATION

          Cost of Revenue - stock-based compensation expense represents the costs related to equity based compensation awards under the Company's employee restricted stock and stock option plans for those employees whose compensation cost is charged to cost of revenue.

RESEARCH AND DEVELOPMENT

          Research and Development expenses consist primarily of salaries, employee benefits and overhead cost for work on upgrades and future releases of the Company's software. Research and Development expenses were $111,000 in the third quarter of 2006 compared to $317,000 in the third quarter of 2005 and through nine months of 2006 the expense was $370,000 versus $570,000 in 2005. The decrease of $206,000 in the third quarter and $189,000 for nine months is attributable to a write-off of in-process R&D expense in conjunction with the Loyalty Magic acquisition.

RESEARCH AND DEVELOPMENT - STOCK-BASED COMPENSATION

          Research and Development - stock-based compensation expense represents the costs related to equity based compensation awards under the Company's employee restricted stock and stock option plans for those employees whose compensation cost is charged to research and development.

SALES AND MARKETING

          Sales and marketing expenses consist primarily of salaries, employee benefits, travel, marketing, and related overhead costs of the Company's sales and marketing departments. Sales and marketing expenses increased $122,000, or 110%, in the third quarter of 2006 compared to the third quarter of 2005. In the third quarter approximately $40,000 of the increase was from the addition of Loyalty Magic, while approximately $82,000 of the increase was principally due to salary, employee benefits, and office costs associated with the growth of Catuity's U.S. sales staff in 2006 compared to 2005. In the nine months ended September 30, 2006 sales and marketing expense was $757,000 compared to $398,000 in the first nine months of 2005.

SALES AND MARKETING - AMORTIZATION OF INTANGIBLES

          The cost of amortization of intangible assets represents the monthly amortization expense from the purchase price of Loyalty Magic allocated to customer contracts and customer relationships. The intangible assets of customer contracts and customer relationships are amortized on a cash flow basis over their estimated useful life in years.

SALES AND MARKETING - STOCK-BASED COMPENSATION

          Sales and Marketing - stock-based compensation expense represents the costs related to equity based compensation awards under the Company's employee restricted stock and stock option for those employees whose compensation cost is charged to sales and marketing.

GENERAL AND ADMINISTRATIVE

          General and administrative expenses consist primarily of salaries, employee benefits, general overhead costs and professional services fees related to the management of the company. General and administrative expenses increased $72,000, or 16%, in the third quarter of 2006 compared to the third quarter of 2005 due principally to the addition of Loyalty Magic. In the nine months ended September 30, 2006 general and administrative expense was $1,583,000 compared to $1,178,000 in the first nine months of 2005.

GENERAL AND ADMINISTRATIVE - STOCK-BASED COMPENSATION

          General and administrative stock-based compensation expense represents the costs related to equity based compensation awards under the Company's employee and director restricted stock and stock option plans for those employees and directors whose compensation cost is charged to general and administrative expense.

GENERAL AND ADMINISTRATIVE - AMORTIZATION OF INTANGIBLES

          The cost of amortization of intangible assets represents the monthly amortization expense from the purchase price of Loyalty Magic allocated to trademark and non-compete agreements. The intangible for trademarks is amortized on a straight line basis over a 30 year life, while the value of non-compete agreements is amortized over a 5 year life on a straight line basis.

          LIQUIDITY AND CAPITAL RESOURCES

          Historically, we have funded our operations with proceeds from the issuance of common stock and cash collections from customers. As of September 30, 2006, the Company had approximately $640,000 in cash and cash equivalents, a decrease of $319,000 from the cash balance on December 31, 2005. The decrease is due to cash utilization of approximately $2,565,000 during the first nine months of the year, partially offset by a short term investment of approximately $2,246,000 held at December 31, 2005 which matured during this nine month period.

          Net cash used in operating activities was $2,449,000 for the nine month period ended September 30, 2006 compared with $1,849,000 for the nine month period ended September 30, 2005. The $600,000 increase is attributable to an increase of $1,265,000 in the 2006 net loss over 2005. Much of the loss experienced in the first three quarters of 2006, versus the first three quarters of 2005, is attributed to increases in non-cash expenses for depreciation and amortization of $286,000, and an increase in stock-based compensation of $471,000.

          Cash from investing activities was $2,114,000 for the nine month period ended September 30, 2006 compared with a usage of $6,148,000 for the nine month period ended September 30, 2005. The cash from investing activities in 2006 was from the maturity of a short term investment of $2,246,000 during the period, offset by purchases of property and equipment of $132,000. Of the $6,148,000 of cash used in 2005, $5,971,000 was for the purchase price and associated legal, accounting, and other professional services incurred in the acquisition of Loyalty Magic, and $177,000 for the purchase of property and equipment.

          Net cash used in financing activities in the nine months of 2006 is due to repayment of fractional shares in conjunction with the Company's reverse stock split in November 2004 and approximately $7,358,000 in 2005 in conjunction with the Loyalty Magic acquisition.

          The Company has $639,707 in cash as of September 30, 2006.

          On November 22, 2006, Catuity completed a $2,250,000 raise of new capital in the form of notes convertible into shares of common stock, warrants and the issuance of preferred stock convertible into common stock. The capital is being used to fund company operations, including the expansion of our sales and marketing function in the U.S.

          The Company believes that, in addition to funds currently on hand and together with existing revenue opportunities and capital resources, funds from additional financing activities (such as an acquisition or another capital raise) will be needed in order to finance anticipated liquidity needs through 2007.

CONTRACTUAL OBLIGATIONS

          The following table presents our contractual obligation and commitments as of January 1, 2006 over the next 5 years.

Contractual Obligations:     Total      2006       2007       2008     2009   2010
------------------------   --------   --------   --------   --------   ----   ----
Operating Leases           $221,710   $143,268   $ 93,040   $  2,274     --     --
Capital Leases               33,188     23,566      9,622         --     --     --
                           --------   --------   --------   --------    ---    ---
   Total                   $254,898   $166,835   $102,662   $  2,274     --     --
                           ========   ========   ========   ========    ===    ===

          There have been no material changes in our obligations in 2006.

          CRITICAL ACCOUNTING POLICIES AND ASSUMPTIONS

          The accompanying consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States. When more than one accounting principle or the method of its application is generally accepted, we select the principle or method that is appropriate in our specific circumstances (see Note 2 of Notes to Consolidated Financial Statements). Application of these accounting principles requires us to make estimates about the future resolution of existing circumstances. As a result, actual results could differ from these estimates. In preparing these financial statements, we have made our best estimates and judgments of the amounts and disclosures included in the consolidated financial statements, giving due regard to materiality.

          REVENUE RECOGNITION

          The three distinct revenue streams that result from the Company's business activities are processing & service revenue, license revenue and project related revenue.

          Processing and Service Revenue: Processing and service revenue includes training, consulting, installation support, post-installation support, maintenance fees and application processing/hosting. Training, consulting, installation support and post-installation support are generally billed on a time and material basis and revenue is recognized as the service is provided. Maintenance revenues are recognized ratably over the maintenance term. Application processing/hosting is generally recognized as revenue in the month that the services are performed. Payments for service revenues are generally not refundable.

          License Revenue: License revenue is recognized in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, which provides for recognition of revenue when persuasive evidence of an arrangement exists, delivery of the product has occurred, no significant obligations remain on the Company's part with regard to implementation, the fee is fixed and determinable, and collectibility is probable. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair value of each element. Revenue recognized from multiple-element arrangements is allocated to undelivered elements of the arrangement, such as maintenance, based on the relative fair value of each element. The Company's determination of fair value of each element in multi-element arrangements is based on vendor-specific objective evidence
(VSOE). The Company limits its assessment of VSOE for each element to either the price charged when the same element is sold separately or the price established by management for an element not yet sold separately. The Company has established VSOE for maintenance services. The Company does not generally provide for a right of return in its license contracts.

          Project Related Revenue: Project related revenue includes integration, customization and miscellaneous project related fees for work performed for a customer to deploy or modify the Company's loyalty and gift card applications. Project related revenue is billed on a fixed price basis. The Company recognizes revenue on fixed price contracts using the proportional performance method in accordance with SAB 101, Revenue Recognition in Financial Statements, and SAB 104, Revenue Recognition, based on hours incurred as a proportion of estimated total hours of the respective contract. The cumulative impact of any revisions in estimated total revenues and direct contract costs are recognized in the period in which they become known. Revenue in excess of billings is recognized as unbilled receivables and is included in work in process in the consolidated balance sheet. Billings in excess of revenue are recorded as deferred revenue until revenue recognition criteria are met. The Company generally does not provide for a right of return in its project related contracts.

          Deferred Revenue: Revenue is deferred for any undelivered elements and is recognized upon product delivery or when the service has been performed.

          DEFERRED TAX ASSETS

          The Company records a full valuation allowance against net deferred tax assets. Based on historical operating losses, it is difficult to determine the amount or timing of future earnings, therefore, there is currently no tax benefit recorded by the Company due to the full valuation allowance.

          ACCOUNTING FOR EQUITY INSTRUMENTS

          The Company accounted for stock-based awards issued to employees under the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees" ("APB 25") and adopted the disclosure-only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). We adopted SFAS 123(R) as of January 1, 2006, as required. SFAS 123(R) requires the measurement of all employee share-based awards using a fair-value-based method. The level of impact on the Company's financial statements will depend, in part, on future grant awards.. See note 4 for a description of the expense recorded for the three and nine month periods of 2006 under SFAS 123(R).

          RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004 and 2005), "Share-Based Payment" ("SFAS 123(R)") which requires the measurement of all employee share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in the consolidated statement of operations. The accounting provisions of SFAS 123(R) are effective for reporting periods beginning after December 15, 2005. We adopted SFAS 123(R) effective January 1, 2006. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. As a result, because SFAS 123(R) requires the expensing of stock options, it will have an adverse effect on our future financial results. The level of impact on the Company's financial statements will depend, in part, on future grant awards.

     In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48 Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return, including a decision whether to file or not to file in a particular jurisdiction. FIN 48 is effective for fiscal years beginning after December 15, 2006. If there are changes in net assets as a result of application of FIN 48 these will be accounted for as an adjustment to retained earnings. The Company is currently assessing the impact of FIN 48 on its consolidated financial position and results of operations.

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"), which establishes a framework for measuring fair value and requires expanded disclosure about the information used to measure fair value. The statement applies whenever other statements require, or permit, assets or liabilities to be measured at fair value. The statement does not expand the use of fair value in any new circumstances and is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption encouraged. The Company is currently assessing any potential impact of adopting this pronouncement.

     In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company has determined that there is no impact from applying this interpretation.

                  MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK

          Catuity ("CTTY") was listed on the NASDAQ Small Cap Market beginning December 1, 2000. Chip Application Technologies (then named Card Technologies Australia) was listed on the Australian Stock Exchange ("ASX") under the trading symbol "CAT" from July 11, 1997 to November 22, 1999. On November 23, 1999, upon Catuity's acquisition of Chip Application Technologies, we replaced Chip Application Technologies as the listed entity on the ASX under the same trading symbol. We continue to be traded on the ASX. Also, 256,520 shares of common stock were issued on September 1, 2005 to existing Australian shareholders and accredited Australian institutional buyers pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended. These shares are traded under the symbol CATN since they cannot be owned by US persons in compliance with regulations.

          Our high and low sales prices on the ASX and NASDAQ for each quarter within the last two fiscal years are shown below, both in Australian dollars and in U.S. dollars.


                           SYMBOL - CAT                     SYMBOL - CATN                        SYMBOL - CTTY
                 -------------------------------   -------------------------------   -------------------------------------
                      HIGH             LOW              HIGH             LOW              HIGH                  LOW
    PERIOD       (AUSTRALIAN $)   (AUSTRALIAN $)   (AUSTRALIAN $)   (AUSTRALIAN $)   (UNITED STATES $)   (UNITED STATES $)
--------------   --------------   --------------   --------------   --------------   -----------------   -----------------
2005
First Quarter        $ 7.00           $ 3.90              N/A              N/A             $ 8.30              $3.47
Second Quarter       $18.50           $ 4.50              N/A              N/A             $22.58              $3.75
Third Quarter        $23.00           $10.50           $13.50           $10.50             $20.39              $8.53
Fourth Quarter       $14.20           $ 9.25           $11.00           $ 7.50             $12.10              $5.97

2006
First Quarter        $11.00           $ 8.00            10.00             5.75             $ 9.17              $5.68
Second Quarter       $10.00           $ 5.00             8.00             3.00             $ 8.03              $4.49
Third Quarter        $ 7.00           $ 3.50             5.00             3.00             $ 4.97              $3.06
Fourth Quarter       $ 7.50           $ 4.00             5.20             3.00             $ 6.19              $3.14

          As of December 31, 2006 there were approximately 2,000 shareholders of record of our common stock as reported to us by Computershare Investor Services, our transfer agent.

DIVIDEND POLICY

          The Company has never paid any cash dividends on its common stock, and currently does not intend to pay any cash dividends on common stock. The Company has paid dividends on its shares of convertible preferred stock starting December 1, 2006.

          Any decision to declare and pay dividends in the future will be made at the discretion of the Board of Directors and will depend on, among other things, the results of operations, capital requirements, financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant. In addition, the terms of the 10% convertible preferred stock restricts the Company's ability to pay dividends on its common stock. The holders of the 10% convertible preferred stock are entitled to receive cumulative preferential cash dividends at the rate equal to 10% of the purchase price of the preferred stock payable monthly in arrears, on the first day of each month. The Company may not pay any dividends on its common stock before all dividends are paid on the 10% convertible preferred stock.

EQUITY COMPENSATION PLAN INFORMATION

          The following table reflects information about the securities authorized for issue under our equity compensation plans as of December 31, 2006.

                                                                                         NUMBER OF SECURITIES REMAINING
                                         NUMBER OF SECURITIES                         AVAILABLE FOR FUTURE ISSUANCE UNDER
                                           TO BE ISSUED UPON      WEIGHTED-AVERAGE          EQUITY COMPENSATION PLANS
                                              EXERCISE OF        EXERCISE PRICE OF     (EXCLUDING SECURITIES REFLECTED IN
                                          OUTSTANDING OPTIONS   OUTSTANDING OPTIONS                COLUMN (A)
PLAN CATEGORY:                                    (A)                   (B)                           (C)
--------------                           --------------------   -------------------   -----------------------------------
Equity compensation plans approved by
   security holders                             259,348               $20.10                        40,652

Equity compensation plans not approved
   by security holders                              -0-                   -0-                           -0-

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

          The securities being offered by the selling stockholders are shares of our common stock. As of December 31, 2006 there were issued and outstanding, 2,242,343 shares of common stock.

          The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of common stock are fully paid and non-assessable. Please review our certificate of incorporation, as amended, and bylaws, copies of which have been filed with the SEC, as well as the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our shares.

          The holders of common stock do not have a cumulative voting right, which means that the holders of more than fifty percent of the shares of common stock voting for election of directors may elect all the directors if they choose to do so. In this event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors. Except as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock then outstanding, all stockholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of stockholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy.

SENIOR CONVERTIBLE NOTE

          The Senior Notes are in the aggregate face amount of US$1.8 million. The Senior Notes carry interest at the rate of 10% per annum compounded monthly. The Company issued and sold the Senior Notes and warrants at a discount off of face amount, for an aggregate sales price of US$1.62 million. The Senior Notes are secured by a senior security interest in all of our and our subsidiaries' assets.

          Upon a change of control of Catuity involving the acquisition of voting control or direction over 50% or more of our outstanding common stock, the Investors have the right to cause Catuity to repurchase the Senior Notes in cash for the greater of (A) 130% of the equity value or (B) 150% of the issue price plus accrued but unpaid interest. In the event of a change of control at a per share price which is equal to or greater than 200% of the Conversion Price, then 130% in (A) above will be reduced to 120%.

          The Company has the right to redeem in cash any or all of the outstanding Senior Notes at any time prior to maturity, upon three (3) business days prior written notice, at the greater of (x) one hundred twenty percent (120%) of the principal amount to be redeemed or (y) the product of (i) the remaining principal balance of the Convertible Note divided by the Conversion Price in effect on the day before such redemption notice is sent and (ii) the closing sale price of the Common Stock on the day before such redemption notice is sent, plus in each case, the amount of any accrued but unpaid interest, subject to the maximum amount of interest allowed to be charged by law, payable in cash. In the event of any redemption of the Senior Notes, the Investors shall retain the Warrants and the "Registration Rights" that attached thereto.

PREFERRED STOCK

          The Company's Board of Directors is authorized to issue up to 666,667 shares of preferred stock, par value $.001 per share, in one or more series and to fix, by resolution, conditional, full, limited or no voting powers, and the designations, preferences, the number of shares, dividend rates, conversion or exchange rights, redemption provisions or other special rights of the shares constituting any class or series as the Board of Directors may deem advisable without any further vote or action by the stockholders. Any shares of preferred stock issued by Catuity could have priority over Catuity common stock with respect to dividends or liquidation rights and could have voting and other rights of stockholders.

SERIES A CONVERTIBLE PREFERRED STOCK

          The Company's Board of Directors has designated 700 shares of preferred stock as "Series A Convertible Preferred Stock" with a stated value of $1,000 per share. There are presently 700 shares of Series A Convertible Preferred Stock outstanding. The holders of Series A Convertible Preferred Stock will have no voting rights other than as may be required by law.

          When and if declared by the Board of Directors, dividends-A holder of the Series A Convertible Preferred Stock is entitled to receive monthly cumulative cash dividends in arrears, commencing on December 1, 2006. The dividend rate is 10% of the stated value.

          A liquidation preference is granted to the holders of the Series A Convertible Preferred Stock and they shall be entitled to receive cash out of the assets of the Company equal to the stated amount before any amount shall be paid to the holders of any of the capital shares of the Company of any class junior in rank to the shares of Series A Preferred Stock.

          Voluntary Conversion-Holders of the Series A Convertible Preferred Stock are entitled, at any time, subject to prior redemption, to convert each share of Series A Convertible Preferred Stock into shares of common stock at the conversion price equal to $3.25 per share.

WARRANTS

          We currently have outstanding warrants to acquire up to 357,143 shares of common stock.

          Each Warrant is exercisable at any time prior to five years after the date of issuance of the warrant, at an initial exercise price equal to $3.58 per share of common stock. The warrants contain a cashless exercise feature and full-ratchet and other standard anti-dilution protection. We have the right to redeem the warrants at $.01 per share on ten (10) days prior written notice provided (i) the shares of common stock underlying the warrants are free trading, (ii) the average daily dollar trading volume of our common stock is at least $400,000.00, and no single trading day is less than $200,000.00, based upon a closing bid price of at least $7.87 for each of the twenty (20) trading days immediately preceding the notice of redemption as reported by Bloomberg and (iii) such redemption shall be limited to 100,000 warrants every thirty (30) calendar days.

          Upon a change of control of Catuity that is within Catuity's control, the warrant holders have the right to cause us to pay the Black-Scholes value of the warrants subject to a volatility cap of 60. To the extent not redeemed upon a change of control, each warrant holder has the right to cause the ultimate parent company of the acquiring or surviving company in the change of control to issue new warrants in replacements of the warrants with terms (including, without limitation, exercise rights and anti-dilution rights) equivalent to those contained in the warrants.


                         PRO FORMA CAPITALIZATION TABLE

          Set forth below is the historical capitalization of the Company as of September 30, 2006 and pro forma capitalization reflecting the November 2006 capital raise. The pro forma amounts are based on estimates of the fair value of the securities sold. The Company is evaluating these estimates and will finalize them when it prepares the December 2006 financial statements.




                                                                Historical         Pro Forma
                                                               ------------      -------------
LONG TERM DEBT:
Senior debt (10% convert. notes)                               $          0       $          0 1
                                                               ------------       ------------
Total long term debt                                                      0                  0
                                                               ------------       ------------
STOCKHOLDERS' EQUITY:
Common stock, $.01 par value, authorized
6,666,667 shares; issued and outstanding 2,237,000 shares             2,253              2,253
Preferred Stock                                                           0            630,000 2
Warrants                                                                  0            606,269 3
Additional paid-in capital                                       46,211,592         47,614,293
Accumulated deficit                                             (40,709,742)       (41,098,511)4
Foreign currency translation adjustment                             (49,310)           (49,310)
                                                               ------------       ------------
Total stockholders' equity                                        5,454,793          7,704,793
                                                               ------------       ------------

TOTAL CAPITALIZATION                                           $  5,454,793       $  7,704,793
                                                               ============       ============


1 -- Senior debt "Pro Forma" is reflected at the net proceeds received of $1.62 million net of a $1.62 million debt discount related to the allocation of a portion of the proceeds to the fair value of the warrants and a beneficial conversion feature contained in the Senior debt. This debt discount will be amortized to interest expense over the three year term of the debt using the effective interest method.

2 -- Represents the estimated net proceeds received for the preferred stock.

3 -- Represents the relative fair value of the 357,143 warrants that were issued.

4 -- Reflects the estimated charge to earnings available to the common stockholder to be recorded in the fourth quarter of 2006 related to the beneficial conversion feature on the preferred stock. This charge will increase the loss applicable to common stock. The Company estimates this charge will increase the basic and diluted loss per common share by $0.17.


                              SELLING STOCKHOLDERS

          The Selling Stockholders listed in the table below may use this prospectus for the resale of shares of Common Stock being registered hereunder, although no Selling Stockholder is obligated to sell any such shares. None of the shares of Common Stock offered by this prospectus are outstanding as of the date hereof, and all such shares of Common Stock are issuable upon the conversion of certain outstanding convertible securities. The Selling Stockholders who hold such convertible notes and convertible preferred shares are not required to convert, as applicable, such securities. The table below sets forth information as of December 31, 2006 to reflect the sale of shares being offered by the Selling Stockholders. No Selling Stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

          We are not able to estimate the number of shares that will be held by the Selling Stockholders after the completion of this offering because the Selling Stockholders may offer all or some of the shares and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares offered hereby, except as otherwise noted below. The following table assumes that all of the shares being registered hereby will be sold.

                                                                                            SHARES OF COMMON
                                           SHARES OF COMMON STOCK                          STOCK BENEFICIALLY
                                             BENEFICIALLY OWNED                              OWNED AFTER THE
                                              PRIOR TO OFFERING      NUMBER OF SHARES OF        OFFERING
                                           ----------------------    COMMON STOCK TO BE    ------------------
SELLING STOCKHOLDERS                         NUMBER      PERCENT    SOLD IN THE OFFERING    NUMBER    PERCENT
--------------------                       ----------   ---------   --------------------   -------   --------
Gottbetter Capital Master, Ltd.              474,835      15.77            474,835            0          0
BridgePointe Master Fund Ltd.                294,396       9.78            294,396            0          0
TOTAL                                        769,230      25.54            769,230            0          0
(0.77 shares account for rounding error)

          The name of the person who has voting or investment control over the securities owned by Gottbetter Capital Master, Ltd., is Adam Gottbetter. Gottbetter Capital Master, Ltd. is managed by Gottbetter Capital Management, LP. Mr. Adam Gottbetter also has voting and investment control over that entity and ultimately Gottbetter Capital Master, Ltd.

          The name of the person who has voting or investment control over the securities owned by BridgePointe Master Fund Ltd. is Michael Kendrick and Eric Swartz..

          Our written agreements with the Selling Stockholders provide that they and their respective affiliates cannot convert its note or its convertible preferred shares, or exercise any warrants, if such action would cause a Selling Stockholder and its affiliates to own in excess of 4.99% of our outstanding common stock.

                              PLAN OF DISTRIBUTION

          Each Selling Stockholder of our Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on our principal markets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits buyers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - settlement of short sales entered into after the date of this prospectus;

     - broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale;

     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     -    any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the Buyer of shares, from the Buyer) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

     In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

     We are required to pay certain fees and expenses we incur incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each Buyer at or prior to the time of the sale.

                                     EXPERTS

     The Company's full-year financial statements included in this prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, and full-year pre-acquisition Loyalty Magic financial statements have been audited by the independent firm of McInnes, Graham & Gibbs, to the extent and for the periods set forth in their respective reports appearing elsewhere herein and are included in reliance upon such report given upon the authority of those firms as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the issuance of the common shares to be sold by the selling stockholders under this prospectus and warrants was passed upon for our company by Jaffe, Raitt, Heuer & Weiss, Professional Corporation.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

-    for any breach of their duty of loyalty to us or our stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporation Law; or

- for any transaction from which the director derived an improper personal benefit.

          In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). We maintain directors' and officers' liability insurance.

          These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of public reference room. Our SEC filings are also available to the public from commercial document retrieval services and through the web site maintained by the SEC at www.sec.gov.

          This prospectus is part of a registration statement on Form SB-2 that we have filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, sell the Common Stock described in this prospectus. We may prepare a prospectus supplement at any time to add, update or change information contained in this prospectus.

     As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with or incorporated by reference into the registration statement. Whenever a reference is made in this prospectus to an agreement or other document of the Company, be aware that such reference is not necessarily complete and that you should refer to the exhibits that are filed with or incorporated by reference into the registration statement for a copy of the agreement or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the web site maintained by the SEC at www.sec.gov.

     You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

     We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

          There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last two fiscal years or the interim period from January 1, 2006 through the date of this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

          The registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

          In addition, the registrant's bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). The registrant maintains director and officer liability insurance.

          These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

Registration Fee               $    76.75
Legal Fees and Expenses        $   10,000
Accounting Fees and Expenses   $   10,000
Miscellaneous                  $    5,000
Total                          $25,076.75

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

          2006

          On November 22, 2006, Catuity entered into a Securities Purchase Agreement, pursuant to which Catuity sold or issued $1,800,000 in aggregate principal amount of its 10% Senior Convertible Notes (the "Senior Notes"), 700 shares of Series A Convertible Preferred Stock ($700,000 aggregate stated value)(the "Preferred Shares"), and warrants to purchase 357,143 shares of its common stock (the "Warrants") (the "2006 Private Placement"). These Senior Notes and Preferred Shares were issued at a discount to face or stated value, for aggregate gross proceeds to Catuity (before deduction of advisory and other transaction-related fees and expenses) of $2,250,000.

          The Private Placement was made to two accredited investors in a transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Regulation D promulgated thereunder. Pursuant to a Registration Rights Agreement entered into pursuant to the Securities Purchase Agreement, Catuity agreed to file a registration statement under the Securities Act registering the resale of the common shares that are issuable on conversion of the Senior Notes and Preferred Shares that were issued in the Private Placement.

          Catuity paid the placement agent for the financing (Broadband Capital Management, LLC) a fee of 7% of the gross cash proceeds received by Catuity in the financing, together with reimbursement of its actual expenses. Catuity paid the lead investor's due diligence and legal fees and expenses and shall bear all of its own legal and professional fees and expenses, including but not limited to those associated with the filing of its Registration Statement as contemplated by this transaction. The total legal and due diligence costs Catuity incurred as a result of the financing were approximately $120,000.

          2005

          On September 19, 2005, Catuity issued 270,000 shares of its common stock in a private placement to five accredited institutional investors. These shares were issued pursuant to an exemption from registration under Regulation D of the Securities Act. The shares were issued under the same pricing, terms and conditions as the shares issued on September 1, 2005 as part of the Company's acquisition of Loyalty Magic Pty. Ltd and its associated capital raise. The shares were issued at $7.50 per share and raised $2,025,000. The Company paid fees of $160,620 in order to raise the $2,025,000.

          On September 1, 2005, the Company issued 335,000 shares of its common stock to the shareholders of Loyalty Magic as part of the consideration for the Company acquiring Loyalty Magic. These shares were issued pursuant to an exemption from registration under Regulation D of the Securities Act of the United States.

          Also on September 1, 2005, the Company issued 700,000 shares of its common stock to existing Australian shareholders who opted to subscribe for shares, accredited Australian institutional buyers, and certain U.S. accredited institutional investors who purchased shares that were not subscribed for by Australian buyers. 256,520 shares of common stock were issued to existing Australian shareholders and accredited Australian institutional buyers pursuant to an exemption from registration under Regulation S of the Securities Act of the United States. 443,480 shares of common stock were issued to accredited U.S. institutional investors and members of Catuity's Board of Directors pursuant to an exemption from registration under Regulation D of the Securities Act of the United States. The shares were sold for A$10.00 per share in Australia and $7.50 per share (A$10.00 per share at a .7500 foreign currency exchange rate). The sale of shares to Australian shareholders and institutional buyers resulted in A$2,565,200 ($1,923,900). The sale of shares to U.S. accredited institutional investors and Directors resulted in A$4,434,800 ($3,326.100) to the Company. The Company paid a total of A$488,300 ($366,200) in brokerage commissions and placement fees in order to raise the A$7,000,000 ($5,250,000). All U.S. dollar amounts shown above were determined using a foreign currency exchange rate between the Australian and U.S. dollar of .7500.

ITEM 27. EXHIBITS

          (a) Exhibits.

          The exhibits filed with this registration statement or incorporated herein by reference are set forth on the Exhibit Index set forth elsewhere herein.

          (b) Financial Statement Schedules.

          Schedules filed with this registration statement are set forth on the Index to Financial Statements set forth elsewhere herein.

ITEM 28. UNDERTAKINGS

          (a) The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. to remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlottesville, Commonwealth of Virginia, on February 5, 2007.

                                        CATUITY INC.


                                        By: /s/ Alfred H. (John) Racine, III
                                            ------------------------------------
                                            Alfred H. (John) Racine, III
                                            Chief Executive Office

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Catuity Inc. hereby constitutes and appoints each of Alfred H.
(John) Racine, III and Debra R. Hoopes, his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of Common Stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

             Name                               Title                   Date
             ----                               -----                   ----

/s/ Alexander S. Dawson               Chairman                    February 5, 2007
-----------------------------------
Alexander S. Dawson


/s/ Alfred H.(John) Racine III        President, Chief            February 5, 2007
-----------------------------------   Executive Officer and
Alfred H.(John) Racine III            Director (Principal
                                      Executive Officer)


/s/ Geoffrey C. Wild                  Director                    February 5, 2007
-----------------------------------
Geoffrey C. Wild


/s/ Donald C. Campion                 Director                    February 5, 2007
-----------------------------------
Donald C. Campion


/s/ Clifford W. Chapman Jr.           Director                    February 5, 2007
-----------------------------------
Clifford W. Chapman Jr.


/s/ Debra R. Hoopes                   Sr. Vice President, Chief   February 5, 2007
-----------------------------------   Financial Officer and
Debra R. Hoopes                       Secretary (Principal
                                      Accounting Officer)

                                  EXHIBIT LIST

          The following exhibits are filed herewith or are incorporated by reference to exhibits previously filed with the SEC. Catuity shall furnish copies of exhibits for a reasonable fee (covering the expense of furnishing copies) upon request.

EXHIBIT
 NUMBER                                  DESCRIPTION
 ------                                  -----------
3.1       Registrant's Certificate of Incorporation, which appears as Exhibit
          3.3 to Registrant's Form 10-12G filed March 21, 2000, which is incorporated herein by reference.

3.2       Registrant's Certificate of Amendment to the Certificate of
          Incorporation, which appears as Exhibit 3.4 to Registrant's Form
          10-12G filed March 21, 2000, which is incorporated herein by reference.

3.3       Registrant's Certificate of Designations for Series A Convertible
          Preferred Stock, which appears as Exhibit 3.1 to Registrant's Form 8-K filed September 22, 2006, which is incorporated herein by reference.

3.4       Registrant's By-Laws, which appears as Exhibit 3.5 to Registrant's
          Form 10-12G filed March 21, 2000, which is incorporated herein by reference.

3.5 Certificate of Registration of Card Technologies Australia Limited, which appears as Exhibit 3.1 to Registrant's Form 10-12G filed March
          21, 2000, which is incorporated herein by reference.

3.6       Certificate of Registration on change of name from Card Technologies
          Australia Limited to Chip Application Technologies Limited, which appears as Exhibit 3.2 to Registrant's Form 10-12G filed March 21,
          2000, which is incorporated herein by reference.

3.7       Bylaws of Catuity, Inc. (formerly Novatec Inc.) as amended June 25,
          2001, which appears as Exhibit 3(ii) to Registrant's Form 10-Q for the quarter ended June 30, 2001, which is incorporated herein by reference.

3.8       Bylaws of Catuity Inc. (formerly Novatec Inc.) as amended effective
          September 1, 2004, which appears as Exhibit 3(g) to Registrant's Form
          10-Q for the quarter ended June 30, 2004, which is incorporated herein by reference.

3.9       Certificate of Amendment of Amended Certificate of Incorporation of
          Catuity Inc. which appears as Exhibit 3(h) to Registrant's Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference.

5 Opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, as to legality of the securities being offered.

10.1      Registrant's 2000 Director Stock Option Plan, which appears as Exhibit
          4.2 to Registrant's Form S-8 filed December 20, 2000, which is incorporated herein by reference.*

10.2      Employment agreement of John H. Lowry III, which appears as Exhibit
          10.10 to Registrant's Form 10-12G filed March 21, 2000, which is incorporated herein by reference.*

10.3 Amendment to John H. Lowry III Employment Agreement with Catuity Inc., which appears as Exhibit 10(d-1) to Registrant's Form 10-Q for the quarter ended June 30, 2004, which is incorporated herein by reference. *

10.4      Form of Indemnification Agreement, which appears as Exhibit 10.24 to
          Registrant's Form 10-12G filed March 21, 2000, which is incorporated herein by reference.

10.5      Form of Stock option Plan and Form of Stock Option Agreement under
          Plan, which appears as Exhibit 10.25 to Registrant's Form 10-12G filed
          March 21, 2000, which is incorporated herein by reference.*

10.6      Catuity, Inc. 2000 Director Stock Option Plan as approved by the
          Shareholders of Catuity, Inc. on May 23, 2001, which appears as
          Exhibit 10.2(bb) to Registrant's Form 10-Q for the quarter ended June
          30, 2001, which is incorporated herein by reference.*

EXHIBIT
 NUMBER                                  DESCRIPTION
 ------                                  -----------
10.7      Amendment to Stock Option Plan, as approved by the Shareholders of
          Catuity, Inc. on May 24, 2001, which appears as Exhibit 10(s) to
          Registrant's Form 10-K for the year ended December 31, 2001, which is incorporated herein by reference. *

10.8      Consulting agreement between Visa U.S.A and Catuity, Inc., signed
          November 17, 2000, which appears as Exhibit 10(t) to Registrant's form
          10-K for the year ended December 31, 2001, which is incorporated herein by reference.

10.9      Catuity, Inc. 2002 Executive Stock Purchase Plan, which appears as
          Exhibit 4.1 to Registrant's Form S-8 filed December 6, 2002, which is incorporated here in by reference.*

10.10 Catuity, Inc. 2003 Executive Director Stock Purchase Plan which appears as exhibit 10(v) to Registrant's Form 10-K for the year ended
          December 31, 2003, which is incorporated herein by reference

10.11     Employment Agreement of Alfred H. Racine, with Catuity Inc. dated
          September 23, 2004, which appears as exhibit 10(w) to Registrant's
          Form 8-K filed September 28, 2004, which is incorporated herein by reference *

10.12 Nonqualified Stock Option Agreement with Alfred H. Racine approved by the Shareholders of Catuity Inc. on July 18, 2005, which appears as Appendix A to Registrant's proxy dated June 6, 2005, which is incorporated herein by reference.*

10.13     Catuity Inc. 2005 Employee Restricted Stock Plan approved by the
          Shareholders of Catuity Inc. on July 18, 2005, which appears as
          Appendix B to Registrant's proxy dated June 6, 2005, which is incorporated herein by reference.*

10.14 Catuity Inc. 2005 Nonemployee Director Restricted Stock Plan approved by the Shareholders of Catuity Inc. on July 18, 2005, which appears as Appendix C to Registrant's proxy dated June 6, 2005, which is incorporated herein by reference.*

10.15 Amendment dated September 21, 2005 to Alfred H. Racine employment agreement with Catuity Inc. dated September 23, 2004, which appears as exhibit 10(a) to Registrant's Form 10-Q for the quarter ended
          September 30, 2005, which is incorporated herein by reference.*

10.16 Amendment dated September 21, 2005 to John H. Lowry employment agreement with Catuity Inc. dated April 18, 2000, which appears as exhibit 10(b) to Registrant's Form 10-Q for the quarter ended
          September 30, 2005, which is incorporated herein by reference.*

10.17 Agreement between Catuity Inc. and MIA Pty. Ltd. and Chris Leach, individually for Management services dated August 31, 2005, which appears as exhibit 10(c) to Registrant's Form 10-Q for the quarter ended September 30, 2005, which is incorporated herein by reference.*

10.18     Amendment dated December 21, 2005, to Alfred H. Racine III Employment
          Agreement With Catuity Inc. Dated September 23, 2004 As Amended
          Effective September 7, 2005.*

10.19     Employment Agreement of Debra Hoopes with Catuity Inc. dated December
          6, 2006, which appears as exhibit 10.1 to Registrant's Form 8-K filed
          December 12, 2006, which is incorporated herein by reference *

10.20     Amendment dated January 24, 2007 to Employment Agreement of Debra
          Hoopes with Catuity Inc. dated December 6, 2006*

10.21 Securities Purchase Agreement for the Senior Notes, Preferred Shares and Warrants, dated November 22, 2006, by and among Catuity, Inc. and the investors thereto which appears as Exhibit 10.1 to Registrant's
          Form 8-K filed September 22, 2006, which is incorporated herein by reference.

10.22 Senior Notes issued pursuant to Securities Purchase Agreement which appears as Exhibit 10.2 to Registrant's Form 8-K filed September 22,
          2006, which is incorporated herein by reference.

10.23 Warrants issued pursuant to Securities Purchase Agreement which appears as Exhibit 10.3 to Registrant's Form 8-K filed September 22,
          2006, which is incorporated herein by reference.

10.24     Registration Rights Agreement executed pursuant to the Securities
          Purchase Agreement which appears as Exhibit 10.4 to Registrant's Form
          8-K filed September 22, 2006, which is

EXHIBIT
 NUMBER                                  DESCRIPTION
 ------                                  -----------
          incorporated herein by reference.

10.25     Security Agreement executed pursuant to the Securities Purchase
          Agreement which appears as Exhibit 10.5 to Registrant's Form 8-K filed
          September 22, 2006, which is incorporated herein by reference.

10.26     Guaranty executed by Catuity subsidiaries pursuant to the Securities
          Purchase Agreement which appears as Exhibit 10.6 to Registrant's Form
          8-K filed September 22, 2006, which is incorporated herein by reference.

16.1      Letter from Ernst & Young LLP to the Securities and Exchange
          Commission regarding change in certifying accountant, which appears as exhibit 16.1 to Registrant's Form 8-K dated September 24, 2004.

21 Subsidiaries of Registrant, which appears as Exhibit 21 to Registrant's Form 10-KSB dated March 30, 2006

23.1      Consent of Independent Accountants -- BDO Seidman, LLP

23.2      Consent of Independent Accountants -- McInnes, Graham & Gibbs

23.3      Consent of Counsel - Jaffe, Raitt, Heuer & Weiss, Professional
          Corporation (included in Exhibit 5)

24        Powers of Attorney Contained on Signature Page

----------
* Indicates that exhibit is a management contract or compensatory plan or arrangement.

                          CATUITY INC. AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS

                                                                        F - PAGE
                                                                        --------
CATUITY INC.

2005 AND 2004 INDEPENDENT AUDITORS' REPORTS..........................       2
CONSOLIDATED BALANCE SHEETS - DECEMBER 31, 2005 AND 2004.............       3
CONSOLIDATED STATEMENTS OF OPERATIONS - YEAREND 2005 AND 2004........       4
CONSOLIDATED STATEMENTS OF CASH FLOWS - YEAREND 2005 AND 2004........       5
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY - DECEMBER 31, 2005,
   2004 AND 2003.....................................................       6
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...........................       7

CONSOLIDATED BALANCE SHEETS - SEPTEMBER 30, 2006 AND DECEMBER 31,
   2005..............................................................      19
CONSOLIDATED STATEMENTS OF OPERATIONS - THREE AND NINE MONTHS ENDED
   SEPTEMBER 30, 2006 AND 2005.......................................      20
CONSOLIDATED STATEMENTS OF CASH FLOWS - NINE MONTHS ENDED
   SEPTEMBER 30, 2006................................................      21
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - SEPTEMBER 30, 2006......      22

LOYALTY MAGIC

2005 AND 2004 INDEPENDENT AUDITOR'S REPORT...........................      29
BALANCE SHEET - JUNE 30, 2005 AND 2004...............................      31
PROFIT AND LOSS - YEAREND JUNE 30, 2005 AND 2004.....................      32
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS................      33
STATEMENT OF CASH FLOWS - YEAREND JUNE 30, 2005 AND 2004.............      38
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR
   ENDED DECEMBER 31, 2005..............................................   40

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Catuity, Inc.
Livonia, Michigan

We have audited the accompanying consolidated balance sheets of Catuity, Inc. and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Catuity, Inc. and subsidiaries at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

BDO SEIDMAN, LLP

Troy, Michigan
March 24, 2006

                                  CATUITY INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                             DECEMBER 31
                                                                                     ---------------------------
                                                                                         2005           2004
                                                                                     ------------   ------------
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                            $    958,746   $  2,560,683
Short term investments                                                                  2,245,839             --
Accounts receivable-trade, less allowance of $122,000 in 2005, and $5,000 in 2004         543,200         36,211
Restricted cash                                                                            81,443        116,012
Work in process                                                                            39,760             --
Prepaid expenses and other                                                                159,797        127,429
                                                                                     ------------   ------------
TOTAL CURRENT ASSETS                                                                    4,028,785      2,840,335

LONG TERM ASSETS:
Property and equipment, net                                                               273,941        162,780
Goodwill                                                                                3,004,667             --
Other intangible assets, net                                                            1,811,752             --
                                                                                     ------------   ------------
TOTAL LONG TERM ASSETS                                                                  5,090,360        162,780

TOTAL ASSETS                                                                         $  9,119,145   $  3,003,115
                                                                                     ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                                     $    175,643   $    150,584
Deferred revenue                                                                          114,721            266
Accrued compensation                                                                       98,160        278,250
Taxes, other than income                                                                   98,330          9,669
Other accrued expenses                                                                    150,412         77,539
Trust liability                                                                            81,443         91,722
                                                                                     ------------   ------------
TOTAL CURRENT LIABILITIES                                                                 718,709        608,030

LONG TERM LIABILITIES:
Leasing Liability                                                                           4,861             --
Accrued compensation                                                                       56,009         39,183
                                                                                     ------------   ------------
TOTAL LONG TERM LIABILITIES                                                                60,870         39,183

SHAREHOLDERS' EQUITY:
Common stock -- $.001 par value; Authorized - 6,666,667 shares: 2,111,807 shares
   issued and 2,069,039 shares outstanding, 778,184 issued and outstanding in 2004          2,112            778
Preferred stock -- $0.001 par value; Authorized - 666,667 shares                               --             --
Additional paid-in capital                                                             45,797,503     36,603,127
Shareholder loans                                                                         (16,738)       (79,533)
Deferred equity compensation                                                             (131,566)            --
Foreign currency translation adjustment                                                   (65,589)        96,656
Accumulated deficit                                                                   (37,246,156)   (34,265,126)
                                                                                     ------------   ------------
TOTAL SHAREHOLDERS' EQUITY                                                              8,339,566      2,355,902
                                                                                     ------------   ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                           $  9,119,145   $  3,003,115
                                                                                     ============   ============

           See accompanying notes to consolidated financial statements

                                  CATUITY INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      YEAR ENDED DECEMBER 31
                                                                     2005                2004
REVENUES:
Processing                                                       $    510,826        $          0
Service                                                               404,611             715,912
License                                                                65,485              43,200

                                                                 --------------------------------
TOTAL REVENUES                                                        980,922             759,112
                                                                 --------------------------------

COST OF REVENUE AND OTHER OPERATING EXPENSES:
Cost of processing revenue                                            533,163                   0
Cost of service revenue                                               233,056             398,385
Cost of license revenue                                                21,384                 457
Cost of revenue - amortization of intangibles                          49,886                   0
Cost of revenue - stock-based compensation                             19,770                   0
Research and development                                              728,108           1,248,645
Research and development - stock-based compensation                    23,571                   0
Sales and marketing                                                   592,498             902,850
Sales and marketing - amortization of intangibles                      54,813                   0
Sales and marketing - stock-based compensation                         35,305                   0
General and administrative                                          1,685,152           1,913,003
General and administrative - amortization of intangibles               16,848                   0
General and administrative - stock based compensation                  77,050                   0

                                                                 --------------------------------
TOTAL COSTS AND EXPENSES                                            4,070,604           4,463,340
                                                                 --------------------------------

OPERATING LOSS                                                     (3,089,682)         (3,704,228)

INTEREST INCOME                                                       108,652              96,777

                                                                 --------------------------------
NET LOSS                                                         $ (2,981,030)       $ (3,607,451)
                                                                 --------------------------------

NET LOSS PER SHARE -- BASIC & DILUTED                            $      (2.48)       $      (4.64)

WEIGHTED AVERAGE SHARES OUTSTANDING--BASIC & DILUTED                1,203,584             777,226

           See accompanying notes to consolidated financial statements

                                  CATUITY INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     YEAR ENDED DECEMBER 31
                                                                                   -------------------------
                                                                                       2005          2004
                                                                                   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                                           $(2,981,030)  $(3,607,451)
Adjustments used to reconcile net loss to net cash used in operating activities:
Stock based compensation                                                               155,694            --
Depreciation and amortization                                                          217,751       127,926
In Process Research and Development                                                    205,900            --
Changes in assets and liabilities:
Accounts receivable                                                                    (54,770)      365,898
Accounts payable                                                                      (167,330)      274,249
Deferred revenue                                                                       (78,618)     (110,295)
Accrued expenses and other liabilities                                                (344,740)     (346,194)
Other assets                                                                           245,453       134,683
                                                                                   -----------   -----------
Net cash used in operating activities                                               (2,801,690)   (3,161,184)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                                     (52,691)      (71,492)
Sale of Assets                                                                              --         4,253
Short Term Investments                                                              (2,245,839)           --
Acquisition net of cash acquired                                                    (2,810,280)           --
                                                                                   -----------   -----------
Net cash used in investing activities                                               (5,108,810)      (67,239)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issue of common stock, net of expenses                                               6,460,184        14,057
Repayment of fractional shares related to reverse stock split                           (1,104)       (2,136)
                                                                                   -----------   -----------
Net cash provided by financing activities                                            6,459,080        11,921
Foreign exchange effect on cash                                                       (150,517)        8,357
                                                                                   -----------   -----------
Net increase/(decrease) in cash and cash equivalents                                (1,601,937)   (3,208,145)
Cash and cash equivalents, beginning of period                                       2,560,683     5,768,828
                                                                                   -----------   -----------
Cash and cash equivalents, end of period                                           $   958,746   $ 2,560,683
                                                                                   ===========   ===========
Non cash investing & financing activities:
Shares Issued in Acquisition                                                       $ 2,512,000   $        --
                                                                                   ===========   ===========

           See accompanying notes to consolidated financial statements

                                  CATUITY, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                   COMMON STOCK
                                     (AT PAR)       ADDITIONAL                            FOREIGN                       TOTAL
                                -----------------    PAID IN     DEFERRED  SHAREHOLDER    CURRENCY    ACCUMULATED   SHAREHOLDERS
                                  SHARES   AMOUNT    CAPITAL       COMP       LOANS     TRANSLATION     DEFICIT        EQUITY
                                ---------  ------  -----------  ---------  -----------  -----------  -------------  ------------
Balances at December 31, 2003     776,374  $  776  $36,979,841         --   $(468,166)   $  88,299   $ (30,657,675) $ 5,943,075
Issuance of common stock            1,810       2       14,055                                                           14,057
Repayment of fractional shares
   related to stock split                               (2,136)                                                          (2,136)
Adjust shareholder loan to
   current fair market value                          (388,633)               388,633
Net loss                                                                                                (3,607,451)  (3,607,451)
Foreign currency translation                                                                 8,357                        8,357
                                                                                                                    -----------
Comprehensive loss                                                                                                   (3,599,094)
                                ---------  ------  -----------  ---------   ----------   ---------   -------------  -----------
Balances at December 31, 2004     778,184  $  778  $36,603,127         --    ($79,533)   $  96,656    ($34,265,126) $ 2,355,902
Issuance of common stock
   Exercise of options              1,282       1        6,300                                                            6,301
Restricted Stock Granted           42,768      43      242,200   (242,243)                                                   --
Capital Raise & Acquisition
   Shares                       1,305,000   1,305    8,964,758                                                        8,966,063
Stock Option Expense                                    45,017                                                           45,017
Deferred Stock Compensation                                       110,677                                               110,677
Repayment of fractional shares
   related to stock split                               (1,104)                                                          (1,104)
Adjust shareholder loan to
   current fair market value                           (62,795)                62,795                                        --
Buyback of shares                 (15,427)    (15)                                                                          (15)
Net loss                                                                                               ($2,981,030)  (2,981,030)

Foreign currency translation                                                              (162,245)                    (162,245)
                                                                                                                    -----------
Comprehensive loss                                                                                                   (3,143,275)
                                ---------  ------  -----------  ---------   ----------   ---------   -------------  -----------
Balances at December 31, 2005   2,111,807  $2,112  $45,797,503  ($131,566)   ($16,738)    ($65,589)   ($37,246,156) $ 8,339,566
                                =========  ======  ===========  =========   ==========   =========   =============  ===========

           See accompanying notes to consolidated financial statements

NOTE 1. DESCRIPTION OF BUSINESS

Catuity provides loyalty and gift card processing and services to retailers which are designed to increase their profitability at the Point of Sale (POS). The Company hosts, on an Application Service Provider (ASP) basis, its unique system that provides for the processing of member-based loyalty and gift card programs that can deliver customized discounts, promotions, rewards and points-based programs. These programs are designed to help retailers find, keep and profit from their best customers.

NOTE 2. SUMMARY OF ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying financial statements include the consolidation of the accounts of the Company and its wholly owned subsidiaries. All significant inter-company transactions and balances have been eliminated.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates.

REVENUE RECOGNITION

The three distinct revenue streams that result from the Company's business activities are processing & service revenue, license revenue and project related revenue.

Processing and Service Revenue: Processing and service revenue includes training, consulting, installation support, post-installation support, maintenance fees and application processing/hosting. Training, consulting, installation support and post-installation support are generally billed on a time and material basis and revenue is recognized as the service is provided. Maintenance revenues are recognized ratably over the maintenance term. Application processing/hosting is generally recognized as revenue in the month that the services are performed. Payments for service revenues are generally not refundable.

License Revenue: License revenue is recognized in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, which provides for recognition of revenue when persuasive evidence of an arrangement exists, delivery of the product has occurred, no significant obligations remain on the Company's part with regard to implementation, the fee is fixed and determinable, and collectibility is probable. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair value of each element. Revenue recognized from multiple-element arrangements is allocated to undelivered elements of the arrangement, such as maintenance, based on the relative fair value of each element. The Company's determination of fair value of each element in multi-element arrangements is based on vendor-specific objective evidence
(VSOE). The Company limits its assessment of VSOE for each element to either the price charged when the same element is sold separately or the price established by management for an element not yet sold separately. The Company has established VSOE for maintenance services. The Company does not generally provide for a right of return in its license contracts.

Project Related Revenue: Project related revenue includes integration, customization and miscellaneous project related fees for work performed for a customer to deploy or modify the Company's loyalty and gift card applications. Project related revenue is billed on a fixed price basis. The Company recognizes revenue on fixed price contracts using the proportional performance method in accordance with SAB 101, Revenue Recognition in Financial Statements, and SAB 104, Revenue Recognition, based on hours incurred as a proportion of estimated total hours of the respective contract. The cumulative impact of any revisions in estimated total revenues and direct contract costs are recognized in the period in which they become known. Revenue in excess of billings is recognized as unbilled receivables and is included in work in process in the consolidated balance sheet. Billings in excess of revenue are recorded as deferred revenue until revenue recognition criteria are met. The Company generally does not provide for a right of return in its project related contracts.

Deferred Revenue: Revenue is deferred for any undelivered elements and is recognized upon product delivery or when the service has been performed.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation.

CASH AND CASH EQUIVALENTS

The Company considers all cash and highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

SHORT TERM INVESTMENTS

The Company invests in short-term commercial paper with an original maturity greater than three months. At December 31, 2005 there was no difference between cost and fair value. The Company places its cash with high credit qualified institutions.

ACCOUNTS RECEIVABLE

The Company records an allowance against gross accounts receivable to provide for doubtful accounts. The allowance is estimated based on the age of the receivable, specific circumstances surrounding the collection of an invoice and historical data on allowances as a percentage of aged accounts receivables. Actual collection on accounts may differ from the allowance the Company has estimated.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and Accounts Receivable. The Company places its cash with high credit qualified institutions. At times, the amount of cash on deposit in banks may be in excess of the respective financial institution's FDIC insurance limit. The risk with respect to Accounts Receivable and major customers is mitigated by our customer evaluations along with the short duration of our collection terms.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation expense is recorded using the straight-line method over the estimated useful lives of the respective assets (which range from three to ten years).

FOREIGN CURRENCY TRANSLATION

All balance sheet accounts for the Australian subsidiaries are translated at the exchange rates in effect at the balance sheet date. Revenues and expenses for the Australian subsidiaries are translated at the average exchange rate during the month in which the transaction occurs. All cumulative translation gains and losses are included as a separate component of shareholders' equity in the consolidated balance sheet. Currency transaction gains and losses are included in the consolidated statement of operations and are not material for all years presented. The accounts of the Company's Australian subsidiaries are translated in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation".

The Company accounts for foreign currency exchange gains or losses on inter-company transactions in accordance with SFAS No. 52. Transactions occurring between the Company's U.S. and Australian offices are considered to be of a long-term investment nature as settlement is not anticipated in the foreseeable future. Inter-company balances are eliminated and do not appear on the consolidated financial statements of the Company. Any gain or loss on the inter-company balance caused by foreign currency translation adjustments is shown in the equity section of the balance sheet and is not included in determining net profit/ (loss).

GOODWILL AND INTANGIBLE ASSETS

Goodwill represents the excess of the purchase price in a business combination over the fair value of net tangible and intangible assets. Goodwill amounts are not amortized, but will be tested for impairment at least annually. Intangible assets that are not considered to have an indefinite useful life are amortized over their useful lives, which range from 5 to 30 years. The carrying amount of these assets will be reviewed whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. We did not recognize any goodwill or intangible asset impairment charges in 2005.

BUSINESS COMBINATIONS

The acquisition, discussed in Note 6, has been accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No 141, Business Combinations.

RESEARCH AND DEVELOPMENT

All research and development costs are expensed as incurred. The Company did not incur any costs eligible for capitalization under FASB Statement No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments such as cash and cash equivalents, accounts receivable-trade, and accounts payable approximate their fair values.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires the use of the liability method in accounting for income taxes. Under SFAS No. 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that it expects is more likely than not to be realized.

STOCK-BASED COMPENSATION

The Company accounts for stock-based awards issued to employees under the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and has adopted the disclosure-only alternative of Statement of Financial Accounting Standards No. 123 (R), "Accounting for Stock-Based Compensation" ("SFAS No. 123 (R)"). The Company adopted SFAS No. 123 (R) on January 1, 2006 which will have a significant impact on earnings.

Had compensation costs for stock-based awards issued to employees been determined consistent with SFAS No. 123, the Company's net loss and net loss per share would have been reported as follows:

                                                               YEAR ENDED DECEMBER 31
                                                             -------------------------
                                                                 2005          2004
                                                             -----------   -----------
Net Loss as Reported                                         $(2,981,030)  $(3,607,451)
                                                             ===========   ===========
Deduct: Total stock-based employee compensation expense
   determined under fair value based method for all awards       259,989        47,224
                                                             -----------   -----------
Pro forma net loss                                           $(3,241,019)  $(3,654,675)
                                                             ===========   ===========
Loss per share:
basic & diluted - as reported                                $     (2.48)  $     (4.64)
                                                             -----------   -----------
Pro forma basic & diluted loss per share                     $     (2.69)  $     (4.70)
                                                             -----------   -----------

For disclosure purposes, the fair value of stock based compensation was computed using the Black-Scholes option pricing model with the following weighted average assumptions used for 2005 and 2004 grants:

                           DECEMBER 31
                          -------------
                           2005    2004
                          -----   -----
Risk Free Interest Rate    3.00%   2.00%
Expected Dividend Yield      --      --
Expected Lives (years)     1.00    1.13
Expected Volatility       0.968   0.862

For all fixed awards issued to employees, the Company records an expense based on the intrinsic value at the date of grant and amortizes it over the vesting period. For variable awards issued to employees, we record an expense based on the intrinsic value at each balance sheet date until the contingency is resolved and number or price is known. For variable awards issued to non-employees, the Company records an expense based on the fair value of the options at each balance sheet date.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004 and 2005), "Share-Based Payment" ("SFAS 123(R)") which requires the measurement of all employee share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in the consolidated statement of operations. The accounting provisions of SFAS 123(R) are effective for reporting periods beginning after December 15, 2005. We will adopt SFAS 123(R) effective as of the first quarter of 2006. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. As a result, because SFAS 123(R) requires the expensing of stock options, it will have an adverse effect on our reported financial results. The level of impact on the Company's financial statements will depend, in part, on future grant awards. We have not yet assessed the level of impact to be able to quantify the adverse effect.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consists of:

                                       DECEMBER 31
                                 ----------------------
                                    2005         2004
                                 ----------   ---------
Computer equipment               $  858,821   $ 558,759
Leasehold improvements               65,431      69,912
Office furniture and equipment       98,536      99,622
Capital Leases                       67,575          --
                                 ----------   ---------
                                 $1,090,363   $ 728,293
Less accumulated depreciation      (816,422)   (565,513)
                                 ----------   ---------
                                 $  273,941   $ 162,780
                                 ==========   =========

NOTE 4. COMMITMENTS AND CONTINGENCIES

In September, 2005 the Company entered into employment agreements with Chris Leach, the CEO of Loyalty Magic, John H. Lowry, the CFO of Catuity Inc and Alfred H. Racine III, the CEO of Catuity Inc. The agreements expire on December 31, 2007, July 1, 2007, and September 30, 2007 respectively. Under the terms of the three agreements, in the event the employment of all three individuals is terminated by the Company without cause, the Company is committed to an aggregate amount of a maximum of $414,000 in severance payments. Contractually, Mr. Racine's severance is only paid in the event of a change in control of the company.

Additionally, a former employee has alleged that she is owed severance and has threatened legal action. We believe the claim to be without merit and cannot estimate the potential costs, if any. We do not expect this to have a material impact on future results.

NOTE 5. SHAREHOLDERS' EQUITY

REVERSE STOCK SPLIT

On November 1, 2004, the Company held a special shareholders meeting in Sydney Australia for the purpose of seeking support of a majority of all shares outstanding for a reverse stock split, also known as a share consolidation. The reverse stock split became necessary to bring the Company into compliance with NASDAQ's on-going listing rule requiring that shares on NASDAQ trade above $1.00. The proposal passed, authorizing the Board to affect a split. Immediately after the special shareholder meeting, the Board of Directors unanimously authorized a 1 for 15 reverse split effective on November 12, 2004, the earliest date that trading could begin in the post-reverse shares. The earnings per share and all other appropriate data have been restated to reflect the reverse split.

RESTRICTED STOCK

37,500 shares of restricted stock were granted in 2005 under the Employee Restricted Stock Plan and 5,268 shares of restricted stock were granted in 2005 under the Director Restricted Stock Plan. The shares are valued at the closing price of the shares on the date of grant. The amount attributable to these shares is reflected in the Additional Paid-In Capital account and in the Deferred Compensation - Restricted Stock account in the Stockholder's equity section of the balance sheet. Deferred Compensation is expensed on a monthly basis, over the respective vesting periods of the stock grants, and began in October, 2005. The Plans are limited so that no more than 267,000 Restricted Stock shares may be outstanding under the Employee Plan and no more than 50,000 Restricted Stock shares may be outstanding under the Director Plan.

LIMITED RECOURSE LOANS

In 1995 and 1996, the Company issued loans to a former Australian director and certain executive employees for the purpose of purchasing shares of the Company's stock. The Company's recourse for repayment of the loans is limited to after-tax dividends and proceeds from the disposal of the shares. In 1999, $75,000 AUD of the director's loan was repaid ($48,000 USD at the exchange rate in effect on the date of the transaction) related to the sale of 1,667 shares. In the fourth quarter of 2003, approximately $60,750 AUD of the director's loan was repaid ($42,000 USD at the exchange rate in effect on the date of the transaction) related to the sale of 1,350 shares. In each reporting period the Company records a debit or a credit to expense for the loans based on the difference between the loan share grant price and the Company's share price at the respective period ending balance sheet dates, on a cumulative basis. For the years ended December 31, 2005 and 2004, no credits or debits to expense were recorded. The amount of the loan outstanding is re-valued at each respective balance sheet date if the Company's period ending fair market price per share is below the price per share at which the loan was made. The offsetting entry is made to additional paid in capital. In October 2005, pursuant to its rights under the former director's employment agreements and the 1995 Plan under which the loans were made, Catuity completed the buyback of the former director's loan shares. Since the amount of the loans exceeded the value of the loan shares, no cash was required to complete the buyback

EMPLOYEE STOCK OPTION PLAN

The Company's shareholders approved the establishment of an Employee Stock Option Plan ("Plan") at a March 2000 special meeting of shareholders. Under the Plan the Company grants stock options at an exercise price that may be determined by the Board of Directors at the time of issue, but is generally at the closing price of the stock on the date of the grant or the average closing price of the stock for the 30 calendar days preceding the grant date. Option vesting schedules are determined by the Board of Directors at the time of issue, but are generally over one to three years from the date of the grant. Employees must exercise the options within two to six months of terminating their employment with the Company or the options lapse. The Plan is limited so that no more than 300,000 option shares may be outstanding at any time.

DIRECTOR STOCK OPTION PLAN

On May 1, 2001 the Company's shareholders approved the establishment of a Director Stock Option Plan ("Plan") effective October 1, 2000 for outside Directors. The Plan is designed to provide a portion of the outside Director's compensation through stock options. At the July 18, 2005 Annual Meeting, shareholders approved that, under the plan, outside Directors shall receive 2,500 non-qualified option shares on the date they join the Board. In addition, the Board Chairman will receive 3,000 non-qualified option shares, and each other outside Director will receive 2,500 non-qualified option shares, on the last business day in September of each succeeding year for as long as the Director remains on the Board. The option issue price will be the closing price on the grant date, or the closing price on the last trading day preceding the grant date in the event the grant date falls on a weekend or holiday. The options vest on the date of grant and expire after eight years, or six months after the Director ceases to be a member of the Board, whichever occurs first. The Plan is limited so that no more than 58,667 option shares may be outstanding at any one time.

SUMMARY OF STOCK OPTIONS/WARRANTS

The following is a summary of stock and warrant activity:

                                   NUMBER OF   WEIGHTED AVERAGE
                                     OPTION     EXERCISE PRICE
                                     SHARES        PER SHARE
                                   ---------   ----------------
Outstanding at December 31, 2003     79,732         $86.85
Granted                               7,179         $ 5.21
Cancelled/lapsed                    (33,281)         53.58
Exercised                                --             --
                                    -------         ------
Outstanding at December 31, 2004     53,630         $91.02

                                   NUMBER OF   WEIGHTED AVERAGE
                                     OPTION     EXERCISE PRICE
                                     SHARES        PER SHARE
                                   ---------   ----------------
Granted                             182,802         $ 7.00
Cancelled/lapsed                    (29,482)         49.02
Exercised                            (1,282)          4.80
                                    -------         ------
Outstanding at December 31, 2005    205,668         $23.16


The weighted average fair value of options/warrants granted during the years ended December 31, 2005 and 2004 were $7.59 and $3.09, respectively. The weighted average fair value is calculated using the Black-Scholes valuation model.

The following is additional information relating to options outstanding as of December 31, 2005:

                      OPTIONS OUTSTANDING
--------------------------------------------------------------
                                                  WEIGHTED            OPTIONS EXERCISABLE
                                                  AVERAGE        ----------------------------
EXERCISE PRICE   NUMBER OF    WEIGHTED AVG.   CONTRACTUAL LIFE   NUMBER OF   WEIGHTED AVERAGE
     RANGE         SHARES    EXERCISE PRICE       (YEARS)          SHARES     EXERCISE PRICE
--------------   ---------   --------------   ----------------   ---------   ----------------
$4.05-$4.27        78,914       $   4.20            4.59           78,914       $   4.20
$5.31-$7.50        38,586       $   6.64            3.78           15,222       $   7.46
$10.52-$33.60      56,499       $  14.68            4.98           16,166       $  15.61
$39.60-$178.38     31,669       $ 106.76            3.29           31,669       $ 106.76

There were 50,013 options exercisable at December 31, 2004.

The dilutive effect of stock options has not been included in the loss per share calculation, as the effect would be anti-dilutive.

COMMON STOCK

On January 21, 2003 the members of the Board of Directors adopted the Catuity Inc. 2003 Executive Director Stock Purchase Plan ("Plan") which became effective upon approval by the Company's shareholders at a March 2003 special meeting of shareholders. Under the Plan, executive directors may elect to purchase shares of the Company's common stock at the closing price of the stock on the last trading day of each month. The plan automatically terminates on the date all shares approved under the Plan have been purchased unless terminated earlier by the Board of Directors. The maximum number of shares that may be purchased under the plan is 6,667 shares. Pursuant to the terms and conditions of the plan, the plan terminated on August 31, 2004.

PREFERRED STOCK

The Company's Certificate of Incorporation authorizes 666,667 shares of preferred stock, with a par value of $0.001 per share, none of which is issued or outstanding. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix rights, preferences, privileges and restrictions, including dividends, and the number of shares constituting any series or the designation of such series, without any further vote or action by the shareholders.

CAPITAL RAISE

On September 1, 2005, the Company issued 700,000 shares of its common stock to existing Australian shareholders who opted to subscribe for shares, accredited Australian institutional buyers, and certain U.S. accredited institutional investors who purchased shares that were not subscribed for by Australian buyers The shares were sold for A$10.00 per share in Australia and $7.50 per share in the U.S. (A$10.00 per share at a .7500 foreign currency exchange rate). $2,700,000 (A$3,600,000) of the cash raised was used for the cash portion of the purchase price paid for Loyalty Magic. The remaining cash will be used by the Company for working capital purposes. All U.S. dollar amounts shown above were determined using a foreign currency exchange rate between the Australian and U.S. dollar of .7500.

Additionally, the Company completed a second, smaller capital raising on September 19, 2005 for $2,025,000 (270,000 shares of common stock) on the same terms as the September 1, 2005 capital raise. This offering was completed on September 19, 2005 and was done under an exemption from registration pursuant to Regulation D of the United States Securities Act

The Company paid approximately $821,000 (A$1,095,000) in brokerage commissions and other fees for the two capital raises.

NOTE 6. ACQUISITION

On September 1, 2005 Catuity Inc. completed the acquisition of all of the outstanding shares of Loyalty Magic Pty. Ltd. (Loyalty Magic), headquartered in Melbourne Australia. The Shareholders of Loyalty Magic received $2,700,000 (A$3,600,000) in cash and 335,000 shares of Catuity common stock in consideration for Loyalty Magic. The shares were issued pursuant to an exemption from registration under Regulation D of the Securities Act of the United States. Loyalty Magic is now a wholly-owned subsidiary of Catuity. The acquisition of Loyalty Magic was reflected in the consolidated financial statements of the Company beginning September 1, 2005 and has been accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No 141, Business Combinations. Catuity's financial statements reflect twelve months of Catuity's operations and four months of Loyalty Magic's operations.

The Company, as part of its turnaround strategy, determined that the acquisition of Loyalty Magic and its combination with our company would create a stronger, more competitive industry participant, based on potential benefits that include:
(1) the complementary nature of the companies' markets, products, technologies and customers; (2) the more diversified portfolio of products that will result from the combination of the companies; (3) the opportunity to accelerate revenue growth as a result of being able to offer Loyalty Magic's products to Catuity's customers and prospective customers and to offer Catuity's products to Loyalty Magic's customers and prospective customers; (4) the potential ability of the combined company to effectively develop new products and improve existing products by sharing technologies and intellectual property; (5) the expansion of our presence in new and current markets; (6) the development of an international platform for future acquisitions as and when attractive opportunities arise; and
(7) the management team in place at Loyalty Magic

Although the transaction generated a significant amount of goodwill, the Company believes that the combination of the two entities will generate sufficient positive results to justify these amounts. This is based on our evaluation of the experience and skill of the Loyalty Magic personnel, the potential of the existing customer base and the future potential of the Loyalty Magic sales pipeline.

The purchase price (In US Dollars) has been tentatively allocated as follows:


Condensed Balance Sheet

Current Assets                             $  840,865
Long Term Assets                              164,330
Other Intangible Assets & In-process R&D    2,139,200
Goodwill Including Acquisition Cost         3,004,667
                                           ----------
Total Assets                                6,149,062
Liabilities                                  (680,835)
                                           ----------
Purchase Price                             $5,468,227
                                           ----------
Transaction Cash & Equity

Cash Paid to Loyalty Magic Shareholders    $2,700,000
Shares of Catuity Stock @ $7.50*            2,512,000
Acquisition and Other Costs                   256,227
                                           ----------
Purchase Price                             $5,468,227

* The shares were valued at the price used for the public offering, or $7.50 per share, that was completed on the same day as the acquisition. Management determined that this represented the fair value of the shares at the time the transaction was finalized, due to the size of the capital raise, the number of shares issued and the high volatility of our stock price.

The purchase price allocation is preliminary and has not been finalized as we are still working with an outside consultant on intangible asset allocation. The Company is currently evaluating the extent of amortizable intangibles acquired and, for purposes of the pro forma results has estimated that $1,933,300 of the purchase price will be amortizable intangibles (primarily trademarks - 30 year life, customer contracts - 5 year life, customer relationships - 10 year life, proprietary software - 5 year life and non-compete agreements - 5 year life. The weighted average amortization period is 13 years for amortizable intangibles). Trademarks and the Non Compete Agreement are amortized on a straight line (SL) basis over the estimated useful life in years. Software, Customer Contracts and Customer relationships are amortized over the estimated useful life in years and the amortization expense amount is based on the expected annual cash flows (CF) of the respective category. In Process Research and Development (IPR&D) of $205,900 was expensed on the acquisition date and charged to Research & Development.

The following table details the anticipated amortization of the intangibles:

                                                                                                                2111 to
   Annual Totals        Value      Method      2005       2006       2007       2008       2009       2010       2029
   -------------     ----------   --------   --------   --------   --------   --------   --------   --------   --------
Trademarks           $  566,700         SL   $  6,296   $ 18,888   $ 18,888   $ 18,888   $ 18,888   $ 18,888   $465,964
Software                644,800   CF based     49,887    166,236    163,764    137,580     92,604     34,729         --
Customer Contracts      285,100   CF based     30,991     80,580     69,888     52,140     35,028     16,473         --
Customer
   Relationships        278,400   CF based     23,823     48,168     43,092     38,028     32,952     27,888     64,449
Non-compete
   agreements           158,300         SL     10,552     31,656     31,656     31,656     31,656     21,124         --
                     ----------              --------   --------   --------   --------   --------   --------   --------
   Totals            $1,933,300              $121,549   $345,528   $327,288   $278,292   $211,128   $119,102   $530,413
                     ==========              ========   ========   ========   ========   ========   ========   ========

The amortization of Goodwill and Other Intangible Assets associated with the transaction are currently not deductible for tax purposes, although the Company is still investigating strategies that could be used to deduct these items as "Section 197" intangibles under the applicable IRS codes.

Pro forma information for the Company and Loyalty Magic as if the acquisition had been completed on January 1, 2004 is as follows:

                     YTD 12/31/2005   YTD 12/31/2004
                       (unaudited)      (unaudited)
                     --------------   --------------
Revenue               $ 2,377,192      $  2,833,315
Net Loss              ($3,702,618)      ($4,229,770)
Earnings per share    $     (1.79)     $      (2.04)

NOTE 7. INCOME TAXES

The components of profit/ (loss) before income taxes and extraordinary items consisted of the following:

                             YEAR ENDED DECEMBER 31
                           --------------------------
                               2005          2004
                           -----------   ------------
Domestic                   ($3,350,057)  ($4,251,120)
Foreign                        369,027       643,669
                           -----------   -----------
Loss before income taxes   ($2,981,030)  ($3,607,451)
                           ===========   ===========

There has been no provision for income taxes for any period as the Company has incurred operating losses and provided a full valuation allowance against the tax benefit of those operating losses in the United States. The Company has utilized net operating loss carry forwards to offset operating earnings in Australia. The provision for income taxes at statutory rates is reconciled to the reported provision for income taxes as follows:

                                                YEAR ENDED DECEMBER 31
                                              -------------------------
                                                  2005          2004
                                              -----------   -----------
Income taxes at statutory tax rate            $(1,013,550)  $(1,226,533)
Variable stock compensation                            --            --
Utilization of operating loss carry forward      (110,708)     (193,101)
Valuation allowance                             1,139,019     1,445,381
Other                                             (14,761)      (25,747)
                                              -----------   -----------
Provision for income taxes                    $        --   $        --
                                              ===========   ===========

The statutory tax rate was 34% in the United States and 30% in Australia for the years ended December 31, 2005 and 2004. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                            DECEMBER 31
                                    ---------------------------
                                        2005            2004
                                    ------------   ------------
Deferred tax assets:
Net operating loss carry-forwards   $ 12,059,673   $ 11,579,661
Other                                    108,188         48,068
                                    ------------   ------------
Total deferred tax assets             12,167,861     11,627,729

Deferred tax liabilities:
Intangibles                             (616,080)            --
                                    ------------   ------------
Total deferred tax liabilities          (616,080)            --
Valuation allowance                  (11,551,781)   (11,627,729)
                                    ------------   ------------
Total net deferred tax assets       $         --   $         --
                                    ============   ============

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully reserved by a valuation allowance.

As of December 31, 2005, the Company had net operating loss carry-forwards of $21,590,000 expiring in various amounts in 2020 and 2021 in the United States and $15,730,000 in Australia. Utilization of the net operating loss carry-forwards in Australia are subject to either the continuity of ownership test or the continuation of same business test at the time the losses are utilized in accordance with Subdivision 165 and Subdivision 166 of the Australian Income Tax Assessment Act of 1997. Utilization of the net operating loss carry-forwards in the United States is subject to limits due to continuity of ownership tests under Section 382 of the Internal Revenue Service Code.

NOTE 8. DEFINED CONTRIBUTION PLAN

On behalf of its Australian employees, the Company contributes a government mandated percentage of each employee's gross salary to a defined contribution plan. The prescribed charge percentage was 9% for the two years ended December 31, 2005 and 2004. The Company's contributions were $58,339 and $96,111 for the years ended December 31, 2005 and 2004 respectively.

There is a 401-K plan available for employees in the U.S. The Company has not made matching contributions to the 401-K plan to date.

NOTE 9. RESTRICTED CASH

The Company was and continues to be the trustee of a bank account related to the use of its Transcard software product that was discontinued in August 2001. When consumers transferred funds to their cards, the funds were deposited into this trust account. The funds were debited from the account electronically and paid to merchants when transaction information relating to cardholder usage was downloaded from merchants through a central host processing system. The Company is not entitled to the funds other than in specified circumstances such as when cards are inactive or expired. Consequently, an amount corresponding to the trust account balance is recorded as a current liability. The trust account had an ending balance of $81,443 and $91,722 at December 31, 2005 and 2004, respectively.

On August 31, 2001, in accordance with an agreement between the Company and Westbus Pty. Ltd., the Transcard system was discontinued. As of that date, no additional cards were issued and consumers could no longer use their cards to purchase goods or services. The Company is serving as the administrator to refund all requested prepaid balances remaining on consumers' cards as of the date the system was discontinued.

In addition, the Company had restricted cash of $0 and $24,290 as of December 31, 2005 and 2004, respectively, related to an amount held as security for an operating lease of our former office in Sydney.

NOTE 10. OPERATIONS BY INDUSTRY SEGMENT AND GEOGRAPHIC AREA

As of December 31, 2005, the Company is organized and operates in one business segment, providing loyalty and gift card processing and services for retailers. The following table shows net revenues and long-lived assets by geographic area.

                     2005                    2004
            ---------------------   ---------------------
            LONG-LIVED      NET     LONG-LIVED      NET
              ASSETS     REVENUES     ASSETS     REVENUES
            ----------   --------   ----------   --------
U.S.         $ 84,906    $ 77,618    $ 81,101    $759,112
Australia     189,035     903,304      81,679          --
             --------    --------    --------    --------
Total        $273,941    $980,922    $162,780    $759,112
             ========    ========    ========    ========

Revenue from two of Loyalty Magic's customers each exceeded 10% of Catuity's revenue and, in total, represented approximately 28% of revenue in 2005. In 2004, revenue from two U.S. customers each exceeded 10% of Catuity's revenue and, in total, represented approximately 86% of revenue.

NOTE 11. MANAGEMENT'S PLANS (UNAUDITED)

In early 2004, management determined it was necessary to substantially revise its corporate strategy away from the smart card market and began work on a new strategic plan. Prior to one of our major client's decision to discontinue issuing smart cards, the Company had focused its efforts on licensing its existing smart card based loyalty software to large retailers in North America. From its strategic planning efforts, the Company determined that its business focus should be on providing a hosted or customized software solution for tier two chain retailers (and their partners) and on providing services to retailers, merchant service providers, and POS equipment manufacturers for their needs at the point of sale. As a result, the Company's market focus is on tier two retailers with approximately 50 to 250 stores, looking to improve customer retention, add new customers, and increase each customer's average spend amount.

The Company also determined that it needed to become active in the mergers and acquisitions market as a means to provide growth in as short a period of time as possible. As a result, in the middle of 2004, the Company began an active effort to identify companies that would represent an appropriate business fit with Catuity's business, provide positive cash-flow and profits from their operations which resulted in the acquisition of Loyalty Magic in September, 2005.

Catuity's goal remains to become a consistently profitable company and we believe that Catuity can only become profitable on a monthly basis by the end of calendar year 2006 through the acquisition of one or more profitable US companies that are complementary to our strategy. Our priorities in 2006 focus on three important areas.

Mergers remain important to our strategy, and our goal is to complete at least one acquisition in 2006. Catuity is currently seeking the acquisition of a traditional loyalty services and/or database marketing firm to expand our range of products and services. Catuity's technology generates a robust stream of information and our prospective clients often rely on others to manage and maximize this type of data.

We believe that the U.S. reseller market is moving to adopt the type of technology that Catuity offers. There is an apparent demand for a turnkey solution for merchants and small chains through re-sellers, including merchant services companies, Independent Sales Organizations, marketing companies and operators of coalition loyalty programs in local markets. This is a good fit for Catuity because we believe that we have an efficient product, an operational service capability that provides turnkey outsourcing to resellers, which gives us the ability to leverage Catuity's fixed costs faster than by only selling to chain retailers.

Catuity also plans to introduce packaged products to broaden our offering to retailers. Catuity believes that there is demand in the chain world for packaged products. Catuity is also looking at ways to modify these packages for the reseller market. It is important to note that introducing product packages does not require significant new development of our technology.

                INTERIM FINANCIAL STATEMENT (September 30, 2006)

CATUITY INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                              SEPTEMBER 30    DECEMBER 31
                                                                  2006            2005
                                                              ------------   ------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                  $    639,707   $    958,746
   Short term investments                                                0      2,245,839
   Accounts receivable-trade, less allowance of
   $217,000 and $122,000                                           413,895        543,200
   Restricted cash                                                  81,389         81,443
   Work in process                                                   3,075         39,760
   Prepaid expenses and other                                      271,457        159,797
                                                              ------------   ------------
TOTAL CURRENT ASSETS                                             1,409,523      4,028,785

LONG TERM ASSETS:
   Property and equipment, net                                     304,262        273,941
   Notes receivable                                                 48,750              0
   Goodwill                                                      3,004,667      3,004,667
   Other intangible assets, net                                  1,553,930      1,811,752
                                                              ------------   ------------
TOTAL LONG TERM ASSETS                                           4,911,609      5,090,360
TOTAL ASSETS                                                  $  6,321,132   $  9,119,145
                                                              ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                           $    213,372   $    175,643
   Deferred revenue                                                163,184        114,721
   Accrued compensation                                            105,616         98,160
   Taxes, other than income                                         69,242         98,330
   Other accrued expenses                                          197,608        150,412
   Trust liability                                                  81,389         81,443
                                                              ------------   ------------
TOTAL CURRENT LIABILITIES                                          830,411        718,709

LONG TERM LIABILITIES:
Leasing Liability                                                        0          4,861
Accrued compensation                                                35,928         56,009
                                                              ------------   ------------
TOTAL LONG TERM LIABILITIES                                         35,928         60,870

SHAREHOLDERS' EQUITY:
   Common stock - $.001 par value; Authorized -
      6,666,667 shares; 2,252,593 issued and 2,237,166
      outstanding at September 30, 2006 and 2,127,234
      issued and 2,111,807 outstanding at December 31, 2005          2,253          2,127
   Preferred stock - $0.001 par value; Authorized -
      666,667 shares                                                     0              0
   Additional paid-in capital                                   46,211,592     45,649,184
   Foreign currency translation adjustment                         (49,310)       (65,589)
   Accumulated deficit                                         (40,709,742)   (37,246,156)
                                                              ------------   ------------
TOTAL SHAREHOLDERS' EQUITY                                       5,454,793      8,339,566
                                                              ------------   ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $  6,321,132   $  9,119,145
                                                              ============   ============

           See accompanying notes to consolidated financial statements

                                  CATUITY INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                  THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                     SEPTEMBER 30                SEPTEMBER 30
                                                               ------------------------   -------------------------
                                                                   2006         2005          2006          2005
                                                               -----------   ----------   -----------   -----------
REVENUES:
   Processing                                                  $   342,004   $  139,582   $ 1,039,854   $   139,582
   Service                                                          69,854       10,145       295,135        31,365
   License                                                          23,458       24,265        60,037        49,465
                                                               -----------   ----------   -----------   -----------
TOTAL REVENUES                                                     435,316      173,992     1,395,025       220,412
COST OF REVENUE AND OTHER OPERATING EXPENSES:
      Cost of processing revenue                                   421,881      148,142     1,268,813       215,477
      Cost of service revenue                                       74,358       58,161       219,058        75,526
      Cost of license revenue                                            0          150             0         4,019
      Cost of revenue - amortization of intangibles                 41,559       10,747       124,677        10,747
      Cost of revenue - stock-based compensation                    33,410          202        66,098           202
      Research and development                                     110,783      316,742       369,550       570,136
      Research and development - stock-based compensation           16,728            0        43,387             0
      Sales and marketing                                          233,512      111,220       757,334       398,288
      Sales and marketing - stock-based compensation                16,830       17,875         7,229        17,875
      Sales and marketing - amortization of intangibles             32,187        7,072        96,561         7,072
      General & administrative                                     523,641      451,498     1,583,076     1,178,092
      General & administrative - stock-based compensation           91,307        1,630       354,589         1,630
      General & administrative - amortization of intangibles        12,636        4,212        37,908         4,212
                                                               -----------   ----------   -----------   -----------
TOTAL COSTS AND EXPENSES                                         1,608,832    1,127,651     4,928,280     2,483,276
                                                               -----------   ----------   -----------   -----------
OPERATING LOSS                                                  (1,173,516)    (953,659)   (3,533,255)   (2,262,864)
INTEREST INCOME                                                     12,304       21,486        69,669        63,611
                                                               -----------   ----------   -----------   -----------
NET LOSS                                                        (1,161,212)    (932,173)   (3,463,585)   (2,199,253)
                                                               ===========   ==========   ===========   ===========
NET LOSS PER SHARE - BASIC & DILUTED                           $     (0.54)  $    (0.82)  $     (1.62)  $     (2.41)
                                                               ===========   ==========   ===========   ===========
WEIGHTED AVERAGE SHARES OUTSTANDING-BASIC & DILUTED              2,167,065    1,131,497     2,139,299       912,501
                                                               ===========   ==========   ===========   ===========


           See accompanying notes to consolidated financial statements

                                  CATUITY INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                   NINE MONTHS ENDED SEPTEMBER 30
                                                                   ------------------------------
                                                                         2006          2005
                                                                     -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                             $(3,463,585)  $(2,199,253)
Adjustments used to reconcile net loss to net cash used
   in operating activities:
   Stock-based compensation                                              471,303             0
   Depreciation and amortization                                         360,856        75,185
Changes in assets and liabilities:
   Accounts receivable                                                   129,305      (304,823)
   Accounts payable                                                       37,729       104,404
   Deferred revenue                                                       48,463       199,929
   Accrued expenses and other liabilities                                    573       171,943
   Other assets                                                          (33,739)      103,525
                                                                     -----------   -----------
Net cash used in operating activities                                 (2,449,095)   (1,849,090)
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                   (132,031)     (176,963)
   Short Term Investments                                              2,245,839             0
   Acquisition net of cash acquired                                            0    (3,458,704)
                                                                     -----------   -----------
Net cash provided/(used) in investing activities                       2,113,808    (3,635,667)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Issue of common stock, net of expenses                                      0     7,357,758
   Repayment of fractional shares related to reverse stock split             (31)       (1,055)
                                                                     -----------   -----------
Net cash provided by / (used) in financing activities                        (31)    7,356,703

Foreign exchange effect on cash                                           16,279       (42,593)
                                                                     -----------   -----------
Net increase/(decrease) in cash and cash equivalents                    (319,039)    1,829,353
Cash and cash equivalents, beginning of period                           958,746     2,560,683
                                                                     -----------   -----------
Cash and cash equivalents, end of period                             $   639,707   $ 4,390,036
                                                                     ===========   ===========


           See accompanying notes to consolidated financial statements

                                  CATUITY INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Catuity Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for annual financial statements and notes. The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2006 are not necessarily indicative of the results that may be expected for any subsequent quarter or for the entire year ended December 31, 2006. The accompanying interim, consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 2005.

Certain prior year amounts have been reclassified to conform to the current year presentation.

2. RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004 and 2005), "Share-Based Payment" ("SFAS 123(R)") which requires the measurement of all employee share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in the consolidated statement of operations. The accounting provisions of SFAS 123(R) are effective for reporting periods beginning after December 15, 2005. We adopted SFAS 123(R) effective January 1, 2006. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. As a result, because SFAS 123(R) requires the expensing of stock options, it will have an adverse effect on our future financial results. The level of impact on the Company's financial statements will depend, in part, on future grant awards. See note 4 for a description of the expense recorded for the three and nine month periods of 2006 under SFAS 123(R).

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48 Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return, including a decision whether to file or not to file in a particular jurisdiction. FIN 48 is effective for fiscal years beginning after December 15, 2006. If there are changes in net assets as a result of application of FIN 48 these will be accounted for as an adjustment to retained earnings. The Company is currently assessing the impact of FIN 48 on its consolidated financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"), which establishes a framework for measuring fair value and requires expanded disclosure about the information used to measure fair value. The statement applies whenever other statements require, or permit, assets or liabilities to be measured at fair value. The statement does not expand the use of fair value in any new circumstances and is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption encouraged. The Company is currently assessing any potential impact of adopting this pronouncement.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company has determined that there is no impact from applying this interpretation.

3. COMPREHENSIVE INCOME/(LOSS)

Comprehensive income/(loss) is summarized as follows:

                                     THREE MONTHS ENDED         NINE MONTHS ENDED
                                       SEPTEMBER 30,              SEPTEMBER 30,
                                  -----------------------   -------------------------
                                      2006         2005         2006          2005
                                  -----------   ---------   -----------   -----------
Net loss                          $(1,161,212)  $(932,173)  $(3,463,585)  $(2,199,253)
   Foreign currency translation         8,934     (23,467)       16,279       (51,414)
                                  -----------   ---------   -----------   -----------
Total comprehensive loss          $(1,152,278)  $(955,640)  $(3,481,864)  $(2,250,667)
                                  ===========   =========   ===========   ===========

4. STOCK-BASED COMPENSATION

Effective January 1, 2006, under the modified prospective method, the Company adopted the provisions of SFAS 123(R), Share-Based Payment, a replacement of SFAS No. 123, Accounting For Stock-Based Compensation, and rescission of APB Opinion No. 25, Accounting for Stock Issued to Employees. This statement applies to all awards granted after the effective date and to modifications, repurchases or cancellations of existing awards, and awards granted prior to January 1, 2006 that were not fully vested. The adoption of SFAS No. 123(R) had a significant impact on the Company's results of operations. The Company's consolidated statement of operations for the three months ended September 30, 2006 and September 30, 2005 includes $158,275 and $31,492 of stock-based compensation expense respectively. Stock-based compensation expense for the nine months ended September 30, 2006 and September 30, 2005 was $471,303 and $31,492,
respectively. Unrecognized stock-based compensation expense expected to be recognized over an estimated weighted-average amortization period of 1.84 years was $891,486 at September 30, 2006. We expect to expense $122,000 of that total in the remaining three months of 2006.

Compensation expense in calendar year 2005 related to stock options continues to be disclosed on a pro forma basis only.

The fair value of the option grants is estimated as of the date of the grant using the Black-Scholes option pricing model with the following assumptions:

                          2006    2005    2004
                          ----   -----   -----
Risk Free Interest Rate   5.12%   3.00%   2.00%
Expected Dividend Yield     --      --      --
Expected Lives (years)     N/A    1.00    1.13
Expected Volatility       1.09   0.968   0.862

SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as previously required under EITF Issue No. 00-15, "Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company upon Exercise of a Nonqualified Employee Stock Option". This requirement had no effect on the Company's net operating cash flows or its net financing cash flows in the three or nine month periods ended September 30, 2006.

EMPLOYEE STOCK-BASED COMPENSATION PLANS

The Company issues new common stock from its pool of authorized stock upon exercise of stock options or upon granting of restricted stock. The Company has established four stock-based compensation plans:

                                                                      SHARES     DATE OF SHAREHOLDER
PLAN NAME                                                           AUTHORIZED         APPROVAL
---------                                                           ----------   -------------------
The 2000 Employee Stock Option Plan (the "ESOP")                      300,000       March 16, 2000
The 2000 Non-employee Director Stock Option Plan (the "DSOP")          58,667         May 21, 2001
The 2005 Employee Restricted Stock Plan (the "ERSP")                  267,000        July 18, 2005
The 2005 Non-employee Director Restricted Stock Plan (the "DRSP")      50,000        July 18, 2005

The Company's Compensation Committee of the Board administers the above plans and the stock-based awards are granted at terms approved or determined by them. As of September 30, 2006, the total number of shares awarded under these plans is 425,608, of which 264,981 are options and 160,627 are restricted shares. The plans do not provide for unvested options to automatically vest upon a change in control of the Company. The Company recognizes compensation expense associated with share-based awards over the vesting period on a straight-line basis.

STOCK OPTIONS

The maximum contractual term for awards under the ESOP and DSOP is ten years from the date of grant. The maximum contractual vesting period for awards granted under the ESOP is five years from the date of grant. The DSOP does not have a maximum vesting period specified. Awards granted under the ESOP may be service, market, or performance based. Market based options include shares that vest once the Company's share price reaches a certain target level defined in the award. Performance based awards include those where vesting is tied to the achievement of certain personal or Company targets or goals, such as achieving a targeted number of customer location deployments or achieving a targeted sales goal as measured by revenue over the term of new customer agreements.

The following table sets forth the summary of option activity under the Company's stock option program for the nine months ended September 30, 2006:

                                                      WEIGHTED AVERAGE
                                            SHARES     EXERCISE PRICE
                                            -------   ----------------
OUTSTANDING OPTIONS AT DECEMBER 31, 2005    205,668        $23.16
   Granted                                   87,500        $10.08
   Forfeited                                (28,187)       $14.77
                                            -------        ------
OUTSTANDING OPTIONS AT SEPTEMBER 30, 2006   264,981        $19.86

The weighted average estimated grant date fair values of options granted under the Company's stock option plans for the three and nine month periods ended September 30, 2005 and 2006 were as follows:

                              THREE MONTHS ENDED   NINE MONTHS ENDED
                                 SEPTEMBER 30,       SEPTEMBER 30,
                              ------------------   -----------------
                                  2006    2005        2006    2005
                                 -----   -----       -----   -----
Weighted Average Fair Value      $1.80   $5.32       $1.85   $4.58

A summary of the changes in the Company's nonvested shares during the nine months ended September 30, 2006 is presented below:

                                                    WEIGHTED AVERAGE
                                                     GRANT DATE FAIR
                                           SHARES         VALUE
                                          -------   ----------------
NONVESTED OPTIONS AT DECEMBER 31, 2005     63,364         $5.21
   Granted                                 87,500          1.55
   Vested                                 (34,159)         3.90
   Forfeited                              (21,610)         5.56
                                          -------         -----
NONVESTED OPTIONS AT SEPTEMBER 30, 2006    95,095         $2.63

All options granted by the Company had a fair market value assigned at grant date based on the use of the Black-Scholes option pricing model. There were no options exercised during the quarters ended September 30, 2006 and 2005. As a result the total intrinsic value of options exercised in both periods was $0.

Information regarding the stock options outstanding at September 30, 2006 is summarized below:

                                  OPTIONS OUTSTANDING                                  OPTIONS EXERCISABLE
                  --------------------------------------------------   --------------------------------------------------
                                   Weighted Average                                     Weighted Average
                      Number           Remaining         Weighted          Number           Remaining         Weighted
    Range of      Outstanding at      Contractual         Average      Outstanding at      Contractual         Average
 Exercise Price   Sept. 30, 2006     Life (Years)     Exercise Price   Sept. 30, 2006     Life (Years)     Exercise Price
---------------   --------------   ----------------   --------------   --------------   ----------------   --------------
$ 3.11     4.27        99,414           5.26              $  3.97           89,414            4.63             $  4.07
  5.31     7.50        45,066           3.33                 6.34           23,971            3.08                5.84
 10.52    33.60        89,833           6.36                14.51           25,833            6.52               14.91
 39.60   178.38        30,668           2.55               106.93           30,668            2.55              106.93
                      -------                                              -------
                      264,981           3.71              $ 19.86          169,886            3.26             $ 24.54

The aggregate intrinsic value of options outstanding and options exercisable as of September 30, 2006 was -$4,439,000 and -$3,662,000, respectively. The intrinsic value is calculated as the difference between the market value as of September 30, 2006 and the exercise price of the shares.

RESTRICTED STOCK

The Company awards restricted stock to employees and Directors pursuant to the ERSP and DRSP respectively. There is no contractual maximum term or vesting period for awards under either plan. ERSP awards may be service, market and service, or performance based. Market and service based awards include shares that vest once the Company's share price reaches a certain target level defined in the award, and the individual remains in the employ of the Company. Performance based awards include those where vesting is tied to the achievement of certain personal or Company targets or goals, such as achieving a targeted number of customer location deployments or achieving a targeted sales goal as measured by revenue over the term of new customer agreements. DRSP awards are performance based and are restricted until the Company achieves profitability and is cash flow positive for two consecutive quarters. Restricted shares granted by the company are valued based on the closing market price as of the award date and are expensed over the anticipated vesting period.

A summary of the unvested restricted stock as of September 30, 2006, and changes during the nine months then ended, is as follows:

                                                               WEIGHTED
                                                            AVERAGE GRANT
                                                                 DATE
                                                   SHARES     FAIR VALUE
                                                  -------   -------------
UNVESTED RESTRICTED STOCK AT DECEMBER 31, 2005     42,768       $10.58
   Granted                                        135,359         9.11
   Vested                                          (7,500)       11.62
   Forfeited                                      (10,000)       11.62
                                                  -------       ------
UNVESTED RESTRICTED STOCK AT SEPTEMBER 30, 2006   160,627       $ 9.23

PRO FORMA STOCK-BASED COMPENSATION 2005

Had compensation cost for the plans been determined based on the fair value at the grant dates for awards under the plans consistent with the fair value method of SFAS No. 123, the effect on the Company's net income (loss) in the three and nine months ended September 30, 2005 would have been the following:

                                                      THREE MONTHS ENDED   NINE MONTHS ENDED
                                                             2005                 2005
                                                      ------------------   -----------------
Net (loss) as reported                                     ($932,173)         ($2,199,253)
Deduct: Total stock-based employee compensation
   expense determined under fair value based method
   for all awards                                          ($253,372)           ($257,204)
                                                         -----------          -----------
Pro forma net (loss)                                     ($1,185,545)         ($2,456,457)
                                                         ===========          ===========
Net (loss) per share: basic & diluted - as reported           ($0.82)              ($2.41)
                                                         ===========          ===========
Pro forma basic & diluted (loss) per share                    ($1.05)              ($2.69)
                                                         ===========          ===========

5.   COMMITMENTS AND CONTINGENCIES

In September, 2005 the Company entered into employment agreements with Chris Leach, the CEO of Loyalty Magic, John H. Lowry, the CFO of Catuity Inc and Alfred H. Racine III, the CEO of Catuity Inc. The agreements expire on December 31, 2007, July 1, 2007, and September 30, 2007 respectively. Under the terms of Mr. Leach's agreement, if Mr. Leach is terminated without cause he will receive 3 months salary which would represent a payment of $37,000. Under the terms of Mr. Lowry's agreement, if Mr. Lowry is terminated without cause he will receive 9 months salary which would represent a payment of $128,000. Under the terms of Mr. Racine's agreement, if Mr. Racine is terminated after a "Change of Control Transaction" he will receive severance in an amount equal to the greater of 12 months salary or the balance of his contract, which as of September 30, 2006 is 12 months and represents a payment of $262,500. If Mr. Racine is terminated without cause for any reason, other than a change of control, he will receive 1 month's salary which would represent a payment of $22,000.

6.   ACQUISITION, CAPITAL RAISINGS, AND PRO FORMA INFORMATION

On September 1, 2005 Catuity Inc. completed the acquisition of all of the outstanding shares of Loyalty Magic Pty. Ltd. (Loyalty Magic), headquartered in Melbourne Australia. The Shareholders of Loyalty Magic received $2,700,000 (A$3,600,000) in cash and 335,000 shares of Catuity common stock in consideration for Loyalty Magic. The shares were issued pursuant to an exemption from registration under Regulation D of the Securities Act of the United States. Loyalty Magic is now a wholly-owned subsidiary of Catuity. The acquisition of Loyalty Magic was reflected in the consolidated financial statements of the Company beginning September 1, 2005 and has been accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No 141, Business Combinations. Catuity's nine month and third quarter, 2006 financial statements reflect nine and three months of Loyalty Magic's operations, while the 2005 financial information included only the month of September 2005 results of Loyalty Magic's operations.

The Company, as part of its turnaround strategy, determined that the acquisition of Loyalty Magic and its combination with our company would create a stronger, more competitive industry participant, based on potential benefits that include:
(1) the complementary nature of the companies' markets, products, technologies and customers; (2) the more diversified portfolio of products that will result from the combination of the companies; (3) the opportunity to accelerate revenue growth as a result of being able to offer Loyalty Magic's products to Catuity's customers and prospective customers and to offer Catuity's products to Loyalty Magic's customers and prospective customers; (4) the potential ability of the combined company to effectively develop new products and improve existing products by sharing technologies and intellectual property; (5) the expansion of our presence in new and current markets; (6) the development of an international platform for future acquisitions as and when attractive opportunities arise; and
(7) the management team in place at Loyalty Magic.

Although the transaction resulted in a significant amount of goodwill on the consolidated balance sheet, the Company believes that the combination of the two entities will generate sufficient positive results to justify these amounts. This is based on our evaluation of the experience and skill of the Loyalty Magic personnel, the potential of the existing customer base and the future potential of the Loyalty Magic sales pipeline.

The following table details the amortization of the intangibles:

                                    Useful Life                                                                         2111 to
Annual Totals              Value      (Years)    Method *    2005      2006      2007      2008      2009      2010      2029
-------------           ----------  -----------  --------  --------  --------  --------  --------  --------  --------  --------
Trademarks              $  566,700       30         SL     $  6,296  $ 18,888  $ 18,888  $ 18,888  $ 18,888  $ 18,888  $465,964
Software                   644,800        5      CF based    49,887   166,236   163,764   137,580    92,604    34,729        --
Customer Contracts         285,100        5      CF based    30,991    80,580    69,888    52,140    35,028    16,473        --
Customer Relationships     278,400       10      CF based    23,823    48,168    43,092    38,028    32,952    27,888    64,449
Non-compete agreements     158,300        5         SL       10,552    31,656    31,656    31,656    31,656    21,124        --
                        ----------                         --------  --------  --------  --------  --------  --------  --------
Totals                  $1,933,300                         $121,549  $345,528  $327,288  $278,292  $211,128  $119,102  $530,413
                        ==========                         ========  ========  ========  ========  ========  ========  ========

(* - SL = Straight line CF based = Cash flow based)

Pro forma information for the Company and Loyalty Magic as if the acquisition had been completed on January 1, 2005 is as follows:

                  Three Month Period    Nine Month Period Ended
                 Ended Sept. 30, 2005        Sept. 30, 2005
                 --------------------   -----------------------
                      (unaudited)             (unaudited)
Revenue              $   456,573              $ 1,616,682
Net Loss             $(1,536,911)             $(2,920,841)
Loss per share       $     (0.72)             $     (1.38)

7.   MANAGEMENT PLANS

Catuity's primary business is providing a hosted loyalty and gift card processing solution for chain retailers and their partners. Our focus is primarily on retail organizations with 50 to 250 stores, a group commonly referred to as tier two retailers, and on smaller, tier three retailers through resellers. We offer member-based loyalty programs at the point-of-sale and gift card programs. These programs are designed to help retailers improve customer retention, add new customers and increase each customer's average spend amount.

Our operational priorities as a Company are in three areas.

Loyalty and Gift Card Processing: We believe the U.S. reseller market is adopting the type of technology that Catuity offers. There is an apparent demand for a turnkey solution for small to mid-sized chains and small merchants through re-sellers, including merchant services companies, Independent Sales Organizations, marketing companies and operators of coalition loyalty programs in local markets. This is a good fit for Catuity because we believe that we have an efficient product with an operational service capability that provides turnkey outsourcing to resellers. This gives us the ability to leverage Catuity's fixed costs faster than by selling exclusively to chain retailers.

Packaged Loyalty and Gift Card Products: Catuity also sells packaged products to broaden our offering to retailers. We believe there is demand in the chain world for packaged products, such as bundled loyalty, gift card and payments processing services. Packaged products are generally co-branded with the retailer, offered with a fixed set of benefits to the consumer, and at a pre-determined cost per unit to the retailer. It is important to note that introducing product packages does not require significant new development of our technology.

Mergers and Acquisitions: Acquiring a profitable operating business remains important to our strategy. Catuity continues to seek the acquisition of complementary businesses such as traditional loyalty services and/or database marketing firms to expand our range of products and services. Catuity's technology generates a robust stream of information and our prospective clients often rely on others to manage and maximize this type of data.

The Company had $639,707 in cash as of September 30, 2006.

On November 22, 2006, Catuity completed a $2,250,000 raise of new capital in the form of notes convertible into shares of common stock, warrants and the issuance preferred stock convertible into common stock. The capital is being used to fund company operations, including the expansion of our sales and marketing function in the U.S. We believe that the capital we have raised will enable us to support our sales strategy into 2007. The company plans to raise additional capital in 2007.

The Company believes that in addition to funds currently on hand, together with existing revenue opportunities and capital resources, funds from additional financing activities (such as an acquisition or another capital raise) will be needed in order to finance anticipated liquidity needs through 2007.

INDEPENDENT AUDITOR'S REPORT

The Directors
Loyalty Magic Pty Ltd
5th Floor, 140 Bourke Street
MELBOURNE VIC 3000

We have audited the accompanying balance sheet of Loyalty Magic Pty Ltd as of 30th June, 2005 and 30 June, 2004, and the related statements of profit and loss and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Loyalty Magic Pty Ltd at 30th June, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America, except for the following matter which is referred to at Note 1 to the Financial Statements -

CONFORMITY WITH UNITED STATES OF AMERICA (US) GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)-

In order to comply with the provisions of US GAAP, capitalised Web Development Costs, $70,017 (2004 - $54,391) and Development Costs of New Platform, $209,173 (2004 - $Nil), (refer to Notes 1 and 7), should be written off as expenses in the year in which they are incurred. This adjustment would reduce the company's net profit for the year by $224,799 (2004 - $54,391) and reduce net assets at 30th June, 2005 by $279,190 (2004 - $54,391).

MCINNES GRAHAM & GIBBS


                                        /s/ Jeffrey E Graham
                                        ----------------------------------------
                                        Jeffrey E Graham
                                        Partner
                                        16th December 2005

                            LOYALTY MAGIC PTY LIMITED
                               A.C.N. 075 350 239

                            DECLARATION BY DIRECTORS

The directors have determined that the company is not a reporting entity, but that this special purpose financial report should be prepared in accordance with the accounting policies described in Note 1 to the financial statements.

The directors of the company declare that the financial statements and notes as set out in the attached accounts:

(a) comply with Accounting Standards as described in Note 1 to the financial statements and the Corporations Regulations 2001; and

(b) give a true and fair view of the company's financial position as at 30 June 2005 and of its performance for the year ended on that date in accordance with the accounting policies described in Note 1 to the financial statements.

In the directors' opinion:

(a) the financial statements and notes, as set out in the attached accounts are in accordance with the Corporations Act 2001; and

(b) there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

Made in accordance with a resolution of the directors.

DIRECTOR _______________________

DIRECTOR _______________________

Date this ______ day of _____________ 2005

                            LOYALTY MAGIC PTY LIMITED

                                  BALANCE SHEET
                              AS AT 30TH JUNE 2005

                                          2005         2004
                                NOTE        $            $
                                ----   ----------   ----------
CURRENT ASSETS
Cash                              2        43,446      659,991
Receivables                       3       855,159      450,248
Investments                       4             4            4
Other                             5         7,611       30,795
                                        ---------    ---------
TOTAL CURRENT ASSETS                      906,220    1,141,038
                                        ---------    ---------
NON-CURRENT ASSETS
Property, plant and equipment     6       220,886      157,816
Intangibles                       7       280,963       54,391
                                        ---------    ---------
TOTAL NON-CURRENT ASSETS                  501,849      212,207
                                        ---------    ---------
TOTAL ASSETS                            1,408,069    1,353,245
                                        =========    =========
CURRENT LIABILITIES
Accounts Payable                  8       168,638      149,461
Borrowings                        9        34,672       34,242
Provisions                       10       137,684      243,301
Other                            11       117,909      133,470
                                        ---------    ---------
TOTAL CURRENT LIABILITIES                 458,903      560,474
                                        =========    =========
NON-CURRENT LIABILITIES
Borrowings                        9        67,817           --
Provisions                       10        10,617           --
                                        ---------    ---------
TOTAL NON-CURRENT LIABILITIES              78,434           --
                                        ---------    ---------
TOTAL LIABILITIES                         537,337      560,474
                                        =========    =========
NET ASSETS (LIABILITIES)                  870,732      792,771
                                        =========    =========
EQUITY
Issued capital                   12     2,699,429    2,699,029
Accumulated losses                     (1,828,697)  (1,906,258)
                                       ----------   ----------
TOTAL EQUITY                              870,732      792,771
                                       ==========   ==========

                            LOYALTY MAGIC PTY LIMITED

                                  PROFIT & LOSS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                     2005         2004
                                           NOTE        $            $
                                           ----   ----------   ----------
NET PROFIT(LOSS) BEFORE INCOME TAX                  (163,999)     236,693
Income Tax Expense                                   241,560       57,728
                                                  ----------   ----------
NET PROFIT(LOSS) AFTER INCOME TAX                     77,561      294,421
Retained Profits (Accumulated Losses) at
   the beginning of the Financial Year            (1,906,258)  (2,200,679)
                                                  ----------   ----------
TOTAL AVAILABLE FOR APPROPRIATION                 (1,828,697)  (1,906,258)
                                                  ----------   ----------
RETAINED PROFITS (ACCUMULATED LOSSES)
   AT END OF FINANCIAL YEAR                       (1,828,697)  (1,906,258)
                                                  ==========   ==========

LOYALTY MAGIC PTY LIMITED

                             PROFIT AND LOSS ACCOUNT
                        FOR THE YEAR ENDED 30TH JUNE 2005

                               2005        2004
                                $           $
                            ---------   ---------
SALES
ASP Sales                   2,131,431   1,899,456
Subscription Services         113,031      11,475
License Income                252,137     617,259
Support Services              259,173     180,319
International Sales            90,000      73,600
                            ---------   ---------
                            2,845,772   2,782,109
LESS: DIRECT COSTS
Purchases                     117,292     149,061
Contract Data Entry           217,387     243,106
Terminal Costs                 25,500      40,616
                            ---------   ---------
                              360,179     432,783
                            ---------   ---------
GROSS PROFIT FROM TRADING   2,485,593   2,349,326
EXPENDITURE                 2,667,750   2,131,849
                            ---------   ---------
                             (182,157)    217,477
OTHER INCOME
Interest Received               9,908      14,266
Government Subsidies            8,250       4,950
                            ---------   ---------
                               18,158      19,216
                            ---------   ---------
NET (PROFIT)LOSS              163,999    (236,693)
                            =========   =========

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

1    STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

This financial report is a special purpose financial report prepared for the use by the members and directors of the company. Although the directors have determined that the company is not a reporting entity, the report has been prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views, other authoritative pronouncements of the Australian Accounting Standards Board and the Corporations Act 2001.

The report is also prepared on an accruals basis and is based on historic cost and does not take into account changing money values or, except where specifically stated, current valuations of non-current assets. The following material accounting policies, which are consistent with the previous period unless otherwise stated, have been adopted in the preparation of this report:-

(a)  INCOME TAX

The company adopts the liability method of tax effect accounting whereby the income tax expense is based on the operating profit adjusted for any permanent differences.

Future income tax benefits are not brought to account unless realisation of the asset is assured beyond any reasonable doubt. Future income tax benefits in relation to tax losses are not brought to account unless there is virtual certainty of realisation of the benefit.

(b)  PROPERTY, PLANT AND EQUIPMENT

Each class of property, plant and equipment is accounted for at cost less accumulated depreciation, and is depreciated on a diminishing value basis over the expected useful lives to the company.

(c)  INTANGIBLES

Web Site development costs are capitalised until completion of the relevant platform, then amortised on a straight line basis over the period during which the site is expected to benefit the company.

(d)  EMPLOYEE ENTITLEMENTS

Provision is made for employee entitlements arising from services rendered by employees to balance date.

(e)  GOODS AND SERVICES TAX

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Tax Office (ATO). In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of the cost of the expense.

The net amount of GST recoverable, or payable to, the ATO is included as a current asset or liability in the balance sheet.

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

1    STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

(f)  REVENUE RECOGNITION

                              MAIN AREAS OF INCOME

(i)  Application Service Provision Income

Fixed Charge Management fees - Invoiced monthly and brought to account monthly Variable Fees - Invoiced monthly based on volume of transactions processed

(ii) Licensed Income

Customisation of Software - Taken up as unearned income and brought to account as revenue, on completion of agreed milestones.

Support Fees - Invoiced in advance, taken up as unearned income and transferred to revenue depending on the contract terms.

Upgrade rights - Invoiced annually in advance, taken up as unearned income and transferred to revenue monthly on a straight line basis.

(g)  LEASES

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not legal ownership, are transferred to the company are classified as finance leases.

Finance leases are capitalised recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual value.

Leased assets are depreciated on a straight line basis over their estimated useful lives where it is likely that the economic entity will obtain ownership of the asset or over the term of the lease.

Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

        CONFORMITY WITH UNITED STATES OF AMERICA (US) GENERALLY ACCEPTED
                          ACCOUNTING PRINCIPLES (GAAP)

In order to comply with the provisions of US GAAP, capitalised Web Development Costs, $70,017 (2004 - $54,391) and Development Costs of New Platform, $209,173 (2004 - $Nil) (refer to Note 7), should be written off as expenses in the year in which they are incurred. This adjustment would reduce the company's net profit for the year by $224,799 (2004 - $54,391) and reduce net assets at 30th June, 2005 by $279,190 (2004 - $54,391).

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                            2005        2004
                                              $           $
                                          ---------   ---------
2    CASH
     Petty Cash                                 200         200
     Cash at Bank                            43,246     659,791
                                           --------   ---------
                                             43,446     659,991
                                           ========   =========
3    RECEIVABLES
     CURRENT
     Trade Debtors                          633,599     407,520
     Less: Provision for Doubtful Debts     (80,000)    (30,000)
                                           --------   ---------
                                            553,599     377,520
                                           --------   ---------
     Sundry Debtors                         286,560      57,728
     Rental Bond                             15,000      15,000
                                           --------   ---------
                                            855,159     450,248
                                           ========   =========
4    INVESTMENTS
     CURRENT
     Shares in Associated Companies               4           4
                                           ========   =========
5    OTHER ASSETS
     CURRENT
     Prepayments                              7,611      30,795
                                           ========   =========

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                           2005        2004
                                             $           $
                                         ---------   ---------
6    PROPERTY, PLANT & EQUIPMENT
     Office Furniture & Equipment at
        Cost                               366,722     416,163
     Less: Accumulated Depreciation       (220,393)   (258,347)
                                         ---------   ---------
                                           146,329     157,816
                                         ---------   ---------
     Leased Assets at Cost                  92,556          --
     Less: Accumulated Amortisation        (17,999)         --
                                         ---------   ---------
                                            74,557          --
                                          --------    --------
     TOTAL PROPERTY, PLANT & EQUIPMENT     220,886     157,816
                                         =========   =========
7    INTANGIBLES
     Development of New Platform -
        at cost                            209,173          --
     Patents & Trademarks                    1,773          --
     Web Development - at cost              84,020      54,391
     Less: Accumulated Amortisation        (14,003)         --
                                         ---------   ---------
                                            70,017      54,391
                                         ---------   ---------
                                           280,963      54,391
                                         =========   =========
8    ACCOUNTS PAYABLE
     CURRENT

     Sundry Creditors                       44,903      27,198
     Trade Creditors                       123,735     122,263
                                         ---------   ---------
                                           168,638     149,461
                                          ========    ========
9    BORROWINGS
     CURRENT
     GST Payable                            34,672      34,242
                                         =========   =========
     NON-CURRENT
     Lease Liability                        67,817          --
                                         =========   =========

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                           2005        2004
                                             $           $
                                         ---------   ---------
10   PROVISIONS
     CURRENT
     Provision for Annual Leave            104,635      81,654
     Provision for Bonuses                  33,049     161,647

     NON CURRENT
     Provision for Long Service Leave       10,617          --
                                         ---------   ---------
     Aggregate employee entitlement
        liability                          148,301     243,301
                                         =========   =========
11   OTHER LIABILITIES
     CURRENT
     Income in Advance                     117,909     133,470
                                         =========   =========
12   ISSUED CAPITAL
     PAID UP CAPITAL:
     Issued Capital                      2,699,429   2,699,029
                                         =========   =========
13   EXPENDITURE
     Salaries                            1,460,293   1,156,712
     General and Administrative          1,207,457     975,137
                                         ---------   ---------
     Total Expenditure                   2,667,750   2,131,849
                                         =========   =========

14   INCOME TAX EXPENSE

     No income tax is payable on the net profit for the year as the company has accumulated losses available as an income tax deduction from prior years.

     Future income tax benefits not brought to account, the benefits of which will only be realised if the relevant conditions for deductibility occur:

     - timing differences                   34,576      24,496

     - tax losses                           66,643     243,053
                                         ---------   ---------
     Total                                 101,219     267,549
                                         =========   =========

Further, the company is entitled to receive a grant of $241,560 (2004 - $57,728) from the Australian Taxation Office in respect of research and development expenditure for the year ended 30 June 2005.

                            LOYALTY MAGIC PTY LIMITED
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                              2005       2004
                                                     NOTE      $          $
                                                     ----   --------   --------
15   STATEMENT OF CASH FLOWS
RECONCILIATION OF OPERATING PROFIT TO NET CASH
INFLOW FROM OPERATING ACTIVITIES
Operating profit/(loss) after income tax                      77,561    294,421
Depreciation expense                                          51,875     41,044
CHANGE IN OPERATING ASSETS AND LIABILITIES
(Increase)/Decrease in trade and other receivables          (221,079)   109,438
(Increase)/Decrease in prepayments                            23,184    (21,985)
Increase/(Decrease) in trade and other creditors              19,607     42,224
Increase/(Decrease) in borrowings                                 --    (44,948)
Increase/(Decrease) in provisions                            (95,000)   (75,871)
Increase/(Decrease) in unearned income                       (15,561)     2,887
Increase/(Decrease) in provision for income tax             (183,832)   326,402
                                                            --------   --------
Net cash flow from operating activities                     (343,245)   673,612
                                                            ========   ========

During the financial year the company acquired property, plant and equipment with a cost of $92,556, by means of finance leases, these acquisitions are not reflected in the Statement of Cash Flows.

16   CAPITAL AND LEASING COMMITMENTS

     Finance Lease Commitments Payable
     - not later than 1 year                                  33,588         --
     - later than 1 year but not later than 5 yrs             35,241         --
     - later than 5 years                                         --         --
                                                            --------   --------
     Minimum lease payments                                   68,829
     Less future finance charges                              (1,011)
                                                            --------   --------
     Total Lease Liability                             9      67,818         --
                                                            ========   ========
     Operating Leases Commitments Payable
     - no later than 1 year                                   66,938     63,548
     - later than 1 year but not later than 5 years           76,428    143,365
     - later than 5 years                                         --         --
                                                            --------   --------
     Total Lease Liability                                   143,365    206,914
                                                            ========   ========

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                              2005         2004
                                                                $            $
                                                           ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers                                     2,617,382    2,899,384
Payments to suppliers and employees                        (3,024,948)  (2,621,208)
Interest Received                                               9,907       14,266
Interest Paid                                                  (3,314)      (2,960)
Income Tax Refund                                              57,728      384,130
                                                           ----------   ----------
NET CASH INFLOW FROM OPERATING ACTIVITIES             15     (343,245)     673,612
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and equipment                    (21,700)     (61,833)
Proceeds from sale of property, plant and equipment                --           --
Payments for Web Development                                 (226,572)     (54,391)
                                                           ----------   ----------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                   (248,272)    (116,224)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of Ordinary Shares                            400          538
Repayment of lease liabilities                                (25,428)          --
                                                           ----------   ----------
Net cash inflow/(outflow) from financing activities           (25,028)         538
Net increase/(decrease) in cash held                         (616,545)     557,926
Cash at the beginning of the financial year            2      659,991      102,065
                                                           ----------   ----------
CASH AT THE END OF THE FINANCIAL YEAR                  2       43,446       43,446
                                                           ==========   ==========

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005

The following unaudited pro forma Statement of Operations has been derived from historical financial statements of Catuity, Inc, ("Catuity") and Loyalty Magic Pty. Ltd. ("Loyalty Magic"), adjusted to give pro forma effect to the acquisition of Loyalty Magic by Catuity (the "Transaction") as if the companies had been combined for the full year ended December 31, 2005. Catuity completed its acquisition of Loyalty Magic on September 1, 2005, has previously filed a Current Report on Form 8-K concerning such transaction on September 7, 2005, and filed an amended Current Report on Form 8-K/A on November 14, 2005.

The unaudited pro forma Statement of Operations for the year ended December 31, 2005 is presented for informational purposes only and does not purport to represent what our results would actually have been had the Transaction occurred at the beginning of 2005 or to project our results of operations for any future period or date.

The pro forma adjustments are based upon available information and various assumptions that we believe are reasonable. The pro forma adjustments are described in the accompanying notes. The acquisition of Loyalty Magic has been accounted for using the purchase method of accounting.

--------------------------------------------------------------------------------------------------------------
            CATUITY AND LOYALTY MAGIC             LOYALTY MAGIC     CATUITY       PRO-FORMA         COMBINED
                    PRO FORMA                        IN USD          IN USD      ADJUSTMENT (1)      IN USD
                                                 -------------------------------------------------------------
             STATEMENT OF OPERATIONS              JAN.1 -- AUG.
          YEAR ENDED DECEMBER 31, 2005              31, 2005           2005                            2005
                                                 -------------------------------------------------------------
Revenue:
Processing                                               112,076      510,826                         622,902
Service revenue                                        1,263,995      404,611                       1,668,606
License revenue                                           20,199       65,485                          85,684
                                                 ------------------------------------------------------------
Total Revenue                                          1,396,270      980,922                       2,377,192
                                                 ------------------------------------------------------------

Cost of Revenue and Other Operating Expenses:
Cost of Processing Revenue                               400,094      533,163                         933,257
Cost of Service revenue                                  457,221      233,056                         690,277
Cost of License revenue                                        0       21,384                          21,384
Cost of Revenue Amortization of Intangibles                    0       49,886       144,429           194,315
Cost of Revenue Stock Based Comp                               0       19,770                          19,770
Research and Development                                 218,751      728,108                         946,859
Research and Development Stock Based Comp                      0       23,571                          23,571
Sales and Marketing                                      134,827      592,498                         727,325
Sales and Marketing Stock Based Comp                           0       35,305                          35,305
Sales and Marketing Amortization of Intangibles                0       54,813       158,694           213,507
General & Administration                                 612,066    1,685,152                       2,297,218
General & Administration Stock Based Comp                      0       77,050                          77,050
General & Administration Amortization of
Intangibles                                                    0       16,848        48,777            65,625
                                                 ------------------------------------------------------------
Total Costs and Expenses                               1,822,959    4,070,604       351,900         6,245,463

Operating income/(loss)                                 (426,689)  (3,089,682)     (351,900)       (3,868,271)

Interest Income                                            4,910      108,652             0           113,562
Income tax (expense)/benefit                              52,091            0             0            52,091
                                                 ------------------------------------------------------------
Net Income/(Loss)                                       (369,688)  (2,981,030)     (351,900)       (3,702,618)
                                                 ------------------------------------------------------------

Net loss per share-basic & diluted                           N/A       ($2.48)                         ($1.79)

Weighted average shares outstanding-basic &
diluted                                                       NA     1,203,584                      2,069,039
-------------------------------------------------------------------------------------------------------------

1) Pro-forma adjustments represent amortization of intangibles in conjunction with the acquisition of Loyalty Magic.